Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of September 20, 2018

among

AEROJET ROCKETDYNE HOLDINGS, INC.,

as Borrower,

THE GUARANTORS PARTY HERETO,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swingline Lender and an L/C Issuer,

SUNTRUST BANK,

as Syndication Agent,

FIFTH THIRD BANK,

JPMORGAN CHASE BANK, N.A.,

MUFG BANK, LTD.,

U.S. BANK NATIONAL ASSOCIATION,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Documentation Agents

and

THE OTHER L/C ISSUERS AND LENDERS PARTY HERETO

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

SUNTRUST ROBINSON HUMPHREY, INC.,

as Joint Lead Arrangers and Joint Bookrunners

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of September 20, 2018 (the “First Amendment Effective Date”), is entered into among AEROJET ROCKETDYNE HOLDINGS, INC., a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto, BANK OF AMERICA, N.A., as Administrative Agent, Swingline Lender and an L/C Issuer, and the other L/C Issuers party hereto. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Existing Credit Agreement (as defined below) or the Amended Credit Agreement (as defined below), as applicable.

RECITALS

WHEREAS, the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swingline Lender and an L/C Issuer, have entered into that certain Fourth Amended and Restated Credit Agreement dated as of June 17, 2016 (as amended, modified, extended, restated, replaced, or supplemented from time to time prior to the First Amendment Effective Date, the “Existing Credit Agreement”); and

WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended as set forth below, subject to the terms and conditions specified in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to Existing Credit Agreement; Effect of this Agreement; No Impairment.

(a) The Existing Credit Agreement is amended and restated in its entirety to read in the form attached hereto as Annex A (the credit agreement attached hereto as Annex A being referred to herein as the “Amended Credit Agreement”).

(b) Schedules 1.01(a), 1.01(b), 1.01(e), 5.10, 5.18, 5.19(b), 5.19(c), 5.22, 5.23, 7.01, 7.02 and 7.03 to the Existing Credit Agreement are amended to read in the forms of Schedules 1.01(a), 1.01(b), 1.01(e), 5.10, 5.18, 5.19(b), 5.19(c), 5.22, 5.23, 7.01, 7.02 and 7.03 attached hereto, respectively.

(c) Exhibits A, B, G, H and I to the Existing Credit Agreement are amended to read in the forms of Exhibits A, B, G, H and I attached hereto, respectively.

(d) The parties hereto agree that, on and as of the First Amendment Effective Date, the following transactions shall be deemed to occur automatically, without further action by any party hereto: (i) the Existing Credit Agreement shall automatically be amended and restated in its entirety to read in the form of the Amended Credit Agreement, (ii) all Obligations under the Existing Credit Agreement outstanding on and as of the First Amendment Effective Date shall in all respects be continuing and shall be deemed to be Obligations outstanding under the Amended Credit Agreement, (iii) the Guaranty provided pursuant to the Existing Credit Agreement shall remain in full force and effect with respect to the Secured Obligations and is hereby reaffirmed, and (iv) all Letters of Credit outstanding under the Existing Credit Agreement on and as of the First Amendment Effective Date shall be deemed to be Letters of Credit outstanding on and as of the First Amendment Effective Date under the Amended Credit Agreement. Except as expressly modified and amended in this Agreement, all of the terms, provisions and conditions of the Loan Documents shall remain unchanged and in full force and effect. The Loan Documents and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Existing Credit Agreement are hereby amended so that any reference to the Existing Credit Agreement shall mean a reference to the Amended Credit Agreement. The Amended Credit Agreement is not a novation of the Existing Credit Agreement.

(e) Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Secured Parties under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which, as amended, supplemented or otherwise modified hereby, are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document in similar or different circumstances.

2. Conditions Precedent. This Agreement shall become effective upon satisfaction of the following conditions precedent:

(a) receipt by the Administrative Agent of counterparts of this Agreement, properly executed by a Responsible Officer of each Loan Party, each Lender (including each New Lender (as defined below)), the Swingline Lender, each L/C Issuer and the Administrative Agent;

(b) receipt by the Administrative Agent of Notes properly executed by a Responsible Officer of the Borrower in favor of each New Lender requesting Notes;

(c) receipt by the Administrative Agent of the following, in form and substance satisfactory to the Administrative Agent and its legal counsel: (i) copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the jurisdiction of its organization or incorporation, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the First Amendment Effective Date; (ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and (iii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization or incorporation (where such concepts are applicable);

(d) receipt by the Administrative Agent of an opinion or opinions of counsel for the Loan Parties, dated the First Amendment Effective Date and addressed to the Administrative Agent and the Lenders (including the New Lenders), in form and substance reasonably acceptable to the Administrative Agent (and which shall include, for the avoidance of doubt, non-contravention opinions with respect to the 2.25% Convertible Notes Documents);

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(e) there shall not have occurred since December 31, 2017 any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect;

(f) receipt by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, of: (i)(A) searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Loan Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens, and (B) tax lien and judgment searches; (ii) searches of ownership of Intellectual Property in the appropriate governmental offices and duly executed notices of grant of security interest in the form required by the Collateral Documents as are necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Intellectual Property of the Loan Parties; (iii) completed UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral; (iv) all certificates evidencing any certificated Equity Interests pledged to the Administrative Agent pursuant to the Collateral Documents, together with duly executed in blank and undated stock powers attached thereto; and (v) to the extent required to be delivered pursuant to the terms of the Collateral Documents, all instruments, documents and chattel paper in the possession of any of the Loan Parties, together with allonges or assignments as may be necessary or appropriate to perfect the Administrative Agent’s security interest in the Collateral;

(g) receipt by the Administrative Agent of copies of insurance policies, declaration pages, certificates, and endorsements of insurance or insurance binders evidencing liability, casualty, property, terrorism and business interruption insurance meeting the requirements set forth in the Loan Documents;

(h) receipt by the Administrative Agent of a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Sections 2(e), 2(j), and 2(k) and Section 6(e)(iv) have been satisfied;

(i) receipt by the Administrative Agent of a Solvency Certificate signed by a Responsible Officer of the Borrower as to the financial condition, solvency and related matters of the Borrower and its Subsidiaries, after giving effect to the Credit Extensions to be made on the First Amendment Effective Date and the other transactions contemplated by this Agreement and the Amended Credit Agreement;

(j) there shall not be any action, suit, investigation or proceeding pending or, to the knowledge of the Loan Parties, threatened in writing in any court or before any arbitrator or Governmental Authority that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(k) all Board of Director, governmental, shareholder and material third party consents and approvals necessary in connection with this Agreement and the other Loan Documents shall have been obtained and shall be in full force and effect;

(l) the Borrower shall have (or concurrently with the Credit Extensions to be made on the First Amendment Effective Date) (i) paid all accrued and unpaid interest on the outstanding Loans under the Existing Credit Agreement through the First Amendment Effective

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Date, (ii) prepaid any Loans under the Existing Credit Agreement to the extent necessary to keep the outstanding Loans ratable with the revised Commitments under the Amended Credit Agreement as of the First Amendment Effective Date, and (iii) paid all accrued fees owing to the lenders under the Existing Credit Agreement through the First Amendment Effective Date;

(m) (i) the Lenders (including the New Lenders) shall have completed a due diligence investigation of the Loan Parties with respect to OFAC, Foreign Corrupt Practices Act and “know your customer” due diligence in scope, and with results, satisfactory to the Lenders, and (ii) the Loan Parties shall have provided to the Administrative Agent and each Lender the documentation and information that the Administrative Agent or such Lender requests in order to comply with its obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act; and

(n) receipt by the Administrative Agent, the Arrangers and the Lenders of any fees required to be paid on or before the First Amendment Effective Date.

For purposes of determining compliance with the conditions specified in this Section, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed First Amendment Effective Date specifying its objection thereto.

3. Payment of Expenses. The Loan Parties agree to reimburse the Administrative Agent for all reasonable fees, charges and disbursements of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, including all reasonable fees, charges and disbursements of counsel to the Administrative Agent (paid directly to such counsel if requested by the Administrative Agent).

4. New Lenders.

(a) By execution of this Agreement, each Person identified as a “Lender” on the signature pages hereto that is not already a Lender under the Existing Credit Agreement (each such Person, a “New Lender”) hereby (i) acknowledges, agrees and confirms that, by its execution of this Agreement, such New Lender shall be deemed to be a party to the Amended Credit Agreement as of the First Amendment Effective Date and a “Lender” for all purposes of the Amended Credit Agreement and shall have all of the obligations of a Lender thereunder, and (ii) agrees to provide Commitments in the amounts set forth on Schedule 1.01(b) attached hereto. Each New Lender hereby ratifies, as of the First Amendment Effective Date, and agrees to be bound by, all of the terms, provisions and conditions applicable to Lenders contained in the Amended Credit Agreement. Each New Lender with a Revolving A Commitment acknowledges that it has a participation interest in each Letter of Credit issued prior to the First Amendment Effective Date and any drawings thereunder.

(b) Each New Lender (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Amended Credit Agreement, (B) it satisfies the requirements of an Eligible Assignee, (C) from and after the First Amendment Effective Date, it shall be bound by the provisions of the Amended Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, (D) it is sophisticated with respect to its decision to enter into this Agreement and to become a Lender under the Amended Credit Agreement and either it, or the Person exercising discretion in making

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its decision to enter into this Agreement and to become a Lender under the Amended Credit Agreement, is experienced in transactions of this type, (E) it has received a copy of the Amended Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Sections 6.01(a) and 6.01(b) of the Amended Credit Agreement and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender under the Amended Credit Agreement, (F) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and become a Lender under the Amended Credit Agreement, and (G) if it is a Foreign Lender, it has delivered any documentation required to be delivered by such New Lender pursuant to the terms of the Amended Credit Agreement, duly completed and executed by such New Lender; and (ii) agrees that (A) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

(c) Each Loan Party agrees that, as of the First Amendment Effective Date, each New Lender shall (i) be a party to the Amended Credit Agreement, (ii) be a “Lender” for all purposes of the Amended Credit Agreement and the other Loan Documents, and (iii) have the rights and obligations of a Lender under the Amended Credit Agreement and the other Loan Documents.

(d) The address of each New Lender for purposes of 11.02 of the Amended Credit Agreement is as set forth in such New Lender’s Administrative Questionnaire delivered by such New Lender to the Administrative Agent on or before the First Amendment Effective Date, or such other address as shall be designated by such New Lender in accordance with Section 11.02 of the Amended Credit Agreement.

5. Release. Upon satisfaction of the conditions precedent set forth in Section 2, all Liens on the Specified Real Property granted to or created in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Collateral Documents (as defined in the Existing Credit Agreement), shall automatically terminate and be released and discharged, without any further action by any Person. The Lenders hereby authorize the Administrative Agent to execute and deliver to the Borrower, at the sole expense of the Borrower, all documents or instruments reasonably requested by the Borrower to evidence or effectuate the release of Liens contemplated by this Section 5 upon satisfaction of the conditions precedent set forth in Section 2.

6. Reallocation; Miscellaneous.

(a) On the First Amendment Effective Date, the loans and commitments made by the Lenders under the Existing Credit Agreement shall be re-allocated and restated among the Lenders so that, and loans and commitments shall be made by the Lenders so that, as of the First Amendment Effective Date, the respective commitments of the Lenders shall be as set forth on Schedule 1.01(b) attached hereto.

(b) The Loan Documents and the obligations of the Loan Parties thereunder are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Agreement shall constitute a Loan Document.

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(c) Except with respect to the Mortgages to be released on the First Amendment Effective Date, each Loan Party (i) agrees that the Collateral Documents continue to be in full force and effect and are not impaired or adversely affected in any manner whatsoever, (ii) confirms its grant of security interests pursuant to the Collateral Documents to which it is a party as Collateral for the Secured Obligations, and (iii) acknowledges that all Liens granted (or purported to be granted) pursuant to the Collateral Documents remain and continue in full force and effect in respect of, and to secure, the Secured Obligations.

(d) Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents.

(e) Each Loan Party hereby represents and warrants as follows: (i) such Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Agreement; (ii) this Agreement has been duly executed and delivered by such Loan Party and constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); (iii) no approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party of this Agreement; and (iv) after giving effect to this Agreement, (A) the representations and warranties of the Loan Parties set forth in the Amended Credit Agreement and in each other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (and in all respects if any such representation and warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the First Amendment Effective Date, except to the extent such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date, except that for purposes of this Section 6(e)(iv)(A), the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Amended Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Amended Credit Agreement, and (B) no Default or Event of Default has occurred and is continuing.

(f) Each Lender party hereto (including each New Lender) represents and warrants that, after giving effect to this Agreement, the representations and warranties of such Lender set forth in the Amended Credit Agreement are true and correct as of the First Amendment Effective Date. Each Lender party hereto (including each New Lender) hereby agrees to comply with the covenants applicable to such Lender set forth in the Amended Credit Agreement.

(g) This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

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(h) If any provision of this Agreement is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(i) THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(j) The terms of Sections 11.14 and 11.15 of the Amended Credit Agreement with respect to submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

[remainder of page intentionally left blank]

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	AEROJET ROCKETDYNE HOLDINGS, INC.,
a Delaware corporation

	By:	/s/ F. Arthur Naranjo
Name: F. Arthur Naranjo
Title: Authorized Signatory

GUARANTORS:	AEROJET ROCKETDYNE, INC.,
an Ohio corporation

	By:	/s/ F. Arthur Naranjo
Name: F. Arthur Naranjo
Title: Assistant Treasurer

AEROJET ROCKETDYNE OF DE, INC.,
a Delaware corporation

	By:	/s/ F. Arthur Naranjo
Name: F. Arthur Naranjo
Title: Authorized Signatory

ARDE, INC.,
a New Jersey corporation

	By:	/s/ F. Arthur Naranjo
Name: F. Arthur Naranjo
Title: Authorized Signatory

ARDE-BARINCO, INC.,
a New Jersey corporation

	By:	/s/ F. Arthur Naranjo
Name: F. Arthur Naranjo
Title: Authorized Signatory

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

AEROJET ROCKETDYNE HOLDINGS, INC.

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ Kyle D Harding
Name: Kyle D Harding
Title: AVP

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

AEROJET ROCKETDYNE HOLDINGS, INC.

LENDERS:	BANK OF AMERICA, N.A., as Lender, an L/C Issuer and Swingline Lender

	By:	/s/ Aaron Marks
Name: Aaron Marks
Title: Senior Vice President

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

AEROJET ROCKETDYNE HOLDINGS, INC.

SUNTRUST BANK, as Lender

By:	/s/ Lisa Garling
Name: Lisa Garling
Title: Director

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

AEROJET ROCKETDYNE HOLDINGS, INC.

FIFTH THIRD BANK, as Lender

By:	/s/ Michael Kratofil
Name: Michael Kratofil
Title: Principal

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

AEROJET ROCKETDYNE HOLDINGS, INC.

JPMORGAN CHASE BANK, N.A., as Lender

By:	/s/ Marshall Trenkmann
Name: Marshall Trenkmann
Title: Executive Director

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

AEROJET ROCKETDYNE HOLDINGS, INC.

MUFG BANK, LTD., as Lender

By:	/s/ Maria F. Maia
Name: Maria F. Maia
Title: Director

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

AEROJET ROCKETDYNE HOLDINGS, INC.

U.S. BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Jeff Benedix
Name: Jeff Benedix
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender and an L/C Issuer

By:	/s/ Kevin Guetig
Name: Kevin Guetig
Title: Senior Vice President

REGIONS BANK, as Lender

By:	/s/ Bruce Rudolph

Name:	Bruce Rudolph
Title:	Director

CITY NATIONAL BANK, as Lender

By:	/s/ Laura Dodd

Name:	Laura Dodd
Title:	Vice President, Relationship Manager

CAPITAL ONE, N.A., as Lender

By:	/s/ Peter Nguyen
Name: Peter Nguyen
Title: Vice President

CITIZENS BANK, N.A, as Lender

By:	/s/ Darran Wee
Name: Darran Wee
Title: Senior Vice President

KEYBANK NATIONAL ASSOCIATION, as Lender

By:	/s/ James A. Gelle
Name: James A. Gelle
Title: Senior Vice President

ZB, NA, DBA CALIFORNIA BANK & TRUST, as Lender

By:	/s/ Henry Chun
Name: Henry Chun
Title: First Vice President

CATHAY BANK, as Lender

By:	/s/ Nancy A. Moore
Name: Nancy A. Moore
Title: Senior Vice President

MANUFACTURERS BANK, as Lender

By:	/s/ De Dao
Name: De Dao
Title: Vice President

OPUS BANK, as Lender

By:	/s/ Justin Reed
Name: Justin Reed
Title: First Vice President, Credit Products Manager

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

AEROJET ROCKETDYNE HOLDINGS, INC.

**ANNEX A TO FIRST AMENDMENT**

Published CUSIP Number: 00778GAA2

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of June 17, 2016

among

AEROJET ROCKETDYNE HOLDINGS, INC.,

as Borrower,

THE SUBSIDIARIES OF THE BORROWER PARTY HERETO,

as Guarantors,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swingline Lender and an L/C Issuer,

SUNTRUST BANK,

as Syndication Agent,

FIFTH THIRD BANK,

JPMORGAN CHASE BANK, N.A.,

MUFG BANK, LTD.,

U.S. BANK NATIONAL ASSOCIATION,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Documentation Agents

and

THE LENDERS PARTY HERETO

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

SUNTRUST ROBINSON HUMPHREY, INC.,

as Joint Lead Arrangers and Joint Bookrunners

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ARTICLE V REPRESENTATIONS AND WARRANTIES		99
5.01	Existence, Qualification and Power	99
5.02	Authorization; No Contravention	99
5.03	Governmental Authorization; Other Consents	99
5.04	Binding Effect	100
5.05	Financial Statements; No Material Adverse Effect	100
5.06	Litigation	100
5.07	No Default	101
5.08	Ownership of Property	101
5.09	Environmental Compliance	101
5.10	Insurance	101
5.11	Taxes	102
5.12	ERISA Compliance	102
5.13	Margin Regulations; Investment Company Act	102
5.14	Disclosure	103
5.15	Compliance with Laws	103
5.16	Solvency	103
5.17	Sanctions Concerns; Anti-Corruption Laws; PATRIOT Act	103
5.18	Subsidiaries; Equity Interests	104
5.19	Collateral Representations	104
5.20	[Reserved]	105
5.21	Designation as Senior Indebtedness	105
5.22	Labor Matters	105
5.23	Material Contracts	105
5.24	EEA Financial Institution	105

ARTICLE VI AFFIRMATIVE COVENANTS		105
6.01	Financial Statements	105
6.02	Certificates; Other Information	106
6.03	Notices	109
6.04	Payment of Obligations	110
6.05	Preservation of Existence, Etc.	110
6.06	Maintenance of Properties	110
6.07	Maintenance of Insurance	110
6.08	Compliance with Laws	110
6.09	Books and Records	111
6.10	Inspection Rights	111
6.11	Use of Proceeds	111
6.12	Material Contracts	111
6.13	Covenant to Guarantee Obligations	111
6.14	Covenant to Give Security	112
6.15	Further Assurances	112
6.16	Federal Assignment of Claims Act	112
6.17	Anti-Corruption Laws	113

ARTICLE VII NEGATIVE COVENANTS		113
7.01	Liens	113
7.02	Indebtedness	115
7.03	Investments	118
7.04	Fundamental Changes	119
7.05	Dispositions	120
7.06	Restricted Payments	120

7.07	Change in Nature of Business	121
7.08	Transactions with Affiliates	121
7.09	Burdensome Agreements	121
7.10	Use of Proceeds	122
7.11	Financial Covenants	122
7.12	Amendments of Organization Documents; Fiscal Year; Legal Name, State of Organization; Form of Entity and Accounting Changes; Amendment to Material Contracts	122
7.13	Sale and Leaseback Transactions	122
7.14	Prepayments, Etc. of Indebtedness	123
7.15	Amendment, Etc. of Indebtedness	123
7.16	Ownership of Subsidiaries	124
7.17	Sanctions	124
7.18	Anti-Corruption Laws	124
7.19	Accounts	124
7.20	Voluntary Pension Plan Contributions	124
7.21	Liquidity	124

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		125
8.01	Events of Default	125
8.02	Remedies upon Event of Default	127
8.03	Application of Funds	128

ARTICLE IX ADMINISTRATIVE AGENT		129
9.01	Appointment and Authority	129
9.02	Rights as a Lender	129
9.03	Exculpatory Provisions	130
9.04	Reliance by Administrative Agent	131
9.05	Delegation of Duties	131
9.06	Resignation of Administrative Agent	131
9.07	Non-Reliance on Administrative Agent and Other Lenders	133
9.08	No Other Duties, Etc	133
9.09	Administrative Agent May File Proofs of Claim; Credit Bidding	133
9.10	Collateral and Guaranty Matters	135
9.11	Secured Cash Management Agreements and Secured Hedge Agreements	135
9.12	Plan Assets	136

ARTICLE X CONTINUING GUARANTY		138
10.01	Guaranty	138
10.02	Rights of Lenders	138
10.03	Certain Waivers	138
10.04	Obligations Independent	139
10.05	Subrogation	139
10.06	Termination; Reinstatement	139
10.07	Stay of Acceleration	139
10.08	Condition of Borrower	140
10.09	Appointment of Borrower	140
10.10	Right of Contribution	140
10.11	Keepwell	140

ARTICLE XI MISCELLANEOUS		141
11.01	Amendments, Etc.	141
11.02	Notices; Effectiveness; Electronic Communications	143
11.03	No Waiver; Cumulative Remedies; Enforcement	145
11.04	Expenses; Indemnity; Damage Waiver	146
11.05	Payments Set Aside	148
11.06	Successors and Assigns	148
11.07	Treatment of Certain Information; Confidentiality	153
11.08	Right of Setoff	154
11.09	Interest Rate Limitation	155
11.10	Counterparts; Integration; Effectiveness	155
11.11	Survival of Representations and Warranties	155
11.12	Severability	155
11.13	Replacement of Lenders	156
11.14	Governing Law; Jurisdiction; Etc.	156
11.15	Waiver of Jury Trial	157
11.16	Subordination	158
11.17	No Advisory or Fiduciary Responsibility	158
11.18	Electronic Execution	159
11.19	USA PATRIOT Act Notice	159
11.20	ENTIRE AGREEMENT	159
11.21	Judgment Currency	159
11.22	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	160
11.23	Successor Administrative Agent	160
11.24	Amendment and Restatement	160
11.25	New Lenders	161
11.26	California Judicial Reference	161

SCHEDULES

Schedule 1.01(a)	Certain Addresses for Notices
Schedule 1.01(b)	Initial Commitments and Applicable Percentages as of the First Amendment Effective Date
Schedule 1.01(c)	Existing Letters of Credit
Schedule 1.01(d)	L/C Commitments
Schedule 1.01(e)	Unrestricted Subsidiaries
Schedule 1.01(f)	Litigation
Schedule 5.10	Insurance
Schedule 5.12	ERISA
Schedule 5.18	Subsidiaries
Schedule 5.19(b)	Intellectual Property
Schedule 5.19(c)	Owned and Leased Property
Schedule 5.22	Labor Matters
Schedule 5.23	Material Contracts
Schedule 7.01	Liens Existing as of the First Amendment Effective Date
Schedule 7.02	Indebtedness Existing as of the First Amendment Effective Date
Schedule 7.03	Investments Existing as of the First Amendment Effective Date

EXHIBITS

Exhibit A	Form of Assignment and Assumption
Exhibit B	Form of Compliance Certificate
Exhibit C	Form of Incremental Term Loan Lender Joinder Agreement
Exhibit D	Form of Incremental Term Note
Exhibit E	Form of Joinder Agreement
Exhibit F	Form of Letter of Credit Report
Exhibit G	Form of Loan Notice
Exhibit H	Form of Notice of Additional L/C Issuer
Exhibit I	Form of Notice of Loan Prepayment
Exhibit J	Form of Revolving Note
Exhibit K	Form of Secured Party Designation Notice
Exhibit L	Form of Solvency Certificate
Exhibit M	Form of Swingline Loan Notice
Exhibit N	Form of Term Note
Exhibit O	Forms of U.S. Tax Compliance Certificates
Exhibit P	Form of Successor Agency Agreement

v

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

This FOURTH AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of June 17, 2016, among AEROJET ROCKETDYNE HOLDINGS, INC., a Delaware corporation (the “Borrower”), the Guarantors (defined herein), the Lenders (defined herein), and BANK OF AMERICA, N.A., as Administrative Agent, Swingline Lender and an L/C Issuer (each such term, defined herein).

PRELIMINARY STATEMENTS:

WHEREAS, the Loan Parties (defined herein), the lenders from time to time party thereto, and Wells Fargo (as defined herein), as administrative agent, have entered into that certain Third Amended and Restated Credit Agreement, dated as of May 30, 2014 (as amended or modified from time to time, the “Existing Credit Agreement”); and

WHEREAS, the Loan Parties wish to amend and restate the Existing Credit Agreement to (a) provide for loans and other financial accommodations to the Loan Parties in an aggregate principal amount of up to $1,000,000,000, (b) appoint Bank of America, N.A., as Administrative Agent, Swingline Lender and an L/C Issuer, and (c) make certain other amendments and modifications to the Existing Credit Agreement, all as more fully set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“2.25% Convertible Notes” means those certain 2.25% convertible senior notes of the Borrower due 2023 issued pursuant to the 2.25% Convertible Notes Indenture.

“2.25% Convertible Notes Documents” means the 2.25% Convertible Notes, the 2.25% Convertible Notes Indenture, and all other certificates, agreements, documents and instruments executed and delivered, in each case, by or on behalf of the Borrower, pursuant to the foregoing.

“2.25% Convertible Notes Indenture” means the indenture dated as of December 14, 2016, between the Borrower and The Bank of New York Mellon Trust Company, N.A., as trustee.

“Acquisition” means the acquisition, whether through a single transaction or a series of related transactions, of (a) a majority of the Voting Stock or other controlling ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon the exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, or (b) assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person.

“Acquisition Consideration” means the purchase consideration for any Permitted Acquisition and all other payments by any Loan Party in exchange for, or as part of, or in connection with, any Permitted Acquisition, whether paid in cash or by exchange of Equity Interests (other than Qualified Capital Stock of the Borrower (to the extent not constituting a Change of Control)) or of properties or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, deferred purchase price, Earn Out Obligations and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person.

“Additional Second Lien Indebtedness” means Indebtedness of the Borrower or any Restricted Subsidiary secured by Liens on the Collateral junior to those created under the Collateral Documents; provided, that, (a) no Default or Event of Default shall have occurred and be continuing at the time of incurrence of such Indebtedness or would result therefrom, (b) such Indebtedness has a maturity date that is at least ninety-one (91) days after the Latest Maturity Date (and the terms of such Indebtedness shall not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the date that is ninety-one (91) days after the Latest Maturity Date (other than customary offers to repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default)), (c) such Indebtedness is subject to an intercreditor agreement in form and substance acceptable to the Administrative Agent and the holder(s) of such Indebtedness (or any duly authorized trustee or other representative for such holder(s)) shall have executed such intercreditor agreement, (d) none of the security for such Indebtedness shall consist of assets that are not Collateral and the security agreements relating to such Indebtedness shall be in form and substance substantially the same as the applicable Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (e) none of the obligors or guarantors with respect to such Indebtedness shall be a Person that is not a Loan Party, (f) the terms and conditions of such Indebtedness (including, without limitation, financial covenants, affirmative covenants, negative covenants, representations and warranties and defaults) are customary for similar Indebtedness in light of then-prevailing market conditions and in any event, when taken as a whole (other than interest rate and redemption premiums), are no more restrictive to the Borrower and its Restricted Subsidiaries than the terms and conditions set forth in the Loan Documents, and (g) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving Pro Forma Effect to the incurrence of such Indebtedness (after giving effect to any Permitted Acquisition consummated in connection with the incurrence of such Indebtedness and assuming for such purposes that such Indebtedness is fully drawn), (i) the Consolidated Net Leverage Ratio is at least 0.25 to 1.0 less than the ratio required to be maintained at such time by Section 7.11(a), and (ii) the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11 as of the most recent fiscal quarter end for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or (b).

“Additional Secured Obligations” means (a) all obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements, and (b) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, that, Additional Secured Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.

“Additional Unsecured Indebtedness” means unsecured senior Indebtedness or unsecured subordinated Indebtedness, in each case, of the Borrower or any Restricted Subsidiary; provided, that, (a) no Default or Event of Default shall have occurred and be continuing at the time of incurrence of such Indebtedness or would result therefrom, (b) such Indebtedness has a maturity date that is at least ninety-one (91) days after the Latest Maturity Date (and the terms of such Indebtedness shall not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the date that is ninety-one (91) days after the Latest Maturity Date (other than customary offers to repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default)), (c) if such Indebtedness is subordinated, such Indebtedness shall be subordinated to the Secured Obligations on terms and conditions reasonably acceptable to the Administrative Agent, (d) none of the obligors or guarantors with respect to such Indebtedness shall be a person that is not a Loan Party, (e) the terms and conditions of such Indebtedness (including, without limitation, financial covenants, affirmative covenants, negative covenants, representations and warranties and defaults) are customary for similar Indebtedness in light of then-prevailing market conditions and in any event, when taken as a whole (other than interest rate and redemption premiums), are no more restrictive to the Borrower and its Restricted Subsidiaries than the terms and conditions set forth in the Loan Documents, and (f) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving Pro Forma Effect to the incurrence of such Indebtedness (after giving effect to any Permitted Acquisition consummated in connection with the incurrence of such Indebtedness and assuming for such purposes that such Indebtedness is fully drawn), the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11 as of the most recent fiscal quarter end for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or (b).

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 1.01(a) with respect to such currency, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Aerojet Rocketdyne” means Aerojet Rocketdyne, Inc., an Ohio corporation.

“Aerojet Rocketdyne Savings Plan” means the Aerojet Rocketdyne Retirement Savings Plan, a defined contribution plan, as amended from time to time, which plan includes the Aerojet Rocketdyne Stock Fund (a unitized stock fund that invests primarily in the Equity Interests of the Borrower, but also has small investments in cash and Cash Equivalents) that issues units to plan participants.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“Agreement Currency” has the meaning specified in Section 11.21.

“All-In-Yield” means, with respect to any term loan facility (including the Term Facility and any Incremental Term Facility), the weighted average yield to maturity with respect to such term loan facility which shall take into account interest rate margins and any interest rate floors or similar devices, and shall be deemed to include any original issue discount and any fees (other than facility arrangement, structuring, underwriting or other closing fees and expenses not paid for the account of, or distributed to, all Lenders providing such term loan facility) paid or payable in connection with such term loan facility, in each case, as reasonably determined by the Administrative Agent in a manner consistent with customary financial practice based on an assumed four-year life to maturity or, if less, the actual remaining life to maturity of such term loan facility, commencing from the borrowing date of such term loan facility and assuming that the interest rate (including the Applicable Rate) for such term loan facility in effect on such borrowing date (after giving effect to the Indebtedness incurred in connection with such term loan facility) shall be the interest rate for the entire Weighted Average Life to Maturity of such term loan facility.

“Alternative Currency” means each of Euros and Sterling, together with each other currency (other than Dollars) that is approved in accordance with Section 1.09; provided, that, for each Alternative Currency, such requested currency is an Eligible Currency.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Sublimit” means an amount equal to $150,000,000.

“Applicable Percentage” means (a) in respect of the Term Facility, with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Facility represented by the outstanding principal amount of such Term Lender’s Term Loan at such time, (b) in respect of the Revolving A Facility, with respect to any Revolving A Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving A Facility represented by such Revolving A Lender’s Revolving A Commitment at such time, subject to adjustment as provided in Section 2.15, (c) in respect of the Revolving B Facility, with respect to any Revolving B Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving B Facility represented by such Revolving B Lender’s Revolving B Commitment at any such time, subject to adjustment as provided in Section 2.15 and (d) in respect of an Incremental Term Facility, with respect to any Incremental Term Lender at any time, the percentage (carried out to the ninth decimal place) of such Incremental Term Facility represented by the outstanding principal amount of such Incremental Term Lender’s Incremental Term Loan with respect to such Incremental Term Facility at such time. If the Commitments of all of the Lenders to make Loans and the obligations of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Commitments have expired, then the Applicable Percentage of each Lender in respect of the applicable Facility shall be determined based on the Applicable Percentage of such Lender in respect of such Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 1.01(b), in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in any documentation executed by such Lender pursuant to Section 2.02(g), as applicable.

“Applicable Rate” means (a) with respect to the Incremental Term Loans made pursuant to any Incremental Term Loan Lender Joinder Agreement, the percentage(s) per annum set forth in such Incremental Term Loan Lender Joinder Agreement, and (b) with respect to Revolving Loans, Term Loans, Swingline Loans, Letter of Credit Fees and the fees payable pursuant to Section 2.09(a), the following percentages per annum, based upon the Consolidated Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Pricing Tier	Consolidated Net Leverage Ratio	Commitment Fees	Letter of Credit Fee	Eurocurrency Rate Loans	Base Rate Loans
I	≥ 2.75 to 1.0	0.45%	2.50%	2.50%	1.50%

II	< 2.75 to 1.0 but ≥ 2.25 to 1.0	0.40%	2.25%	2.25%	1.25%

III	< 2.25 to 1.0 but ≥ 1.75 to 1.0	0.35%	2.00%	2.00%	1.00%

IV	< 1.75 to 1.0	0.30%	1.75%	1.75%	0.75%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Tier I shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the first Business Day immediately following the date on which such Compliance Certificate is delivered in accordance with Section 6.02(b), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Net Leverage Ratio contained in such Compliance Certificate. The Applicable Rate in effect from the First Amendment Effective Date through the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b) for the fiscal quarter ending March 31, 2019 shall be determined based upon Pricing Tier III. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Applicable Revolving A Percentage” means with respect to any Revolving A Lender at any time, such Revolving A Lender’s Applicable Percentage in respect of the Revolving A Facility at such time.

“Applicable Revolving B Percentage” means with respect to any Revolving B Lender at any time, such Revolving B Lender’s Applicable Percentage in respect of the Revolving B Facility at such time.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Appropriate Lender” means, at any time, (a) with respect to any Facility, a Lender that has a Commitment with respect to such Facility or holds a Loan under such Facility at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuers and (ii) if any Letters of Credit have been issued pursuant to Section 2.03 (or any Existing Letters of Credit are at such time outstanding), the Revolving A Lenders and (c) with respect to the Swingline Sublimit, (i) the Swingline Lender and (ii) if any Swingline Loans are outstanding pursuant to Section 2.04(a), the Revolving A Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means MLPFS (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the First Amendment Effective Date) and SunTrust Robinson Humphrey, Inc., in their respective capacities as joint lead arrangers and joint bookrunners.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form (including an electronic documentation form generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation of any Person, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease, (c) in respect of any Securitization Transaction of any Person, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined by the Administrative Agent in its reasonable judgment and (d) in respect of any Sale and Leaseback Transaction of any Person, the present value (discounted in accordance with GAAP at the debt rate implied in the applicable lease) of the obligations of the lessee for rental payments during the term of such lease.

“Audited Financial Statements” means the audited Consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2017, and the related Consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Availability Period” means (a) with respect to the Revolving A Facility, the period from and including the Closing Date to the earliest of (i) the Revolving Facility Maturity Date, (ii) the date of termination of the Revolving A Commitments pursuant to Section 2.06, and (iii) the date of termination of the Revolving A Commitments of all Revolving A Lenders and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 8.02 and (b) with respect to the Revolving B Facility, the period from and including the Closing Date to the earliest of (i) the Revolving Facility Maturity Date, (ii) the date of termination of the Revolving B Commitments pursuant to Section 2.06 and (iii) the date of termination of the Revolving B Commitments of all Revolving B Lenders pursuant to Section 8.02.

“Available Amount” means, as of any date of determination, an amount equal to (a) the sum of, without duplication, (i) $25,000,000, plus (ii) an amount, not less than zero in the aggregate, equal to fifty percent (50%) of the cumulative Consolidated Net Income of the Borrower for the period (taken as one accounting period) commencing from the first day of the first full fiscal quarter following the Closing Date to the end of the fiscal quarter most recently ended prior to such date of determination in respect of which a Compliance Certificate has been delivered as required hereunder, plus (iii) one hundred percent (100%) of the net cash proceeds received by the Borrower prior to such date of determination from issuances after the Closing Date of Qualified Capital Stock of the Borrower (solely to the extent such net cash proceeds are Not Otherwise Applied), plus (iv) the amount of any Investment made following the Closing Date in reliance on the Available Amount to the extent that such amount is returned in cash prior to such date of determination from the return of or return on principal of such Investment (other than a sale to a Loan Party or Restricted Subsidiary), or from a dividend or interest received with respect to such

Investment, plus (v) the amount by which Indebtedness of the Borrower or its Restricted Subsidiaries is reduced on the Borrower’s Consolidated balance sheet prior to such date of determination upon the conversion or exchange of such Indebtedness for Qualified Capital Stock of the Borrower (less the amount of any cash or the Fair Market Value of other property distributed by the Borrower or any Restricted Subsidiary upon such conversion or exchange, other than in connection with a restructuring), plus (vi) in the event that the Borrower re-designates any Unrestricted Subsidiary (other than any Subsidiary that was an Excluded Subsidiary on the Closing Date, any Excluded Subsidiary or any other Unrestricted Subsidiary to which any Subsidiary that was an Excluded Subsidiary on the Closing Date or any other Excluded Subsidiary transfers all or any significant portion of its assets after the Closing Date) as a Restricted Subsidiary after the Closing Date but prior to such date of determination, the Fair Market Value (as determined in good faith by the Borrower (such determination to be subject to the approval of the Administrative Agent (not to be unreasonably withheld or delayed))) of the Borrower’s Investment in such Unrestricted Subsidiary at the time of such re-designation so long as such Investment was originally made using the Available Amount, minus (b) the sum of (i) the cumulative aggregate amount of all Investments made in reliance on the Available Amount pursuant to Section 7.03(m), plus (ii) the cumulative aggregate amount of all Restricted Payments made in reliance on the Available Amount pursuant to Section 7.06(g) plus (iii) the cumulative aggregate amount of all Junior Debt Payments made in reliance on the Available Amount pursuant to Section 7.14(b).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurocurrency Rate plus 1.00%; and if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Revolving Loan, a Term Loan or an Incremental Term Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board of Directors” means (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the Board of Directors of the general partner of the partnership, (c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof, and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Boeing License Agreement” means that certain Assignment and License of Intellectual Property, dated as of August 2, 2005, among The Boeing Company, Boeing Management Company and Aerojet Rocketdyne of DE, Inc. (formerly known as Ruby Acquisition Enterprises Co.).

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Revolving Borrowing, a Swingline Borrowing, a Term Borrowing or an Incremental Term Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, (a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day that is also a London Banking Day; (b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day that is also a TARGET Day; (c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and (d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuers or Swingline Lender (as applicable) or the Lenders, as collateral for L/C Obligations, the Obligations in respect of Swingline Loans, or obligations of the Revolving A Lenders to fund participations in respect of either thereof (as the context may require), (a) cash or deposit account balances, (b) backstop letters of credit entered into on terms, from issuers and in amounts satisfactory to the Administrative Agent and the applicable L/C Issuer, and/or (c) if the Administrative Agent and the applicable L/C Issuer or Swingline Lender shall agree, in their sole discretion, other credit support, in each case, in Dollars and pursuant to documentation in form and substance satisfactory to the Administrative Agent and such L/C Issuer or Swingline Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided, that, the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition (“Government Obligations”), (b) Dollar denominated (or Alternative Currency fully hedged to the Dollar) time deposits, certificates of deposit, eurodollar time deposits and eurodollar certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than three hundred sixty-four (364) days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within twelve (12) months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations of the types described in clauses (a) and (b) above, (e) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment, (f) auction preferred stock rated in the highest short-term credit rating category by S&P or Moody’s, and (g) Investments in money market and tax-exempt mutual funds that (i) comply with SEC Regulation 2a-7 under the Investment Company Act of 1940, and (ii) invest substantially all their assets in securities of the types described in clauses (a) through (f) above.

“Cash Management Agreement” means any agreement that is not prohibited by the terms hereof to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Cash Management Bank” means any Person in its capacity as a party to a Cash Management Agreement that (a) at the time it enters into a Cash Management Agreement with a Loan Party, is a Lender or an Affiliate of a Lender, or (b) in the case of any Cash Management Agreement in effect on or prior to the First Amendment Effective Date, is, as of the First Amendment Effective Date, a Lender or an Affiliate of a Lender and a party to a Cash Management Agreement with a Loan Party; provided, however, that for any of the foregoing to be included as a “Secured Cash Management Agreement” on any date of determination by the Administrative Agent, the applicable Cash Management Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of Equity Interests representing forty-five percent (45%) or more of the aggregate ordinary voting power in the election of the Board of Directors of the Borrower represented by the issued and outstanding Equity Interests of the Borrower on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right).

“Closing Date” means June 17, 2016.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means a collective reference to all personal property with respect to which Liens in favor of the Administrative Agent, for the benefit of the Secured Parties, are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents. Notwithstanding anything in the Loan Documents to the contrary, the term “Collateral” shall not include any Excluded Property.

“Collateral Documents” means, collectively, the Security Agreement, the Pledge Agreement, the Qualifying Control Agreements, each Joinder Agreement, each of the security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.14, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means a Term Commitment, a Revolving Commitment or an Incremental Term Commitment, as the context may require.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit B.

“Consolidated” means, when used with reference to financial statements or financial statement items of the Borrower and its Subsidiaries or any other Person, such statements or items on a consolidated basis in accordance with the consolidation principles of GAAP.

“Consolidated EBITDAP” means, for any period, for the Borrower and its Restricted Subsidiaries on a Consolidated basis, an amount equal to Consolidated Net Income for such period (a) plus the following, without duplication, to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) tax expense (including, without limitation, any federal, state, local and foreign income (or equivalent) taxes) of the Borrower and its Restricted Subsidiaries for such period, (iii) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses or charges (excluding amortization of a prepaid cash expense that was paid in a prior period, and provided that if any such other non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) the Borrower may determine not to add back such non-cash charge in the current period and (B) to the extent the Borrower does decide to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDAP to such extent) of the Borrower and its Restricted Subsidiaries for such period, and (iv) the amount of net cost savings and synergies projected by the Borrower, as determined by the chief financial officer of the Borrower, to be realized as a result of specified actions taken or reasonably expected to be taken within twelve (12) months after the date of determination to take such action, in the reasonable judgment of the chief financial officer of the Borrower (calculated on a Pro Forma Basis as though such cost savings or synergies had been realized on the first day of such period and as if such cost savings and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided, that, (A) such cost savings or synergies are reasonably identifiable and factually supportable and (B) the aggregate amount added back pursuant to this clause (a)(iv) for any period shall not exceed twenty percent (20%) of Consolidated EBITDAP (calculated without giving effect to the add backs permitted pursuant to this clause (a)(iv)) for such period, and (b) minus the following, without duplication, to the extent included in calculating such Consolidated Net Income: (i) all non-cash income or gains for such period, and (ii) federal, state, local and foreign income tax credits of the Borrower and its Restricted Subsidiaries during such period. Notwithstanding anything to the contrary set forth in this definition, subject to Section 1.03(d), “Consolidated EBITDAP” for (w) the fiscal quarter ended September 30, 2017 shall be equal to $14,200,000, (x) the fiscal quarter ended December 31, 2017 shall be equal to $61,200,000, (y) the fiscal quarter ended March 31, 2018 shall be equal to $47,700,000, and (z) the fiscal quarter ended June 30, 2018 shall be equal to $82,000,000.

“Consolidated First Lien Net Leverage Ratio” means, as of any date of determination, the ratio of (a) the total of (i) the amount of all Consolidated Funded Indebtedness that is secured by a first priority security interest on any asset or property of the Borrower or any Restricted Subsidiary as of such date minus (ii) Designated Cash as of such date of determination in an aggregate amount not to exceed $265,000,000 to (b) Consolidated EBITDAP for the Measurement Period most recently ended on or prior to such date.

“Consolidated Funded Indebtedness” means Funded Indebtedness of the Borrower and its Restricted Subsidiaries on a Consolidated basis determined in accordance with GAAP.

“Consolidated Interest Charges” means, for any period, the sum of, without duplication, all interest expense (including the interest component under Capitalized Leases, but excluding (i) amortization of debt discount and premium and any interest obligations paid in Qualified Capital Stock of the Borrower, and (ii) interest payable to any Loan Party or any Restricted Subsidiary in connection with any TAB Indebtedness permitted pursuant to Section 7.02(r)) for such period of the Borrower and its Restricted Subsidiaries on a Consolidated basis; provided, that, interest expense with respect to any Indebtedness to the extent the proceeds of such Indebtedness are held in a blocked account with the Administrative Agent or a separate account with an escrow agent shall not be included as Consolidated Interest Charges. The parties hereto acknowledge and agree that Letter of Credit Fees and any fronting fees and other fees, costs and charges described in Section 2.03(i) shall be included as “Consolidated Interest Charges” to the extent required for purposes of computing any financial covenants hereunder, but shall not be considered to be interest on borrowings.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDAP for the Measurement Period most recently ended on or prior to such date to (b) Consolidated Interest Charges (net of interest income) for the Measurement Period most recently ended on or prior to such date.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Borrower and its Restricted Subsidiaries on a Consolidated basis for such period as determined in accordance with GAAP and before any reduction in respect of preferred stock dividends; provided, that, Consolidated Net Income shall exclude (a) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with (i) any Disposition outside the ordinary course of business, or (ii) the Disposition of any Equity Interest or the extinguishment of any Indebtedness; (b) any restructuring charges or reserves (which shall include retention, severance, systems establishment cost, excess pension charges, contract termination costs, including future lease commitments, costs related to start up, closure, relocation or consolidation of facilities, costs to relocate employees, consulting fees, one time information technology costs, one time branding costs and losses on the sale of assets and from closures) in an aggregate amount for all cash charges not to exceed $20,000,000 in any Measurement Period; (c) any extraordinary gain (or loss) or non-recurring or unusual items, together with any related provision for taxes on such gain (or loss), or item including (i) Acquisition-related pension or employee benefit expenses, and (ii) fees and expenses related to the issuance of Equity Interests or Indebtedness, Permitted Acquisitions or Investments permitted pursuant to Section 7.03; provided, that, any cash payment made in connection with a non-cash charge (other than any non-cash charge under clause (b) hereof) excluded from Consolidated Net Income in a prior period shall be deducted from the calculation of Consolidated Net Income in the period such payment is actually made; (d) any net income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period); (e) any gain (or loss), together with any related provision for taxes on such gain (or loss), attributable to the early repurchase, extinguishment or conversion of Indebtedness, hedging obligations or other derivative instruments (including any premiums paid) and the write-off of any issuance costs incurred by such Person in connection with the refinancing or repayment of any Indebtedness; (f) any after-tax effect of income (or loss) from the early extinguishment or conversion of Indebtedness or obligations under Swap Contracts or other derivative instruments; (g) any non-cash charge, expense or other impact or adjustment attributable to application of the purchase method of accounting (including the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write-up of assets to the extent resulting from such purchase accounting adjustments); (h) any non-cash asset impairment charge, including with respect to goodwill or other intangible assets and equity method investments and any write-ups, write-downs or write-offs of assets (including intangible assets, goodwill and deferred financing costs but excluding accounts receivable); (i) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees; provided, that, such shares, options or other rights can be redeemed at the option of the holder only for Equity Interests of any Loan Party (other than Disqualified Capital Stock); (j) any non-cash gains or losses, together with any related provision for taxes on such gains or losses, related to retirement benefit plans and any non-cash employee-related benefit expenses; (k) any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations denominated in a currency other than the functional currency of such Person; (l) the non-cash portion of “straight-line” rent expense; (m) non-cash charges for deferred tax asset allowances; (n) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interest of third parties in any non-wholly owned Subsidiary; (o) charges related to legal matters involving the Borrower and its Subsidiaries with respect to the Specified Legal Claims in an amount not to exceed $30,000,000 in the aggregate after the Closing Date; (p) earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments; (q) the cumulative effect of a change in accounting principles; and (r) interest income arising from TAB Indebtedness permitted pursuant to Section 7.02(r). In addition, to the extent not already included in the Consolidated Net Income of the Borrower and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Acquisition, Investment or any Disposition of assets permitted under this Agreement.

“Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of (a) the total of (i) Consolidated Funded Indebtedness of the Borrower and its Restricted Subsidiaries as of such date minus (ii) Designated Cash as of such date of determination, in an aggregate amount not to exceed $265,000,000 to (b) Consolidated EBITDAP for the Measurement Period most recently ended on or prior to such date.

“Consolidated Total Assets” means the book value, determined on a Consolidated basis in accordance with GAAP, of all assets of the Borrower and its Restricted Subsidiaries.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convertible Bond Indebtedness” means Indebtedness (including, for the avoidance of doubt, the 2.25% Convertible Notes) having a feature which entitles the holder thereof to convert or exchange all or a portion of such Indebtedness into or by reference to Equity Interests of the Borrower.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Debt Issuance” means the issuance by any Loan Party or any Restricted Subsidiary of any Indebtedness other than Indebtedness permitted under Section 7.02.

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) with respect to any Obligation for which a rate is specified, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto and (b) with respect to any Obligation for which a rate is not specified or available, a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Loans that are Base Rate Loans plus two percent (2%), in each case, to the fullest extent permitted by applicable Law.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any L/C Issuer or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided, that, such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided, that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, each L/C Issuer, the Swingline Lender and each other Lender promptly following such determination.

“Delaware Divided LLC” means any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Designated Cash” means, as of any date of determination, the sum of (a) unrestricted cash and Cash Equivalents of the Loan Parties subject to Qualifying Control Agreements or otherwise maintained with the Administrative Agent or any Lender, plus (b) Earmarked Cash, in each case, as of such date of determination; provided, that, “Designated Cash” as of any date of determination shall only include that portion of cash and Cash Equivalents subject to a Qualifying Control Agreement or otherwise maintained with the Administrative Agent or any Lender and that portion of Earmarked Cash that, when taken together, exceed $35,000,000 in the aggregate. It is understood and agreed that, for purposes of any calculation of the Consolidated Net Leverage Ratio or the Consolidated First Lien Net Leverage Ratio in connection with determining the permissibility of any incurrence of Indebtedness, the identifiable proceeds of such Indebtedness shall not qualify as “Designated Cash” for the purposes of such calculation.

“Designated Jurisdiction” means any country, region or territory to the extent that such country, region or territory is the subject or target of any Sanction.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any property (including the Equity Interests in any Subsidiary) by any Loan Party or any Restricted Subsidiary (or the granting of any option or other right to do any of the foregoing), including (x) any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, (y) any issuance by any Restricted Subsidiary of its Equity Interests, and (z) any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division, but excluding (a) Specified Sales (provided, that, in each case, at least seventy-five percent (75%) of the aggregate consideration received in connection with such disposition is received in cash or Cash Equivalents), (b) sales, transfers, or other dispositions of any assets that are obsolete, worn out or no longer useful by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business, (c) any sales, transfers, licenses, leases or other dispositions of property by a Loan Party to any other Loan Party (provided, that prior to or simultaneously with any such sale, lease or transfer, all actions required by the Administrative Agent shall be taken to ensure the continued perfection and priority of the Administrative Agent’s Liens on such property or assets), (d) any disposition of property or assets giving rise to a Recovery Event (so long as at least seventy-five percent (75%) of the aggregate consideration received in connection with such Recovery Event is received in cash or Cash Equivalents), (e) the sale or discount, in each case without recourse and in the ordinary course of business, of accounts receivable or other long-term receivables (i) which are overdue, or (ii) which the Borrower or any Restricted Subsidiary may reasonably deem are difficult or uneconomical to collect but only in connection with the compromise or collection thereof consistent with customary industry practice and not as part of any bulk sale or financing of receivables (provided, that, in each case, at least seventy-five percent (75%) of the aggregate consideration received in connection with such disposition is received in cash or Cash Equivalents), (f) the license of Intellectual Property (provided, that, (i) such license shall be assignable to the Administrative Agent without the consent of the licensee, (ii) no such license shall (A) transfer ownership of such Intellectual Property to any other Person, or (B) require the Borrower or any of its Restricted Subsidiaries to pay any fees for any such use, and (iii) at least seventy-five percent (75%) of the aggregate consideration received in connection with such license is received in cash or Cash Equivalents), (g) the contribution of assets that are not material to the business of the Loan Parties (which may include the sale of such assets and the corresponding contribution of the cash proceeds resulting from such sale) or the contribution of real property of the Loan Parties to any Plan to meet the minimum funding requirements of such Plan, (h) any disposition by a Loan Party of TAB Property in connection with the issuance of TAB Indebtedness permitted pursuant to Section 7.02(r), to the extent required by the terms of the TAB Documents entered into in connection with such TAB Indebtedness, so long as (i) such Loan Party shall retain a fee or leasehold interest in such TAB Property (and, in the case of a leasehold interest, such Loan Party shall have the right to reacquire such TAB Property for nominal consideration), and (ii) the use of such TAB Property by the Borrower and its Restricted Subsidiaries shall not be materially limited or restricted thereby, and (i) the issuance or other disposition by the Borrower of the Borrower’s Equity Interests.

“Disqualified Capital Stock” means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, prior to the ninety-first (91st) day after the Latest Maturity Date, (b) requires the payment of any cash dividends, (c) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in clause (a) or (b) above, in each case at any time prior to the ninety-first (91st) day after the Latest Maturity Date, or (d) contains any repurchase obligation which may come into effect prior to payment in full of all Obligations; provided, that, any Equity Interests that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem or repurchase such Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to the ninety-first (91st) day after the Latest Maturity Date shall not constitute Disqualified Capital Stock if such Equity Interests provide that the issuer thereof may not redeem or repurchase any such Equity Interests pursuant to such provisions prior to the Facility Termination Date.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary that is a Domestic Subsidiary.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Earmarked Cash” means cash and Cash Equivalents of the Loan Parties held in a blocked account with the Administrative Agent or a separate account with an escrow agent, in each case, that are earmarked for the permanent reduction of Indebtedness of the Loan Parties.

“Earn Out Obligations” means, with respect to an Acquisition, all obligations of the Borrower or any Restricted Subsidiary to make earn out or other contingency payments (including purchase price adjustments, non-competition and consulting agreements, or other indemnity obligations) pursuant to the documentation relating to such Acquisition. For purposes of determining the amount of any Earn Out Obligations, the amount of Earn Out Obligations shall be deemed to be the aggregate liability in respect thereof, as determined in accordance with GAAP.

“Easton Development Company” means Easton Development Company, LLC.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assets” means fixed or capital assets that are used or useful in the same or a related line of business as the Borrower and its Restricted Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof).

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06 (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Eligible Currency” means any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the Revolving B Lenders in such market and as to which a Dollar Equivalent may be readily calculated. If, after the designation by the Revolving B Lenders or the L/C Issuers, as applicable, of any currency as an Alternative Currency, any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the Administrative Agent (in the case of any Revolving B Loans to be denominated in an Alternative Currency) or an L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency), (a) such currency no longer being readily available, freely transferable and convertible into Dollars, (b) a Dollar Equivalent no longer being readily calculable with respect to such currency, (c) the provision for such currency becoming impracticable for the Revolving B Lenders or such L/C Issuer, as applicable, or (d) such currency no longer being one in which the Required Revolving B Lenders or such L/C Issuer, as applicable, are willing to make such Credit Extensions (each of clause (a), (b), (c) and (d), a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Revolving B Lenders and the Borrower, and such country’s currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist. Within ten (10) Business Days after receipt of such notice from the Administrative Agent, the Borrower shall repay all Revolving B Loans in such currency to which any Disqualifying Event applies or convert such Revolving B Loans into the Dollar Equivalent of Revolving B Loans in Dollars, subject to the other terms contained herein.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits or governmental requirements or restrictions relating to pollution and the protection of the environment or the release of any Hazardous Materials into the environment.

“Environmental Liability” means any liability (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Restricted Subsidiaries resulting from or based upon (a) violation of any Environmental Law or any Environmental Permit, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Liens” means Liens in favor of any Governmental Authority for (a) any liability under Environmental Laws, or any limitations or restrictions relating to Environmental Laws placed upon any real property owned, leased or operated by the Borrower or any of its Restricted Subsidiaries by any Governmental Authority or court due to an Environmental Liability, or (b) damages relating to, or costs incurred by such Governmental Authority in response to, a release or threatened release into the environment of any Hazardous Materials.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including, but not limited to, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination; provided, that, Equity Interests shall not include Convertible Bond Indebtedness.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan, (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, (e) the institution by the PBGC of proceedings to terminate a Pension Plan, (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate or (h) a failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by the Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” and “€” means the single currency of the Participating Member States.

“Eurocurrency Rate” means:

(a) for any Interest Period with respect to any Credit Extension:

(i) denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBO Rate”) at or about 11:00 a.m. (London time), on the Rate Determination Date, for deposits in the relevant currency, with a term equivalent to such Interest Period; and

(ii) denominated in any Non-LIBOR Quoted Currency, the rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Revolving B Lenders pursuant to Section 1.09; and

(b) for any interest rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBO Rate, at or about 11:00 a.m. (London time), two (2) Business Days prior to such date for Dollar deposits being delivered in the London interbank market for deposits in Dollars with a term of one (1) month commencing that day;

provided, that, (i) to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further, that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent and (ii) if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate”. Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Deposit and Securities Accounts” means (a) employee benefits accounts, (b) deposit accounts maintained for the purpose of holding cash on which Permitted Liens have been granted, (c) deposit and securities accounts held by any Foreign Subsidiary, (d) deposit and securities accounts not located in the United States or any political subdivision thereof, (e) escrow accounts (to the extent maintained by the Borrower and its Subsidiaries for the purpose of establishing or maintaining escrow amounts for third parties), and (f) withholding and trust accounts that prohibit the applicable Loan Party from entering into a Qualifying Control Agreement with respect to such account.

“Excluded Property” means, with respect to any Loan Party, (a) (i) any owned real property, and (ii) any leased real property, (b) unless requested by the Administrative Agent or the Required Lenders, any personal property (including, without limitation, motor vehicles) in respect of which perfection of a Lien is not either (i) governed by the Uniform Commercial Code or (ii) effected by appropriate evidence of the Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, (c) the Equity Interests of any Subsidiary to the extent not required to be pledged to secure the Secured Obligations pursuant to Section 6.14(a), (d) any property which, subject to the terms of Section 7.02(c), is subject to a Lien of the type described in Section 7.01(c) pursuant to documents that prohibit such Loan Party from granting any other Liens in such property, (e) any personal property as to which the Administrative Agent and the Borrower agree in writing that the costs or other consequences of obtaining a security interest or perfection thereof are excessive in view of the benefits to be obtained by the Secured Parties therefrom, (f) any “intent-to-use” application for registration of a Trademark (as defined in the Security Agreement) of such Loan Party filed in the United States Patent and Trademark Office pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law, and (g) any general intangible, investment property or other right of any Loan Party arising under any contract, instrument, license or other document if (but only to the extent that) the grant of a security interest therein would constitute a violation of a valid and enforceable restriction in respect of such general intangible, investment property or other right in favor of a third party or under any law, regulation, permit, order or decree of any Governmental Authority, unless and until all required consents shall have been obtained; provided, that, (i) any such restriction described in this clause (g) on the security interests granted under the Collateral Documents shall only apply to the extent that any such restriction could not be rendered ineffective pursuant to the UCC or any other applicable Law or principles of equity and (ii) in the event of the termination or elimination of any such restriction, a security interest in such assets shall be automatically and simultaneously granted under the Collateral Documents and such assets shall be included as Collateral.

“Excluded Subsidiary” means (a) Easton Development Company, and (b) any other direct or indirect Subsidiary of the Borrower designated by the Borrower as an “Excluded Subsidiary” by notice to the Administrative Agent which is formed for the sole purpose of holding, managing, developing or monetizing any of the real property assets of such Subsidiary and any other activity reasonably related thereto; provided, that, (i) concurrently with the designation by the Borrower of a Subsidiary as an Excluded Subsidiary pursuant to the foregoing clause (b), the Borrower shall designate such Subsidiary as an Unrestricted Subsidiary pursuant to the terms of this Agreement (and if such Subsidiary cannot be designated as an Unrestricted Subsidiary at such time, the Borrower shall not be permitted to designate such Subsidiary as an Excluded Subsidiary at such time), (ii) each Excluded Subsidiary shall at all times be an Unrestricted Subsidiary (it being understood and agreed that upon the re-designation by the Borrower of an Unrestricted Subsidiary that is an Excluded Subsidiary as a Restricted Subsidiary, such Subsidiary shall cease to be an Excluded Subsidiary at the time of such re-designation), and (iii) a Subsidiary shall cease to be an Excluded Subsidiary to the extent that it conducts any material activities or business other than the foregoing.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.11 and any other “keepwell”, support or other agreement for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or grant by such Guarantor of a Lien, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or Lien is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Credit Agreement” has the meaning specified in the recitals hereto.

“Existing Letters of Credit” means those certain letters of credit described by issuer, date of issuance, letter of credit number, undrawn amount, name of beneficiary and date of expiry as set forth on Schedule 1.01(c).

“Facility” means the Term Facility, the Revolving A Facility, the Revolving B Facility or any Incremental Term Facility, as the context may require.

“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Aggregate Commitments have terminated, (b) all Obligations have been paid in full in cash (other than contingent indemnification obligations for which no claim has been asserted), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the applicable L/C Issuer shall have been made).

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any applicable intergovernmental agreements with respect thereto.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that, (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately prior Business Day as so published on the next succeeding Business Day, (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent and (c) except for purposes of the definition of “Base Rate,” if the Federal Funds Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Fee Letter” means the fee letter agreement, dated August 13, 2018, among the Borrower, the Administrative Agent and MLPFS.

“First Amendment Effective Date” means September 20, 2018.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is a Foreign Subsidiary.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender that is a Revolving A Lender, (a) with respect to each L/C Issuer, such Defaulting Lender’s Applicable Revolving A Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving A Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Revolving A Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving A Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Indebtedness” means as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all obligations of such Person for borrowed money (including the Obligations), (b) all obligations of such Person evidenced by bonds (other than TAB Indebtedness permitted pursuant to Section 7.02(r)), debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) the maximum amount of Earn Out Obligations to the extent such Earn Out Obligations appear as liabilities on a balance sheet of such Person, (d) all Attributable Indebtedness, (e) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Disqualified Capital Stock in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (f) all Indebtedness of others of the types described in clauses (a) through (e) hereof secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees with respect to Funded Indebtedness of the types specified in clauses (a) through (f) hereof of another Person, and (h) all Indebtedness of the types described in clauses (a) through (g) hereof of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer (to the extent that such Person is liable therefore) calculated based on the percentage of such Indebtedness for which such Person is liable; provided, that, Funded Indebtedness shall not include (i) Indebtedness permitted under Sections 7.02(j) and (m), (ii) any Indebtedness of the Loan Parties to the extent backed by Earmarked Cash, or (iii) other Indebtedness to the extent the proceeds of such Indebtedness are held in a blocked account with the Administrative Agent or a separate account with an escrow agent, in each case, for purposes of funding a Permitted Acquisition.

“GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession) including, without limitation, the FASB Accounting Standards Codification, that are applicable to the circumstances as of the date of determination, consistently applied and subject to Section 1.03.

“GDX Automotive SAS Judgments” means any legal judgments rendered under French law against GDX Automotive SAS.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed or expressly undertaken by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning specified in Section 10.01.

“Guarantors” means, collectively, (a) each Person identified as a “Guarantor” on the signature pages hereto, (b) the Subsidiaries of the Borrower as are or may from time to time become parties to this Agreement pursuant to Section 6.13, (c) with respect to Additional Secured Obligations owing by any Loan Party and any Swap Obligation of a Specified Loan Party (determined before giving effect to Sections 10.01 and 10.11) under the Guaranty, the Borrower, and (d) the successor and permitted assigns of the foregoing; provided, however, in no event shall an Excluded Subsidiary be a Guarantor.

“Guaranty” means, collectively, (a) the Guarantee made by the Guarantors under Article X in favor of the Secured Parties, and (b) each other guaranty delivered pursuant to Section 6.13.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes, defined or regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person in its capacity as a party to a Swap Contract that, (a) at the time it enters into a Swap Contract permitted under Article VI and VII, is a Lender or an Affiliate of a Lender or (b) in the case of any Swap Contract permitted under Article VI and VII in effect on or prior to the First Amendment Effective Date, is, as of the First Amendment Effective Date, a Lender or an Affiliate of

a Lender and a party to a Swap Contract permitted under Article VI and VII with a Loan Party; provided, that, in the case of a Secured Hedge Agreement with a Person who is no longer a Lender (or Affiliate of a Lender), such Person shall be considered a Hedge Bank only through the stated termination date (without extension or renewal) of such Secured Hedge Agreement; provided, further, that for any of the foregoing to be included as a “Secured Hedge Agreement” on any date of determination by the Administrative Agent, the applicable Hedge Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“HMT” has the meaning set forth in the definition of “Sanction(s)”.

“Honor Date” has the meaning set forth in Section 2.03(c).

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.

“Incremental Facility” has the meaning set forth in Section 2.02(g).

“Incremental Increase Amount” means, as of any date of determination, the greater of (a) the total of (i) $250,000,000 minus (ii) the aggregate amount of any Incremental Facilities incurred in reliance on clause (a)(i) prior to such date pursuant to Section 2.02(g) and (b) any amount, such that after giving effect to such Incremental Facility (assuming for such purposes that such Incremental Facility is fully drawn) on a Pro Forma Basis, the Consolidated First Lien Net Leverage Ratio as of such date does not exceed 3.25 to 1.0.

“Incremental Term Borrowing” means a borrowing consisting of simultaneous Incremental Term Loans of the same Type and under the same Incremental Term Facility and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Incremental Term Lenders with respect to such Incremental Term Facility pursuant to Section 2.01(c).

“Incremental Term Commitment” means, as to each Incremental Term Lender with respect to an Incremental Term Facility, its obligation to make Incremental Term Loans with respect to such Incremental Term Facility pursuant to an Incremental Term Loan Lender Joinder Agreement; provided, that, at any time after the funding of an Incremental Term Facility, any determination of “Required Lenders” shall include the Outstanding Amount of all Incremental Term Loans with respect to such Incremental Term Facility.

“Incremental Term Facility” means, at any time, with respect to any Incremental Term Loan Lender Joinder Agreement, the aggregate principal amount of all Incremental Term Loans made by Incremental Term Lenders pursuant to such Incremental Term Loan Lender Joinder Agreement that are outstanding at such time.

“Incremental Term Lender” means each of the Persons identified as an “Incremental Term Lender” in an Incremental Term Loan Lender Joinder Agreement (so long as such Persons are Lenders at the time of execution of such Incremental Term Loan Lender Joinder Agreement or other Persons selected at such time by the Borrower and acceptable to the Administrative Agent (so long as such Persons would be permitted at such time by Section 11.06(b)(v) to become assignees hereunder)), together with their respective successors and assigns.

“Incremental Term Loan” means an advance made by an Incremental Term Lender under an Incremental Term Facility.

“Incremental Term Loan Lender Joinder Agreement” means a joinder agreement, substantially in the form of Exhibit C, or such other form as shall be reasonably approved by the Administrative Agent, executed and delivered in accordance with the provisions of Section 2.02(g)(ii).

“Incremental Term Loan Maturity Date” with respect to any Incremental Term Facility, has the meaning set forth in the applicable Incremental Term Loan Lender Joinder Agreement for such Incremental Term Facility.

“Incremental Term Note” means a promissory note made by the Borrower in favor of an Incremental Term Lender evidencing Incremental Term Loans made by such Incremental Term Lender, substantially in the form of Exhibit D.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all obligations of such Person for borrowed money (including the Obligations), (b) all obligations of such Person evidenced by bonds (including TAB Indebtedness), debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations (including, without limitation, the maximum amount of Earn Out Obligations) of such Person incurred, issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six (6) months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all Attributable Indebtedness, (f) the maximum amount of all letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Disqualified Capital Stock in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) payment obligations of such Person under non-compete agreements, (i) the Swap Termination Value of any Swap Contract, (j) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (k) all Indebtedness of others of the types described in clauses (a) through (j) hereof secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (l) all Guarantees with respect to Indebtedness of the types specified in clauses (a) through (k) hereof of another Person, and (m) all Indebtedness of the types described in clauses (a) through (l) hereof of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer (to the extent that such Person is liable therefore) calculated based on the percentage of such Indebtedness for which such Person is liable.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Intellectual Property” means all trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, patents, patent applications, patent rights, franchises, licenses and other intellectual property rights.

“Intercompany Debt” has the meaning specified in Section 7.02.

“Interest Payment Date” means, (a) as to any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates, and (b) as to any Base Rate Loan or Swingline Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made (with Swingline Loans being deemed made under the Revolving A Facility for purposes of this definition).

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one (1), two (2), three (3) or six (6) months thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency), as selected by the Borrower in its Loan Notice, or such other period that is twelve (12) or fewer months requested by the Borrower and consented to by all of the Lenders with respect to the Facility under which such Eurocurrency Rate Loan is to be made; provided, that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately prior Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Interim Financial Statements” means the unaudited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal quarter ended June 30, 2018, including balance sheets and statements of income and operations, shareholders’ equity and cash flows.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person (including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guarantees Indebtedness of such other Person), or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by an L/C Issuer and the Borrower (or any Restricted Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit E, executed and delivered in accordance with the provisions of Section 6.13.

“Junior Debt Payment” has the meaning set forth in Section 7.14.

“Latest Maturity Date” means, at any date of determination, the latest of the Revolving Facility Maturity Date, the Term Facility Maturity Date, and the latest Incremental Term Loan Maturity Date.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving A Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving A Percentage. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving A Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Commitment” means, as to each L/C Issuer, its obligation to issue Letters of Credit pursuant to Section 2.03 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such L/C Issuer’s name on Schedule 1.01(d), as such amount may be adjusted from time to time in accordance with this Agreement.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means (a) Bank of America, through itself or through one of its designated Affiliates or branch offices, in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of such Letters of Credit hereunder, (b) Wells Fargo in its capacity as issuer of the Existing Letters of Credit, or any successor issuer of such Existing Letters of Credit, (c) such other Lenders selected by the Borrower pursuant to Section 2.03(l) from time to time to issue Letters of Credit (provided, that, no Lender shall be required to become an L/C Issuer pursuant to this clause (c) without such Lender’s consent), or any successor issuer thereof, or (d) any Lender selected by the Borrower (with the prior consent of the Administrative Agent) to replace a Lender who is a Defaulting Lender at the time of such Lender’s appointment as an L/C Issuer (provided, that, no Lender shall be required to become an L/C Issuer pursuant to this clause (d) without such Lender’s consent), or any successor issuer thereof.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts (including all L/C Borrowings). For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“LCA Test Date” has the meaning specified in Section 1.03(e).

“Lender” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement (including each Incremental Term Lender) or any other Loan Document, and their successors and assigns and, unless the context requires otherwise, includes the Swingline Lender.

“Lending Office” means, as to the Administrative Agent, any L/C Issuer or any Lender, the office or offices of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Borrower and the Administrative Agent; which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate.

“Letter of Credit” means any standby letter of credit issued hereunder and shall include the Existing Letters of Credit. Letters of Credit may be issued in Dollars or in an Alternative Currency.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by an L/C Issuer.

“Letter of Credit Expiration Date” means the day that is ten (10) days prior to the Revolving Facility Maturity Date (or, if such day is not a Business Day, the immediately prior Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Report” means a certificate substantially in the form of Exhibit F or any other form reasonably approved by the Administrative Agent.

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $100,000,000 and (b) the Revolving A Facility. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving A Facility.

“Leverage Increase Period” has the meaning specified in Section 7.11(a).

“LIBO Rate” has the meaning specified in the definition of Eurocurrency Rate.

“LIBOR” has the meaning specified in the definition of Eurocurrency Rate.

“LIBOR Quoted Currency” means Dollars, Euro, and Sterling, in each case as long as there is a published LIBO Rate with respect thereto.

“LIBOR Screen Rate” means the LIBOR quote on the applicable Bloomberg screen page or other applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be reasonably designated by the Administrative Agent from time to time).

“LIBOR Successor Rate” has the meaning specified in Section 3.07.

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the reasonable discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent reasonably determines in consultation with the Borrower).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any financing lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Acquisition” means a Permitted Acquisition that is not conditioned on the availability of, or on obtaining, third party financing.

“Liquidity” means, as of any date of determination, the total of (a) availability under the Revolving A Facility as of such date, plus (b) availability under the Revolving B Facility as of such date, plus (c) unrestricted cash and Cash Equivalents of the Loan Parties subject to Qualifying Control Agreements or otherwise maintained with the Administrative Agent or any Lender as of such date.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan, a Revolving Loan, an Incremental Term Loan or a Swingline Loan.

“Loan Documents” means, collectively, this Agreement, the Notes, the Guaranty, the Collateral Documents, the Fee Letter, each Issuer Document, each Incremental Term Loan Lender Joinder Agreement, each Joinder Agreement, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.14, any intercreditor agreement entered into by the Administrative Agent in connection with Additional Second Lien Indebtedness, any subordination agreement entered into by the Administrative Agent in connection with any Indebtedness permitted hereunder, the Successor Agency Agreement, and all other certificates, agreements, documents and instruments executed and delivered, in each case, by or on behalf of any Loan Party pursuant to the foregoing (but specifically excluding any Secured Hedge Agreement and any Secured Cash Management Agreement).

“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit G or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Master Agreement” has the meaning set forth in the definition of “Swap Contract”.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party, or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Contract” means, with respect to the Borrower and its Restricted Subsidiaries, (a) any contract, agreement, permit or license, written or oral, of the Borrower or any of its Restricted Subsidiaries representing at least ten percent (10%) of the Consolidated revenues of the Borrower and its Restricted Subsidiaries for the most recently completed fiscal year of the Borrower for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a), or (b) any other contract, agreement, permit or license, written or oral, of the Borrower or any of its Restricted Subsidiaries as to which the breach, nonperformance, cancellation or failure to renew in accordance with the terms thereof by any party thereto, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

“Material Domestic Subsidiary” means any Domestic Restricted Subsidiary of the Borrower (a) that provides a Guarantee of any other Indebtedness of the Borrower or any of its Restricted Subsidiaries, or (b) the Consolidated Total Assets of which were more than ten percent (10%) of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries as of the end of the most recently completed fiscal year of the Borrower for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a); provided, that, in the event that the aggregate of the Consolidated Total Assets of all Domestic Restricted Subsidiaries of the Borrower that do not constitute Material Domestic Subsidiaries exceeds ten percent (10%) of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries as of the end of the most recently completed fiscal year of the Borrower for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a), the Borrower (or the Administrative Agent, in the event the Borrower has failed to do so within ten (10) days of request therefor by the Administrative Agent) shall, to the extent necessary, designate sufficient Domestic Restricted Subsidiaries of the Borrower to be deemed to be “Material Domestic Subsidiaries” to eliminate such excess, and such designated Domestic Restricted Subsidiaries of the Borrower shall thereafter constitute Material Domestic Subsidiaries.

“Material Foreign Subsidiary” means any Foreign Restricted Subsidiary of the Borrower the Consolidated Total Assets of which were more than ten percent (10%) of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries as of the end of the most recently completed fiscal year of the Borrower for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a); provided, that, in the event that the aggregate of the Consolidated Total Assets of all Foreign Restricted Subsidiaries of the Borrower that do not constitute Material Foreign Subsidiaries exceeds ten percent (10%) of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries as of the end of the most recently completed fiscal year of the Borrower for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a), the Borrower (or the Administrative Agent, in the event the Borrower has failed to do so within ten (10) days of request therefor by the Administrative Agent) shall, to the extent necessary, designate sufficient Foreign Restricted Subsidiaries of the Borrower to be deemed to be “Material Foreign Subsidiaries” to eliminate such excess, and such designated Foreign Restricted Subsidiaries of the Borrower shall thereafter constitute Material Foreign Subsidiaries.

“Maturity Date” means the Revolving Facility Maturity Date, the Term Facility Maturity Date or an Incremental Term Loan Maturity Date, as the context may require.

“Measurement Period” means, at any date of determination, the four (4) fiscal quarters of the Borrower most recently completed on or prior to such date of determination.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during any period when a Revolving A Lender constitutes a Defaulting Lender, an amount equal to one hundred five percent (105%) of the Fronting Exposure of an L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.14(a)(i), (a)(ii) or (a)(iii), an amount equal to one hundred two percent (102%) of the Outstanding Amount of all L/C Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the applicable L/C Issuer in their sole discretion.

“MLPFS” means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by any Loan Party or any Restricted Subsidiary in respect of any Disposition, Debt Issuance, or Recovery Event, net of (a) direct costs whether paid or accrued (including, without limitation, legal, accounting and investment banking fees, and sales commissions associated therewith), (b) with respect to any Disposition, amounts held in escrow to be applied as part of the purchase price of any Disposition, (c) taxes paid or payable as a result thereof, (d) with respect to any Disposition or Recovery Event, payment of the outstanding principal amount of, premium (if any) and interest on any Indebtedness secured by a Lien on the assets subject to such Disposition or Recovery Event, and (e) with respect to any Disposition or Recovery Event, amounts payable directly or indirectly to Governmental Authorities for such Disposition or Recovery Event to the extent required by such Governmental Authorities or Contractual Obligations. The term “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents proceeds from the sale or other disposition of any non-cash consideration (but only as and when such cash is actually received) received by any Loan Party or any Restricted Subsidiary in any Disposition, Debt Issuance, or Recovery Event and any cash or Cash Equivalents released from escrow as part of the purchase price in connection with any Disposition.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iv).

“Non-LIBOR Quoted Currency” means any currency other than a LIBOR Quoted Currency.

“Non-Reinstatement Deadline” has the meaning specified in Section 2.03(b)(v).

“Not Otherwise Applied” means, with reference to any proceeds of any transaction or event or of the Available Amount that is proposed to be applied to a particular use or transaction, that such amount has not previously been (and is not simultaneously being) applied to anything other than such particular use or transaction.

“Note” means a Term Note, a Revolving Note or an Incremental Term Note, as the context may require.

“Notice of Additional L/C Issuer” means a certificate substantially in the form of Exhibit H or any other form reasonably approved by the Administrative Agent.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit I or such other form as may be reasonably approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, or Letter of Credit and (b) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof pursuant to any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, that, Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), and (d) with respect to all entities, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (a) with respect to the Term Loans, Revolving Loans, Incremental Term Loans and Swingline Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of the Term Loans, Revolving Loans, Incremental Term Loans and Swingline Loans, as the case may be, occurring on such date, and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, an L/C Issuer, or the Swingline Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent or an L/C Issuer, as the case may be, in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“PATRIOT Act” has the meaning specified in Section 11.19.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Acquisition” means any Acquisition by a Loan Party (the Person, assets or division, line of business or other business unit of the Person to be acquired in such Acquisition shall be referred to herein as the “Target”); provided, that, (a) the Target of such Acquisition operates a Permitted Business or the assets acquired pursuant to such Acquisition are used or useful in a Permitted Business, (b) no Event of Default shall exist or would result from giving effect to such Acquisition, (c) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving Pro Forma Effect to such Acquisition, (i) the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11 as of the most recent fiscal quarter end for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or (b) and (ii) the Consolidated Net Leverage Ratio is at least 0.25 to 1.0 less than the ratio required to be maintained at such time by Section 7.11(a), (d) such Acquisition shall not be a “hostile” Acquisition and shall have been approved by the Board of Directors and/or the shareholders (or equivalent) of the applicable Loan Party and the Target, and (e) the Administrative Agent shall have received (i) a description of the material terms of such Acquisition, and (ii) if the Acquisition Consideration for such Acquisition exceeds $50,000,000, (A) if available, quarterly and audited financial statements of the Target for its most recently ended fiscal year and any fiscal quarters ended within the fiscal year to date, and (B) consolidated projected income statements of the Borrower and its Subsidiaries (on a Pro Forma Basis after giving effect to such Acquisition), all in form and substance reasonably satisfactory to the Administrative Agent; provided, that, for any Acquisition for which the Acquisition Consideration is less than $20,000,000, the Loan Parties shall only be required to comply with clauses (a), (b), (c) and (d) above.

“Permitted Business” means any business that is, directly or indirectly through a Restricted Subsidiary, the same as, or reasonably related, ancillary or complementary to, the business of the Borrower and its Restricted Subsidiaries on the Closing Date.

“Permitted Liens” has the meaning set forth in Section 7.01.

“Permitted Real Property Encumbrances” means (a) as to any particular real property at any time, such easements, encroachments, covenants, restrictions, rights of way, minor defects, irregularities or encumbrances on title which do not, in the reasonable opinion of the Administrative Agent, materially impair such real property for the purpose for which it is held by the applicable Loan Party or owner, as the case may be, thereof, (b) municipal and zoning laws, regulations, codes and ordinances, which are not violated in any material respect by the existing improvements and the present use made by the Loan Party or owner, as the case may be, of such real property, (c) general real estate taxes and assessments not yet delinquent, (d) leases and subleases of real property entered into in the ordinary course of business so long as such leases and subleases do not interfere in any material respect with the business of the Borrower and its Restricted Subsidiaries or materially impair the use (for its intended purpose) or value of the real property subject thereto, and (e) such other items to which the Administrative Agent may consent in its sole discretion.

“Permitted Real Estate Exchanges” means the transfer of any owned real property of a Loan Party (other than any Specified Real Property) to another Person in exchange for real property having an equivalent Fair Market Value.

“Permitted Real Estate Sales” means the sale of any Specified Real Property; provided, that, (a) no Default or Event of Default shall be existing or would result from such sale, and (b) such sale is for Fair Market Value.

“Permitted Real Estate Transfers” means the contribution, sale or other transfer of any owned real property of a Loan Party (other than any Specified Real Property) to an Excluded Subsidiary; provided, that, (a) no Default or Event of Default shall be existing or would result from such contribution, sale, or other transfer, and (b) in the event of a sale, such sale is for Fair Market Value.

“Permitted Refinancing” means, with respect to any Indebtedness of any Person, any modification, refinancing, refunding, renewal or extension of such Indebtedness; provided, that, (a) the principal amount (or accreted value, if applicable) thereof does not exceed the outstanding principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended on the date of such modification, refinancing, refund, renewal or extension (or, with respect to the 2.25% Convertible Notes, the Closing Date), except by an amount equal to (i) unpaid accrued interest and premiums thereon (including tender premiums) plus reasonable fees and expenses (including upfront fees and original issue discount) incurred in connection with such modification, refinancing, refunding, renewal or extension, plus (ii) any existing commitments unutilized thereunder, (b) such modification, refinancing, refunding, renewal or extension has (i) a final maturity date equal to or later than the final maturity date of the Indebtedness being modified, refinanced, refunded, renewed or extended, and (ii) a Weighted Average Life to Maturity equal to or longer than the Weighted Average Life to Maturity of the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) immediately before and after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing, and (ii) the Loan Parties shall be in compliance on a Pro Forma Basis with the financial covenants set forth in Section 7.11 as of the most recent fiscal quarter end for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or (b), (d) the direct and contingent obligors of such Indebtedness shall not be changed, as a result of or in connection with such modification, refinancing, refunding, renewal or extension, (e) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Secured Obligations or secured by Liens on the Collateral junior to those created under the Collateral Documents, such modification, refinancing, refunding, renewal or extension is subordinated to the Secured Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being so modified, refinanced, refunded, renewed or extended (it being understood that (x) any Indebtedness secured by Liens on the Collateral junior to those created under the Collateral Documents may be modified, refinanced, refunded, renewed or extended with unsecured Indebtedness, and (y) the 2.25% Convertible Notes may be modified, refinanced, refunded, renewed or extended with unsecured Indebtedness), (f) if the Indebtedness being modified, refinanced, refunded, renewed or extended is unsecured, such modification, refinancing, refunding, renewal or extension shall be unsecured, and (g) the terms (excluding pricing, fees, rate floors, discounts, premiums and optional prepayments or redemption terms) of such Indebtedness shall not be changed in any manner that is materially adverse, taken as a whole, to the Borrower or any Restricted Subsidiary, as applicable, as a result of or in connection with such modification, refinancing, refunding, renewal or extension (it being understood that (x) any Indebtedness secured by Liens on the Collateral junior to those created under the Collateral Documents may be modified, refinanced, refunded, renewed or extended with unsecured Indebtedness, and (y) the 2.25% Convertible Notes may be modified, refinanced, refunded, renewed or extended with unsecured Indebtedness), except for terms applicable only to periods after the Latest Maturity Date.

“Permitted Transfer” means (a) any Permitted Real Estate Exchange, (b) any Permitted Real Estate Sale, (c) any Permitted Real Estate Transfer, (d) the grant of certain rights pertaining to “Aggregates” to (i) Granite Construction Company pursuant to the Agreement Granting Right to Mine Aggregates dated November 18, 2004 or (ii) to any other person pursuant to an agreement pertaining to such rights entered into by any Loan Party or any Restricted Subsidiary subsequent to the Closing Date, (e) the termination of any Swap Contract, (f) the sale of any Equity Interests in any Excluded Subsidiary provided that such sale is for Fair Market Value, or (g) any other Disposition; provided, that, in the case of this clause (g), (i) the assets are sold for Fair Market Value, (ii) at least seventy-five percent (75%) of the aggregate consideration for such Disposition is received in cash or Cash Equivalents, (iii) no Event of Default exists or would result from such Disposition, (iv) upon giving Pro Forma Effect to such Disposition, the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11 as of the most recent fiscal quarter end for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or (b), and (v) the aggregate Net Cash Proceeds of such Disposition, when taken together with the Net Cash Proceeds received from all other Dispositions made in reliance on this clause (g) (to the extent not reinvested in Eligible Assets during the applicable twelve (12) month period) during any twelve (12) month period, shall not exceed ten percent (10%) of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries as of the end of the most recently completed fiscal year of the Borrower prior to such Disposition for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Pledge Agreement” means the Fourth Amended and Restated Pledge Agreement, dated as of the Closing Date, executed in favor of the Administrative Agent by each of the Loan Parties.

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” means, in respect of a Specified Transaction, that such Specified Transaction and the following transactions in connection therewith (to the extent applicable) shall be deemed to have occurred as of the first day of the applicable Measurement Period for the applicable covenant or requirement: (a)(i) with respect to any Disposition, any disposition resulting in a Recovery Event, or sale, transfer or other disposition that results in a Person ceasing to be a Subsidiary or any designation of a Subsidiary as an Unrestricted Subsidiary, income statement and cash flow statement items (whether positive or negative) attributable to the Person or property disposed of or the Subsidiary so designated shall be excluded and (ii) with respect to any Acquisition, Investment, or a designation of a Subsidiary as a Restricted Subsidiary, income statement and cash flow statement items (whether positive or negative) attributable to the Person or property acquired or the Subsidiary so designated shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for the Borrower and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01 and (B) such items are supported by financial statements or other information satisfactory to the Administrative Agent, (b) any retirement of Indebtedness and (c) any incurrence or assumption of Indebtedness by the Borrower or any Restricted Subsidiary (and if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided, that, (x) Pro Forma Basis, Pro Forma Compliance and Pro Forma Effect in respect of any Specified Transaction shall be calculated in a reasonable and factually supportable manner and certified by a Responsible Officer of the Borrower and (y) any such calculation shall be subject to the applicable limitations set forth in the definition of Consolidated EBITDAP.

“Pro Forma Compliance Certificate” means a certificate of a Responsible Officer of the Borrower containing reasonably detailed calculations of the Consolidated Net Leverage Ratio and the Consolidated Interest Coverage Ratio as of the most recent fiscal quarter end for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or (b) after giving Pro Forma Effect to the applicable Specified Transaction.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“Qualified Acquisition” means (a) a Permitted Acquisition with aggregate Acquisition Consideration of at least $50,000,000 or (b) a series of related Permitted Acquisitions in any twelve (12) month period, with aggregate Acquisition Consideration for all such Permitted Acquisitions of at least $50,000,000.

“Qualified Capital Stock” of any Person means any Equity Interests of such Person that are not Disqualified Capital Stock.

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualifying Control Agreement” means an agreement, among a Loan Party, a depository institution or securities intermediary and the Administrative Agent, which agreement is in form and substance reasonably acceptable to the Administrative Agent and which provides the Administrative Agent with “control” (as such term is used in Article 9 of the UCC) over the deposit account(s) or securities account(s) described therein.

“Rate Determination Date” means, with respect to any Interest Period, two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided, that, to the extent such market practice is not administratively feasible for the Administrative Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Administrative Agent).

“Recipient” means the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Recovery Event” means the receipt by any Loan Party or any Restricted Subsidiary of any cash insurance proceeds or condemnation or expropriation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets other than obsolete property or assets no longer used or useful in the business of the Borrower and its Restricted Subsidiaries.

“Register” has the meaning specified in Section 11.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing (other than a Swingline Borrowing), conversion or continuation of Term Loans, Incremental Term Loans or Revolving Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swingline Borrowing, a Swingline Loan Notice.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than fifty percent (50%) of the Total Credit Exposures of all Lenders at such time. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided, that, the amount of any participation in any Swingline Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swingline Lender or an L/C Issuer, as the case may be, in making such determination.

“Required Revolving A Lenders” means, at any time, Revolving A Lenders having Revolving A Exposures representing more than fifty percent (50%) of the Revolving A Exposures of all Revolving A Lenders. The Revolving A Exposure of any Defaulting Lender shall be disregarded in determining Required Revolving A Lenders at any time; provided, that, the amount of Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is an L/C Issuer in making such determination.

“Required Revolving B Lenders” means, at any time, Revolving B Lenders having Revolving B Exposures representing more than fifty percent (50%) of the Revolving B Exposures of all Revolving B Lenders. The Revolving B Exposure of any Defaulting Lender shall be disregarded in determining Required Revolving B Lenders at any time.

“Rescission Offer” means a rescission offer or offers to be launched by the Borrower under which the Borrower will offer (using cash and/or Qualified Capital Stock) to (a) rescind and repurchase the units (consisting, in part, of Equity Interests of the Borrower), including any unrealized losses with respect to such units, sold to or issued to Persons in the Aerojet Rocketdyne Stock Fund of the Aerojet Rocketdyne Savings Plan who may have been deemed to have purchased such units that were “sold” in violation of Section 5 of the Securities Act, or any similar state laws (the “Rescission Offer Affected Persons”), (b) make payments to Rescission Offer Affected Persons who sold such units at a loss or who have unrealized losses with respect to such units and (c) pay interest to Rescission Offer Affected Persons as compensation for such losses or unrealized losses; provided, that, the Rescission Offer shall not include the rescission of units purchased by participants after the effective date of the Borrower’s registration statement on Form S-8 dated June 30, 2008.

“Resignation Effective Date” has the meaning set forth in Section 9.06(a).

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer, controller or authorized signatory of a Loan Party, and, solely for purposes of the delivery of incumbency certificates, the secretary or any assistant secretary of a Loan Party, and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent reasonably requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Administrative Agent, appropriate authorization documentation, in form and substance satisfactory to the Administrative Agent.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares (or equivalent) of any class of Equity Interests of the Borrower or any of its Restricted Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares (or equivalent) of any class of Equity Interests of the Borrower or any of its Restricted Subsidiaries, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of any Loan Party or any of its Restricted Subsidiaries, now or hereafter outstanding, and (d) any payment made in cash to holders of Convertible Bond Indebtedness in excess of the original principal (or notional) amount thereof and interest thereon (and, to the extent not permissible to be satisfied with shares of common stock, customary redemption, mandatory conversion or similar premiums, if any).

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary. Each Guarantor shall be a Restricted Subsidiary.

“Revaluation Date” means, (a) with respect to any Revolving B Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required Revolving B Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance, amendment and/or extension of a Letter of Credit denominated in an Alternative Currency, (ii) each date of any payment by an L/C Issuer under any Letter of Credit denominated in an Alternative Currency, (iii) in the case of all Existing Letters of Credit denominated in Alternative Currencies, the Closing Date, and (iv) such additional dates as the Administrative Agent or an L/C Issuer shall determine or the Required Revolving B Lenders shall require.

“Revolving A Borrowing” means a borrowing consisting of simultaneous Revolving A Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Revolving A Lenders pursuant to Section 2.01(b)(i).

“Revolving A Commitment” means, as to each Revolving A Lender, its obligation to (a) make Revolving A Loans to the Borrower pursuant to Section 2.01(b)(i), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01(b) under the caption “Revolving A Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Revolving A Commitments of all of the Revolving A Lenders on the First Amendment Effective Date shall be $490,000,000.

“Revolving A Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving A Loans and such Lender’s participation in L/C Obligations and Swingline Loans at such time.

“Revolving A Facility” means, at any time, the aggregate amount of the Revolving A Lenders’ Revolving A Commitments at such time.

“Revolving A Lender” means, at any time, (a) so long as any Revolving A Commitment is in effect, any Lender that has a Revolving A Commitment at such time or (b) if the Revolving a Commitments have terminated or expired, any Lender that has a Revolving A Loan or a participation in L/C Obligations or Swingline Loans at such time.

“Revolving A Loan” has the meaning specified in Section 2.01(b)(i).

“Revolving B Borrowing” means a borrowing consisting of simultaneous Revolving B Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Revolving B Lenders pursuant to Section 2.01(b)(ii).

“Revolving B Commitment” means, as to each Revolving B Lender, its obligation to make Revolving B Loans to the Borrower pursuant to Section 2.01(b)(ii), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01(b) under the caption “Revolving B Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Revolving B Commitments of all of the Revolving B Lenders on the First Amendment Effective Date shall be $160,000,000.

“Revolving B Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving B Loans.

“Revolving B Facility” means, at any time, the aggregate amount of the Revolving B Lenders’ Revolving B Commitments at such time.

“Revolving B Lender” means, at any time, (a) so long as any Revolving B Commitment is in effect, any Lender that has a Revolving B Commitment at such time or (b) if the Revolving B Commitments have terminated or expired, any Lender that has a Revolving B Loan at such time.

“Revolving B Loan” has the meaning specified in Section 2.01(b)(ii).

“Revolving Borrowing” means a Revolving A Borrowing and/or a Revolving B Borrowing, as applicable.

“Revolving Commitment” means a Revolving A Commitment and/or a Revolving B Commitment, as applicable.

“Revolving Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of such Lender’s (a) outstanding Revolving A Loans, plus (b) participation in L/C Obligations, plus (c) participation in Swingline Loans, plus (d) outstanding Revolving B Loans.

“Revolving Facility Maturity Date” means September 20, 2023; provided, that, if such date is not a Business Day, the Revolving Facility Maturity Date shall be the immediately prior Business Day.

“Revolving Lender” means a Revolving A Lender and/or a Revolving B Lender, as applicable.

“Revolving Loan” means a Revolving A Loan and/or a Revolving B Loan, as applicable.

“Revolving Note” means a promissory note made by the Borrower in favor of a Revolving Lender evidencing Revolving Loans or Swingline Loans, as the case may be, made by such Revolving Lender, substantially in the form of Exhibit J.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of McGraw-Hill Financial, Inc., and any successor thereto.

“Sale and Leaseback Transaction” means, with respect to the Borrower or any Restricted Subsidiary, any arrangement, directly or indirectly, with any Person whereby the Borrower or such Restricted Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred; provided, that, a transaction of the type described in clause (h) of the definition of Disposition shall not constitute a Sale and Leaseback Transaction.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanction(s)” means any sanction or trade embargo imposed, administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Scheduled Unavailability Date” has the meaning specified in Section 3.07.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement between any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means any interest rate, currency, foreign exchange, or commodity Swap Contract permitted under Article VI and VII between any Loan Party and any Hedge Bank.

“Secured Obligations” means all Obligations and all Additional Secured Obligations.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuers, the Hedge Banks, the Cash Management Banks, each Indemnitee and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05.

“Secured Party Designation Notice” means a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit K.

“Securities Act” means the Securities Act of 1933, including all amendments thereto and regulations promulgated thereunder.

“Securitization Transaction” means, with respect to any Person, any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which such Person or any Subsidiary of such Person may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of such Person.

“Security Agreement” means the Fourth Amended and Restated Security Agreement, dated as of the Closing Date, executed in favor of the Administrative Agent by each of the Loan Parties.

“Snappon Judgments” means any legal judgments rendered under French law against Snappon SA, a French subsidiary of the Borrower.

“Solvency Certificate” means a solvency certificate in substantially in the form of Exhibit L.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on their debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond the ability of such Person to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which the property of such Person would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Notice Currency” means, at any time, any Alternative Currency other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Event of Default” means any Event of Default pursuant to Section 8.01(a), Section 8.01(f) or Section 8.01(g).

“Specified Legal Claims” means claims arising from (a) environmental and litigation matters discussed in the Borrower’s Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q, and (b) additional matters disclosed on Schedule 1.01(f).

“Specified Loan Party” means any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.11).

“Specified Real Property” means each of the following owned real properties: (a) 7499 Pine Stake Road, Culpeper, Virginia 22701, (b) 11441 Willows NE, Redmond, Washington 98052, and (c) 8900 De Soto Avenue, Los Angeles, California 91304.

“Specified Sales” means the sale, transfer, lease or other disposition of (a) inventory and materials in the ordinary course of business, and (b) cash into Cash Equivalents or Cash Equivalents into cash.

“Specified Transaction” means (a) any Acquisition, any Disposition, any sale, transfer or other disposition that results in a Person ceasing to be a Subsidiary, any disposition resulting in a Recovery Event, any Investment that results in a Person becoming a Restricted Subsidiary, any designation of a Subsidiary as a Restricted Subsidiary or as an Unrestricted Subsidiary, in each case, whether by merger, consolidation or otherwise, or any incurrence or repayment of Indebtedness or (b) any other event that by the terms of the Loan Documents requires Pro Forma Compliance with a test or covenant, calculation as to Pro Forma Effect with respect to a test or covenant or requires such test or covenant to be calculated on a Pro Forma Basis.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or an L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided, that, the Administrative Agent or such L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or such L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; provided, further, that such L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subordinating Loan Party” has the meaning specified in Section 11.16.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Successor Agency Agreement” means that certain Agency Resignation, Appointment and Assumption Agreement substantially in the form of Exhibit P.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swingline Borrowing” means a borrowing of a Swingline Loan pursuant to Section 2.04.

“Swingline Lender” means Bank of America, in its capacity as provider of Swingline Loans, or any successor swingline lender hereunder.

“Swingline Loan” has the meaning specified in Section 2.04(a).

“Swingline Loan Notice” means a notice of a Swingline Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit M or such other form as reasonably approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swingline Sublimit” means an amount equal to the lesser of (a) $10,000,000, and (b) the Revolving A Facility. The Swingline Sublimit is part of, and not in addition to, the Revolving A Facility.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including Sale and Leaseback Transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“TAB Documents” means, in connection with an issuance of TAB Indebtedness, any TAB Indenture, any TAB Lease Agreement, and any other certificate, agreement, document or instrument, in each case, executed and delivered by any Loan Party in connection with such issuance of TAB Indebtedness.

“TAB Indebtedness” means all Indebtedness and other obligations arising in connection with the issuance of tax abatement bonds by a TAB Issuer to mitigate Taxes otherwise payable in connection with the ownership of a TAB Property.

“TAB Indenture” means an indenture or other agreement governing TAB Indebtedness entered into by any Loan Party in connection with the issuance of such TAB Indebtedness.

“TAB Issuer” means a Governmental Authority located in the United States that issues TAB Indebtedness.

“TAB Lease Agreement” means a lease agreement entered into by and between a Loan Party and a TAB Issuer (or any affiliate thereof) in connection with the issuance by such TAB Issuer of TAB Indebtedness.

“TAB Property” means a real property owned by a Loan Party.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Tax Benefit” has the meaning specified in Section 3.01(f).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a).

“Term Commitment” means, as to each Term Lender, its obligation to make a Term Loan to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Lender’s name on Schedule 1.01(b) under the caption “Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Term Commitments of all of the Term Lenders on the First Amendment Effective Date shall be $350,000,000.

“Term Facility” means, at any time, the aggregate principal amount of the Term Loans of all Term Lenders outstanding at such time.

“Term Facility Maturity Date” means September 20, 2023; provided, that, if such date is not a Business Day, the Term Facility Maturity Date shall be the immediately prior Business Day.

“Term Lender” means, at any time, any Lender that holds Term Loans at such time.

“Term Loan” means an advance made by any Term Lender under the Term Facility.

“Term Note” means a promissory note made by the Borrower in favor of a Term Lender evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit N.

“Threshold Amount” means $25,000,000.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments, Revolving Exposure, Outstanding Amount of the Term Loans, and Outstanding Amount of all Incremental Term Loans of such Lender at such time.

“Total Revolving A Outstandings” means the aggregate Outstanding Amount of all Revolving A Loans, Swingline Loans and L/C Obligations.

“Total Revolving B Outstandings” means the aggregate Outstanding Amount of all Revolving B Loans.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided, that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Subsidiary” means, at any date of determination, any Subsidiary of the Borrower that has been designated as an Unrestricted Subsidiary by the Borrower (in a written notice by the Borrower to the Administrative Agent); provided, that, no Subsidiary that owns any Equity Interests of the Borrower or any Restricted Subsidiary may be designated an Unrestricted Subsidiary; provided, further, that, (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving Pro Forma Effect to such designation, the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11 as of the most recent fiscal quarter end for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or (b) and (iii) such Subsidiary shall have been or will promptly be designated an “unrestricted subsidiary” (or otherwise not be subject to the covenants) under any Additional Second Lien Indebtedness, any Additional Unsecured Indebtedness, any other Indebtedness with an outstanding principal amount in excess of the Threshold Amount and any Permitted Refinancing of any of the foregoing. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the applicable Loan Party or Subsidiary therein. Any Unrestricted Subsidiary may be redesignated as a Restricted Subsidiary in a written notice by the Borrower to the Administrative Agent; provided, that, (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) no Excluded Subsidiary may be redesignated as a Restricted Subsidiary (unless, as of the date of such redesignation, such Subsidiary ceases to be an Excluded Subsidiary) and (iii) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving Pro Forma Effect to such redesignation, the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11 as of the most recent fiscal quarter end for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or (b). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of such designation of any Indebtedness or Liens of such Subsidiary existing at such time. Once an Unrestricted Subsidiary has been re-designated as a Restricted Subsidiary, such Subsidiary may not be designated as an Unrestricted Subsidiary again. As of the First Amendment Effective Date, Schedule 1.01(e) contains a list of each Unrestricted Subsidiary.

“U.S. Loan Party” means any Loan Party that is organized under the laws of one of the states of the United States.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right to so vote has been suspended by the happening of such contingency.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date of determination, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one twelfth) that will elapse between such date of determination and the making of such payment by (b) the then outstanding principal amount of such Indebtedness as of such date of determination.

“Wells Fargo” means Wells Fargo Bank, National Association.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.02 Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Loan Documents and any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at one hundred percent (100%) of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) Changes in GAAP. The Borrower shall provide a written summary of any material change in accounting policies or financial reporting practices by any Loan Party or any Restricted Subsidiary with each Compliance Certificate delivered pursuant to Section 6.02(b). If at any time any change in GAAP (including the adoption of IFRS but excluding, for any reporting period ending after December 31, 2016, the recognition by the Borrower of revenue in accordance with FASB Accounting Standards Update 2014-09 (Revenue From Contracts With Customers (Topic 606)) pursuant to amendments that have been issued as of the Closing Date but are not effective as of the Closing Date) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c) Consolidation of Variable Interest Entities. All references herein to Consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a Consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

(d) Pro Forma Calculations. Notwithstanding anything to the contrary contained herein, all calculations of the Consolidated Net Leverage Ratio (including for purposes of determining the Applicable Rate), the Consolidated First Lien Net Leverage Ratio and the Consolidated Interest Coverage Ratio shall be made on a Pro Forma Basis with respect to all Specified Transactions occurring during the applicable Measurement Period to which such calculation relates, and/or subsequent to the end of such Measurement Period but not later than the date of such calculation; provided, that, notwithstanding the foregoing, when calculating the Consolidated Net Leverage Ratio and/or the Consolidated Interest Coverage Ratio for purposes of determining (i) compliance with Section 7.11, and/or (ii) the Applicable Rate, any Specified Transaction and any related adjustment contemplated in the definition of Pro Forma Basis that occurred subsequent to the end of the applicable Measurement Period shall not be given Pro Forma Effect. For purposes of determining compliance with any provision of this Agreement which requires Pro Forma Compliance with any financial covenant set forth in Section 7.11, (x) in the case of any such compliance required after delivery of financial statements for the fiscal quarter ending June 30, 2016, such Pro Forma Compliance shall be determined by reference to the maximum Consolidated Net Leverage Ratio and/or minimum Consolidated Interest Coverage Ratio, as applicable, permitted for the fiscal quarter most recently then ended for which financial statements have been delivered (or were required to have been delivered) in accordance with Section 6.01(a) or (b), or (y) in the case of any such compliance required prior to the delivery referred to in clause (x) above, such Pro Forma Compliance shall be determined by reference to the maximum Consolidated Net Leverage Ratio and/or minimum Consolidated Interest Coverage Ratio, as applicable, permitted for the fiscal quarter ending June 30, 2016. The parties hereto acknowledge and agree that for purposes of all calculations hereunder, the principal amount of Convertible Bond Indebtedness shall be the outstanding principal (or notional) amount thereof, valued at par.

(e) Limited Condition Acquisitions. Notwithstanding anything to the contrary herein, to the extent that the terms of this Agreement require (i) compliance with any basket, financial ratio or test (including any Consolidated Net Leverage Ratio test, any Consolidated First Lien Net Leverage Ratio test or any Consolidated Interest Coverage Ratio test), (ii) the absence of a Default or an Event of Default, or (iii) a determination as to whether the representations and warranties contained in this Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect), in each case in connection with the consummation of a Limited Condition Acquisition, the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower, (A) on the date of the execution of the definitive agreement with respect to such Limited Condition Acquisition (such date, the “LCA Test Date”), or (B) on the date on which such Limited Condition Acquisition is consummated, in either case, after giving effect to the relevant Limited Condition Acquisition and any related incurrence of Indebtedness, on a Pro Forma Basis; provided, that, notwithstanding the foregoing, in connection with any Limited Condition Acquisition: (1) the condition set forth in clause (b) of the proviso to the definition of “Permitted Acquisition” shall be satisfied if (x) no Event of Default shall have occurred and be continuing as of the applicable LCA Test Date, and (y) no Specified Event of Default shall have occurred and be continuing at the time of consummation of such Limited Condition Acquisition; (2) if the proceeds of an Incremental Term Facility are being used to finance such Limited Condition Acquisition, then (x) the conditions set forth in Section 2.02(g)(ii)(E)(x) and Section 4.03(a) shall be required to be satisfied at the time of closing of the Limited Condition Acquisition and funding of such Incremental Term Facility but, if the lenders providing such Incremental Term Facility so agree, the representations and warranties which must be accurate at the time of closing of the Limited Condition Acquisition and funding of such Incremental Term Facility may be limited to customary “specified representations” and such other representations and warranties as may be required by the lenders providing such Incremental Term Facility, and (y) the conditions set forth in Section 2.02(g)(ii)(B), Section 2.02(g)(ii)(E)(y) and Section 4.03(b) shall, if and to the extent the lenders providing such Incremental Term Facility so agree, be satisfied if (I) no Default or

Event of Default shall have occurred and be continuing as of the applicable LCA Test Date, and (II) no Specified Event of Default shall have occurred and be continuing at the time of the funding of such Incremental Term Facility in connection with the consummation of such Limited Condition Acquisition; and (3) such Limited Condition Acquisition and the related Indebtedness to be incurred in connection therewith and the use of proceeds thereof shall be deemed incurred and/or applied at the LCA Test Date (until such time as the Indebtedness is actually incurred or the applicable definitive agreement is terminated without actually consummating the applicable Limited Condition Acquisition) and outstanding thereafter for purposes of determining Pro Forma Compliance (other than for purposes of determining Pro Forma Compliance in connection with the making of any Restricted Payment or the making of any Junior Debt Payment) with any financial ratio or test (including any Consolidated Net Leverage Ratio test, any Consolidated First Lien Net Leverage Ratio test, any Consolidated Interest Coverage Ratio test, or any calculation of the financial covenants set forth in Section 7.11) (it being understood and agreed that for purposes of determining Pro Forma Compliance in connection with the making of any Restricted Payment or the making of any Junior Debt Payment, the Borrower shall demonstrate compliance with the applicable test both after giving effect to the applicable Limited Condition Acquisition and assuming that such transaction had not occurred); provided, further, that, in connection with the incurrence of an Incremental Term Facility being used to finance a Limited Condition Acquisition, (x) if, following the applicable LCA Test Date with respect to such Limited Condition Acquisition, the Borrower has delivered financial statements pursuant to Section 6.01(a) or Section 6.01(b) for a period ending subsequent to such LCA Test Date (such financial statements being referred to herein as the “Subsequent Financial Statements”), the Borrower may, if and to the extent the lenders providing such Incremental Term Facility so agree, recalculate the Incremental Increase Amount by reference to the Subsequent Financial Statements for purposes of determining the amount of such Incremental Term Facility that may be incurred to finance such Limited Condition Acquisition, (y) the date of any recalculation pursuant to the immediately preceding clause (x) shall be deemed to be the LCA Test Date for purposes of clause (3) in the immediately preceding proviso, and (z) the amount of the Indebtedness to be incurred in connection with such Limited Condition Acquisition shall be determined after giving effect to the recalculation of the Incremental Increase Amount and any increase in the amount of the Incremental Term Facility being used to finance such Limited Condition Acquisition, in each case pursuant to the immediately preceding clause (x) for purposes of clause (3) in the immediately preceding proviso. For the avoidance of doubt, if any of such ratios or amounts for which compliance was determined or tested as of the LCA Test Date are thereafter exceeded or otherwise failed to have been complied with as a result of fluctuations in such ratio or amount (including due to fluctuations in Consolidated EBITDAP), at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios or amounts will not be deemed to have been exceeded or failed to be complied with as a result of such fluctuations solely for purposes of determining whether the relevant Limited Condition Acquisition is permitted to be consummated or taken. Except as set forth in clause (2) in the proviso to the first sentence in this Section 1.03(e) in connection with the use of the proceeds of an Incremental Term Facility to finance a Limited Condition Acquisition (and, in the case of such clause (2), only if and to the extent the lenders providing such Incremental Term Facility so agree as provided in such clause (2)), it is understood and agreed that this Section 1.03(e) shall not limit the conditions set forth in Section 4.03 with respect to any proposed Credit Extension, in connection with a Limited Condition Acquisition or otherwise.

1.04 Rounding.

Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06 Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07 UCC Terms.

Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

1.08 Currency Equivalents; Rates.

(a) The Administrative Agent or the applicable L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable L/C Issuer, as applicable.

(b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be.

(c) The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate” or with respect to any comparable or successor rate thereto.

1.09 Additional Alternative Currencies.

(a) The Borrower may from time to time request that Revolving B Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided, that, (i) such requested currency is an Eligible Currency and (ii) such requested currency shall only be treated as a “LIBOR Quoted Currency” to the extent that there is a published LIBOR rate for such currency. In the case of any such request with respect to the making of Revolving B Loans, such request shall be subject to the approval of the Administrative Agent and each Revolving B Lender; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and each L/C Issuer.

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., twenty (20) Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, each L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Revolving B Loans, the Administrative Agent shall promptly notify each Revolving B Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify each L/C Issuer thereof. Each Revolving B Lender (in the case of any such request pertaining to Revolving B Loans) or each L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Revolving B Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c) Any failure by a Revolving B Lender or an L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding subsection shall be deemed to be a refusal by such Revolving B Lender or such L/C Issuer, as the case may be, to permit Revolving B Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all of the Revolving B Lenders consent to making Revolving B Loans in such requested currency and the Administrative Agent and the Revolving B Lenders reasonably determine that an appropriate interest rate is available to be used for such requested currency, the Administrative Agent shall so notify the Borrower and (i) the Administrative Agent and the Revolving B Lenders may amend the definition of Eurocurrency Rate for any Non-LIBOR Quoted Currency to the extent necessary to add the applicable Eurocurrency Rate for such currency and (ii) to the extent the definition of Eurocurrency Rate reflects the appropriate interest rate for such currency or has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency for purposes of any Revolving B Borrowings of Eurocurrency Rate Loans. If the Administrative Agent and each L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and (A) the Administrative Agent and the L/C Issuers may amend the definition of Eurocurrency Rate for any Non-LIBOR Quoted Currency to the extent necessary to add the applicable Eurocurrency Rate for such currency and (B) to the extent the definition of Eurocurrency Rate reflects the appropriate interest rate for such currency or has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency, for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.09, the Administrative Agent shall promptly so notify the Borrower. Any specified currency of an Existing Letter of Credit that is neither Dollars nor one of the Alternative Currencies specifically listed in the definition of “Alternative Currency” shall be deemed an Alternative Currency with respect to such Existing Letter of Credit only.

1.10 Change of Currency.

(a) Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Closing Date shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided, that, if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.11 Calculation of Certain Baskets.

With respect to the incurrence of Liens in reliance on the basket set forth in Section 7.01(v)(ii) or the consummation of an Investment in reliance on the basket set forth in clause (ii) of the proviso to Section 7.03(l), a determination as to whether the incurrence of such Liens (in the case of the basket set forth in Section 7.01(v)(ii)) or the consummation of such Investment (in the case of the basket set forth in clause (ii) of the proviso to Section 7.03(l)), as applicable, is permitted by this Agreement shall be made at the time of the incurrence of such Liens (in the case of the basket set forth in Section 7.01(v)(ii)) or at the time of the consummation of such Investment (in the case of the basket set forth in clause (ii) of the proviso to Section 7.03(l)), as applicable, and, for the avoidance of doubt, if any of such basket is exceeded following the incurrence of such Liens or the consummation of such Investment, in each case, solely as a result of fluctuation in the amount of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries after the date of the incurrence of such Liens or the date of the consummation of such Investment, such basket shall not be deemed to have been exceeded solely as a result of fluctuation in the amount of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries after such date.

ARTICLE II

COMMITMENTS AND CREDIT EXTENSIONS

2.01 Loans.

(a) Term Borrowings. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a term loan to the Borrower in Dollars on the First Amendment Effective Date in an aggregate amount not to exceed such Lender’s Term Commitment. Each Term Lender shall make its Term Loan to the Borrower by (i) continuing its term loan outstanding under this Agreement immediately prior to the First Amendment Effective Date, and/or (ii) advancing additional amounts constituting its Term Loan on the First Amendment Effective Date. Each Term Borrowing shall consist of Term Loans made simultaneously by the Term Lenders in accordance with their respective Term Commitments. Term Borrowings repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(b) Revolving Borrowings.

(i) Subject to the terms and conditions set forth herein, each Revolving A Lender severally agrees to make loans (each such loan, a “Revolving A Loan”) to the Borrower in Dollars, from time to time, on any Business Day during the Availability Period for the Revolving A Facility, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving A Commitment; provided, however, that after giving effect to any Revolving A Borrowing, (i) the Total Revolving A Outstandings shall not exceed the Revolving A Facility and (ii) the Revolving A Exposure of any Lender shall not exceed such Revolving A Lender’s Revolving A Commitment. Within the limits of each Revolving A Lender’s Revolving A Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow Revolving A Loans, prepay under Section 2.05, and reborrow under this Section 2.01(b)(i). Revolving A Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(ii) Subject to the terms and conditions set forth herein, each Revolving B Lender severally agrees to make loans (each such loan, a “Revolving B Loan”) to the Borrower in Dollars or one or more Alternative Currencies, from time to time, on any Business Day during the Availability Period for the Revolving B Facility, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving B Commitment; provided, however, that after giving effect to any Revolving B Borrowing, (i) the Total Revolving B Outstandings shall not exceed the Revolving B Facility, (ii) the Revolving B Exposure of any Lender shall not exceed such Revolving B Lender’s Revolving B Commitment and (iii) the aggregate Outstanding Amount of all Revolving B Loans denominated in Alternative Currencies, plus the aggregate Outstanding Amount of all L/C Obligations denominated in Alternative Currencies, shall not exceed the Alternative Currency Sublimit. Within the limits of each Revolving B Lender’s Revolving B Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow Revolving B Loans, prepay under Section 2.05, and reborrow under this Section 2.01(b)(ii). Revolving B Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(c) Incremental Term Loans. Subject to Section 2.02(g), on the effective date of any Incremental Term Loan Lender Joinder Agreement, each Incremental Term Lender party to such Incremental Term Loan Lender Joinder Agreement severally agrees to make a term loan in one advance to the Borrower in the amount of its respective Incremental Term Commitment with respect to such Incremental Term Facility as set forth in such Incremental Term Loan Lender Joinder Agreement; provided, however, that after giving effect to any such advance, the Outstanding Amount of such Incremental Term Loans shall not exceed the aggregate amount of the Incremental Term Commitments set forth in the applicable Incremental Term Loan Lender Joinder Agreement of the applicable Incremental Term Lenders. Each Incremental Term Borrowing shall consist of Incremental Term Loans made simultaneously by the Incremental Term Lenders in accordance with their respective Applicable Percentage of the applicable Incremental Term Facility. Incremental Term Borrowings prepaid or repaid may not be reborrowed. Incremental Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

2.02 Borrowings, Conversions and Continuations of Loans.

(a) Notice of Borrowing. Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by: (i) telephone or (ii) a Loan Notice; provided, that, any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Loans, (B) four (4) Business Days (or five (5) Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, and (C) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Eurocurrency Rate Loans having an Interest Period other than one (1), two (2), three (3) or six (6) months in duration as provided in the definition of “Interest Period”, the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. (1) four (4) Business Days prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Dollars, or (2) five (5) Business Days (or six (6) Business Days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., (x) three (3) Business Days before the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Dollars, or (y) four (4) Business Days (or five (5) Business Days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of the Dollar Equivalent of $2,000,000 or a whole multiple of the Dollar Equivalent of $1,000,000 in excess thereof (or, in connection with any conversion or continuation of Term Loans or Incremental Term Loans, if less, the entire principal amount thereof then outstanding). Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of the Dollar Equivalent of $1,000,000 or a whole multiple of the Dollar Equivalent of $100,000 in excess thereof (or, in connection with any conversion or continuation of Term Loans or Incremental Term Loans, if less, the entire principal amount thereof then outstanding). Each Loan Notice and each telephonic notice shall specify (I) the applicable Facility and whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Loans, as the case may be, under such Facility, (II) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (III) the principal amount of Loans to be borrowed, converted or continued, (IV) the Type of Loans to be borrowed or to which existing Loans are to be converted, (V) if applicable, the duration of the Interest Period with respect thereto, and (VI) the currency of the Loans to be borrowed. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans; provided, that, in the case of a failure to timely request a continuation of Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one (1) month. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. Notwithstanding anything to the contrary herein, a Swingline Loan may not be converted to a Eurocurrency Rate Loan. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be repaid in the original currency of such Loan and reborrowed in the other currency.

(b) Advances. Following receipt of a Loan Notice for a Facility, the Administrative Agent shall promptly notify each Appropriate Lender of the amount and currency of its Applicable Percentage under such Facility of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans or continuation of Loans denominated in a currency other than Dollars, in each case as described in Section 2.02(a). In the case of a Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.03, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Loan Notice with respect to a Revolving A Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving A Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c) Eurocurrency Rate Loans. Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the outstanding Eurocurrency Rate Loans denominated in Dollars be converted immediately to Base Rate Loans and any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

(d) Notice of Interest Rates. The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) Interest Periods. After giving effect to all Term Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than five (5) Interest Periods in effect in respect of the Term Facility. After giving effect to all Revolving Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, there shall not be more than five (5) Interest Periods in effect in respect of the Revolving A Facility and the Revolving B Facility. With respect to each Incremental Term Facility, after giving effect to all Incremental Term Borrowings, all conversions of Incremental Term Loans from one Type to the other, and all continuations of Incremental Term Loans as the same Type, there shall not be more than five (5) Interest Periods in effect in respect of such Incremental Term Facility.

(f) Cashless Settlement Mechanism. Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

(g) Increase in Revolving A Facility; Incremental Term Loans. The Borrower may at any time after the First Amendment Effective Date until the date that is six (6) months prior to the Revolving Facility Maturity Date or the Term Facility Maturity Date, as applicable, upon prior written notice by the Borrower to the Administrative Agent, increase the Revolving A Facility (but not the Letter of Credit Sublimit or the Swingline Sublimit) and/or establish one or more Incremental Term Facilities (each such increase and/or establishment of an Incremental Term Facility, an “Incremental Facility” and collectively, the “Incremental Facilities”), by a maximum aggregate amount for all such Incremental Facilities incurred after the First Amendment Effective Date not to exceed the Incremental Increase Amount, as follows:

(i) Increase in Revolving A Facility. The Borrower may at any time after the First Amendment Effective Date until the date that is six (6) months prior to the Revolving Facility Maturity Date, upon prior written notice by the Borrower to the Administrative Agent, increase the Revolving A Facility (but not the Letter of Credit Sublimit or the Swingline Sublimit) with additional Revolving A Commitments from any Revolving A Lender or new Revolving A Commitments from one or more other Persons selected by the Borrower and acceptable to the Administrative Agent, the Swingline Lender and each L/C Issuer (so long as such Persons would be permitted at such time by Section 11.06(b)(v) to become assignees hereunder); provided, that:

(A) any such increase shall be in a minimum principal amount of $10,000,000 and in integral multiples of $5,000,000 in excess thereof;

(B) no Default or Event of Default shall exist and be continuing at the time of any such increase;

(C) no existing Lender shall be under any obligation to increase its Revolving A Commitment and any such decision whether to increase its Revolving A Commitment shall be in such Lender’s sole and absolute discretion;

(D) (1) any new Lender shall join this Agreement by executing such joinder documents as are required by the Administrative Agent and/or (2) any existing Lender electing to increase its applicable Revolving A Commitment shall have executed a commitment agreement satisfactory to the Administrative Agent;

(E) as a condition precedent to such increase, the Borrower shall have delivered to the Administrative Agent a certificate of the Borrower dated as of the date of such increase and signed by a Responsible Officer of the Borrower certifying that, before and after giving effect to such increase, (x) the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date of such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date, and except that for purposes of this Section 2.02(g)(i)(E), the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (y) no Default or Event of Default exists;

(F) a Responsible Officer of the Borrower shall have delivered to the Administrative Agent (x) a Pro Forma Compliance Certificate demonstrating that, upon giving Pro Forma Effect to any such increase in the Revolving A Facility (and assuming for such calculation that such increase is fully drawn), the Loan Parties would be in compliance with the financial covenants set forth in Sections 7.11(a) and (b) as of the most recent fiscal quarter for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or Section 6.01(b) and (y) a certificate of such Responsible Officer setting forth a calculation of the Incremental Increase Amount as of such date (and assuming for such calculation that such increase is fully drawn);

(G) the Administrative Agent shall have received such amendments to the Collateral Documents as the Administrative Agent reasonably requests to cause the Collateral Documents to secure the Secured Obligations after giving effect to such increase in the Revolving A Facility; and

(H) Schedule 1.01(b) shall be deemed revised to include any increase in the Revolving A Facility pursuant to this Section 2.02(g)(i) and to include thereon any Person that becomes a Lender pursuant to this Section 2.02(g)(i).

The Borrower shall prepay any Revolving A Loans owing by it and outstanding on the date of any such increase (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving A Loans ratable with any revised Revolving A Commitments arising from any non-ratable increase in the Revolving A Commitments under this Section.

(ii) Institution of Incremental Term Facilities. The Borrower may at any time from the First Amendment Effective Date until the date that is six (6) months prior to the Term Facility Maturity Date, upon prior written notice to the Administrative Agent, institute an Incremental Term Facility from one or more Incremental Term Lenders; provided, that:

(A) any such Incremental Term Facility shall be in a minimum aggregate principal amount of $10,000,000 and integral multiples of $5,000,000 in excess thereof;

(B) no Default or Event of Default shall exist and be continuing at the time of any such institution (but subject to Section 1.03(e) with respect to any Incremental Term Facility requested with respect to any Limited Condition Acquisition);

(C) no existing Lender shall be under any obligation to become an Incremental Term Lender and any such decision whether to become an Incremental Term Lender shall be in such Lender’s sole and absolute discretion;

(D) the Borrower (in consultation and coordination with the Administrative Agent) shall obtain commitments for the amount of such Incremental Term Facility from existing Lenders or other Persons acceptable to the Administrative Agent, which Lenders shall join in this Agreement as Incremental Term Lenders by executing an Incremental Term Loan Lender Joinder Agreement;

(E) as a condition precedent to such institution, the Borrower shall have delivered to the Administrative Agent a certificate of the Borrower dated as of the date of such institution and signed by a Responsible Officer of the Borrower certifying that, before and after giving effect to such institution, (x) the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date of such institution, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date, and except that for purposes of this Section 2.02(g)(ii)(E), the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 (but subject to Section 1.03(e) with respect to any Incremental Term Facility requested with respect to any Limited Condition Acquisition), and (y) no Default or Event of Default exists (but subject to Section 1.03(e) with respect to any Incremental Term Facility requested with respect to any Limited Condition Acquisition);

(F) a Responsible Officer of the Borrower shall have delivered to the Administrative Agent (x) a Pro Forma Compliance Certificate demonstrating that, upon giving Pro Forma Effect to any such Incremental Term Facility (and assuming for such purposes that such Incremental Term Facility is fully drawn), the Loan Parties would be in compliance with the financial covenants set forth in Sections 7.11(a) and (b) as of the most recent fiscal quarter for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or Section 6.01(b) and (y) a certificate of such Responsible Officer setting forth a calculation of the Incremental Increase Amount as of such date (and assuming for such calculation that such Incremental Term Facility is fully drawn);

(G) Schedule 1.01(b) shall be deemed revised to include such Incremental Term Facility pursuant to this Section 2.02(g)(ii) and to include thereon any Person that becomes an Incremental Term Lender pursuant to this Section 2.02(g)(ii);

(H) the Incremental Term Loan Maturity Date for such Incremental Term Facility shall be as set forth in the Incremental Term Loan Lender Joinder Agreement relating to such Incremental Term Facility; provided, that, such date shall not be earlier than the Term Facility Maturity Date;

(I) the scheduled principal amortization payments under such Incremental Term Facility shall be as set forth in the Incremental Term Loan Lender Joinder Agreement relating to such Incremental Term Facility; provided, that, the Weighted Average Life to Maturity of the Incremental Term Loans made under such Incremental Term Facility shall not be shorter than the then-remaining Weighted Average Life to Maturity of the Term Loans;

(J) the Applicable Rate of the Incremental Term Loans for such Incremental Term Facility shall be as set forth in the Incremental Term Loan Lender Joinder Agreement relating to such Incremental Term Facility; provided, that, (i) with respect to any tranche of new term loan facility that is a “term loan A” tranche, if the All-In-Yield on such Incremental Term Loans made under such Incremental Term Facility exceeds the All-In-Yield on the Term Loans or any other existing Incremental Term Loans by more than fifty basis points (0.50%) per annum, then the Applicable Rate or fees payable with respect to the Term Loans and/or such other existing Incremental Term Loans, as applicable, shall on the effective date of such Incremental Term Facility be increased to the extent necessary to cause the All-In-Yield on the Term Loans and/or such other existing Incremental Term Loans, as applicable, to be fifty basis points (0.50%) less than the All-In-Yield on such Incremental Term Loans made under such Incremental Term Facility (such increase to be allocated as reasonably determined by the Administrative Agent), and (ii) with respect to any tranche of new term loan facility that is a “term loan B” tranche (each, an “Incremental Term Loan B Facility”), if the All-In-Yield on such Incremental Term Loans made under such Incremental Term Loan B Facility exceeds the All-In-Yield on any existing Incremental Term Loans made under any other existing Incremental Term Loan B Facility by more than fifty basis points (0.50%) per annum, then the Applicable Rate or fees payable with respect to such other existing Incremental Term Loans under any other existing Incremental Term Loan B Facility shall on the effective date of such Incremental Term Loan B Facility be increased to the extent necessary to cause the All-In-Yield on the existing Incremental Term Loans under any other existing Incremental Term Loan B Facility to be fifty basis points (0.50%) less than the All-In-Yield on such Incremental Term Loans made under such Incremental Term Loan B Facility (such increase to be allocated as reasonably determined by the Administrative Agent);

(K) to the extent any of the terms of the Incremental Term Loans under such Incremental Term Facility (other than as set forth in Sections 2.02(g)(ii)(H), (I) and (J) above) are not substantially consistent with the terms of the Term Facility, such terms shall be reasonably satisfactory to the Administrative Agent; and

(L) the Administrative Agent shall have received such amendments to the Collateral Documents as the Administrative Agent reasonably requests to cause the Collateral Documents to secure the Secured Obligations after giving effect to such Incremental Term Facility.

2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Revolving A Lenders set forth in this Section, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Borrower or any Restricted Subsidiary, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving A Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Restricted Subsidiaries and any drawings thereunder; provided, that, after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Revolving A Outstandings shall not exceed the Revolving A Facility, (x) the Revolving A Exposure of any Revolving A Lender shall not exceed such Lender’s Revolving A Commitment, (y) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit, and (z) the aggregate Outstanding Amount of all Revolving B Loans denominated in Alternative Currencies, plus the aggregate Outstanding Amount of all L/C Obligations denominated in Alternative Currencies, shall not exceed the Alternative Currency Sublimit; provided, further, that, after giving effect to all L/C Credit Extensions, the aggregate Outstanding Amount of all L/C Obligations of any L/C Issuer shall not exceed such L/C Issuer’s L/C Commitment. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto and deemed L/C Obligations, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii) No L/C Issuer shall issue any Letter of Credit if:

(A) subject to Section 2.03(b)(iv), the expiry date of the requested Letter of Credit would occur more than twelve (12) months after the date of issuance or last extension, unless the Required Revolving A Lenders have approved such expiry date; or

(B) the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving A Lenders have approved such expiry date.

(iii) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing the Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

(B) the issuance of the Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and such L/C Issuer, the Letter of Credit is in an initial stated amount less than the Dollar Equivalent of $500,000;

(D) except as otherwise agreed by the Administrative Agent and such L/C Issuer, the Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

(E) any Revolving A Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Borrower or such Revolving A Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(F) such L/C Issuer does not as of the issuance date of the requested Letter of Credit issue Letters of Credit in the requested currency.

(iv) No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v) No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi) Each L/C Issuer shall act on behalf of the Revolving A Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.

(vii) No Existing Letter of Credit shall be amended or extended without the consent of Wells Fargo.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application may be sent by fax transmission, by United States mail, by overnight courier, by electronic transmission using the system provided by such L/C Issuer, by personal delivery or by any other means acceptable to such L/C Issuer. Such Letter of Credit Application must be received by an L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least five (5) Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day), (B) the amount and currency thereof (and in the absence of specification of currency, shall be deemed a request for a Letter of Credit denominated in Dollars), (C) the expiry date thereof, (D) the name and address of the beneficiary thereof, (E) the documents to be presented by such beneficiary in case of any drawing thereunder, (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder, (G) the purpose and nature of the requested Letter of Credit, and (H) such other matters as such L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer: (1) the Letter of Credit to be amended, (2) the proposed date of amendment thereof (which shall be a Business Day), (3) the nature of the proposed amendment, and (4) such other matters as such L/C Issuer may require. Additionally, the Borrower shall furnish to such L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, an L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless such L/C Issuer has received written notice from any Revolving A Lender, the Administrative Agent or any Loan Party, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Restricted Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving A Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving A Lender’s Applicable Revolving A Percentage times the amount of such Letter of Credit.

(iii) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(iv) If the Borrower so requests in any applicable Letter of Credit Application, an L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided, that, any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve (12) month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve (12) month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by such L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving A Lenders shall be deemed to have authorized (but may not require) such L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving A Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving A Lender or the Borrower that one or more of the applicable conditions specified in Section 4.03 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.

(v) If the Borrower so requests in any applicable Letter of Credit Application, an L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Unless otherwise directed by such L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Revolving A Lenders shall be deemed to have authorized (but may not require) such L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits such L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), such L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Required Revolving A Lenders have elected not to permit such reinstatement or (B) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.03 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing such L/C Issuer not to permit such reinstatement.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Borrower shall reimburse the applicable L/C Issuer in such Alternative Currency, unless (A) such L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Borrower shall have notified such L/C Issuer promptly following receipt of the notice of drawing that the Borrower will reimburse such L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable L/C Issuer shall notify the Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (an “Honor Date”), the Borrower shall reimburse the applicable L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. In the event that (1) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.03(c)(i) and (2) the Dollar amount paid by the Borrower, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the Borrower agrees, as a separate and independent obligation, to indemnify the applicable L/C Issuer for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing. If the Borrower fails to so reimburse the applicable L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving A Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Revolving A Lender’s Applicable Revolving A Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving A Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving A Commitments and the conditions set forth in Section 4.03 (other than the delivery of a Loan Notice). Any notice given by the applicable L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided, that, the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving A Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Revolving A Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving A Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in Dollars.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving A Borrowing of Base Rate Loans because the conditions set forth in Section 4.03 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving A Lender’s payment to the Administrative Agent for the account of such L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section.

(iv) Until each Revolving A Lender funds its Revolving A Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Revolving A Percentage of such amount shall be solely for the account of such L/C Issuer.

(v) Each Revolving A Lender’s obligation to make Revolving A Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Borrower, any Restricted Subsidiary or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving A Lender’s obligation to make Revolving A Loans pursuant to this Section

2.03(c) is subject to the conditions set forth in Section 4.03 (other than delivery of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving A Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving A Loan included in the relevant Revolving A Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of such L/C Issuer submitted to any Revolving A Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving A Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving A Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving A Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Revolving A Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrower to reimburse each L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such L/C Issuer or any other Person, whether in connection with this Agreement or by such Letter of Credit, the transactions contemplated hereby or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, endorsement, certificate or other document presented under or in connection with such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) waiver by such L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the Borrower or any waiver by such L/C Issuer which does not in fact materially prejudice the Borrower;

(v) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi) any payment made by such L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC or the ISP, as applicable;

(vii) any payment by such L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Subsidiaries; or

(ix) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Subsidiary in the relevant currency markets generally.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against such L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight or time draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving A Lenders or the Required Revolving A Lenders, as applicable, (ii) any action taken or omitted in the absence of gross negligence or willful misconduct, or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and an L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves, as determined by a final nonappealable judgment of a court of competent jurisdiction, were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring, endorsing or assigning or purporting to transfer, endorse or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. Each L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g) Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Borrower for, and no L/C Issuer’s rights and remedies against the Borrower shall be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving A Lender in accordance, subject to Section 2.15, with its Applicable Revolving A Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each

Letter of Credit, equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. Letter of Credit Fees shall be (i) due and payable on the first Business Day following each fiscal quarter end, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to (i) Bank of America, as an L/C Issuer for its own account, a fronting fee with respect to each Letter of Credit issued by Bank of America, at the rate per annum specified in the Fee Letter, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears, and due and payable on or prior to the date that is ten (10) Business Days following each fiscal quarter end, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand, and (ii) each other L/C Issuer, a fronting fee with respect to each Letter of Credit issued by such L/C Issuer at a rate separately agreed between such L/C Issuer and the Borrower. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to each L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k) L/C Issuer Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each L/C Issuer shall, in addition to its notification obligations set forth elsewhere in this Section 2.03, provide the Administrative Agent a Letter of Credit Report, as set forth below:

(i) reasonably prior to the time that such L/C Issuer issues, amends, renews, increases or extends a Letter of Credit, the date of such issuance, amendment, renewal, increase or extension and the stated amount of the applicable Letters of Credit after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed);

(ii) on each Business Day on which such L/C Issuer makes a payment pursuant to a Letter of Credit, the date and amount of such payment;

(iii) on any Business Day on which the Borrower fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such L/C Issuer on such day, the date of such failure and the amount of such payment;

(iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such L/C Issuer; and

(v) for so long as any Letter of Credit issued by an L/C Issuer is outstanding, such L/C Issuer shall deliver to the Administrative Agent (A) on the last Business Day of each calendar month, (B) at all other times a Letter of Credit Report is required to be delivered pursuant to this Agreement, and (C) on each date that (1) an L/C Credit Extension occurs or (2) there is any expiration, cancellation and/or disbursement, in each case, with respect to any such Letter of Credit, a Letter of Credit Report appropriately completed with the information for every outstanding Letter of Credit issued by such L/C Issuer.

(l) Additional L/C Issuers. Any Lender hereunder may become an L/C Issuer upon receipt by the Administrative Agent of a fully executed Notice of Additional L/C Issuer which shall be signed by the Borrower, the Administrative Agent and each L/C Issuer. Such new L/C Issuer shall provide its L/C Commitment in such Notice of Additional L/C Issuer and upon the receipt by the Administrative Agent of the fully executed Notice of Additional L/C Issuer, the defined term L/C Commitment shall be deemed amended to incorporate the L/C Commitment of such new L/C Issuer.

(m) Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.

2.04 Swingline Loans.

(a) The Swingline. Subject to the terms and conditions set forth herein, the Swingline Lender, in reliance upon the agreements of the other Lenders set forth in this Section, may in its sole discretion make loans to the Borrower (each such loan, a “Swingline Loan”). Each such Swingline Loan may be made, subject to the terms and conditions set forth herein, to the Borrower, in Dollars, from time to time on any Business Day during the Availability Period for the Revolving A Facility in an aggregate amount not to exceed at any time outstanding the amount of the Swingline Sublimit, notwithstanding the fact that such Swingline Loans, when aggregated with the Applicable Revolving A Percentage of the Outstanding Amount of Revolving A Loans and L/C Obligations of the Lender acting as Swingline Lender, may exceed the amount of such Lender’s Revolving A Commitment; provided, however, that (i) after giving effect to any Swingline Loan, (A) the Total Revolving A Outstandings shall not exceed the Revolving A Facility at such time, and (B) the Revolving A Exposure of any Revolving A Lender at such time shall not exceed such Lender’s Revolving A Commitment, (ii) the Borrower shall not use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan, and (iii) the Swingline Lender shall not be under any obligation to make any Swingline Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section, prepay under Section 2.05, and reborrow under this Section. Each Swingline Loan shall bear interest only at a rate based on the Base Rate plus the Applicable Rate. Immediately upon the making of a Swingline Loan, each Revolving A Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Revolving A Lender’s Applicable Revolving A Percentage times the amount of such Swingline Loan.

(b) Borrowing Procedures. Each Swingline Borrowing shall be made upon the Borrower’s irrevocable notice to the Swingline Lender and the Administrative Agent, which may be given by: (i) telephone or (ii) a Swingline Loan Notice; provided, that, any telephonic notice must be confirmed immediately by delivery to the Swingline Lender and the Administrative Agent of a Swingline Loan Notice. Each such Swingline Loan Notice must be received by the Swingline Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (A) the amount to be borrowed, which shall be a minimum of $100,000, and (B) the requested date of the Borrowing (which shall be a Business Day). Promptly after receipt by the Swingline Lender of any Swingline Loan Notice, the Swingline Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swingline Loan Notice and, if not, the Swingline Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving A Lender) prior to 2:00 p.m. on the date of the proposed Swingline Borrowing (1) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (2) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swingline Loan Notice, make the amount of its Swingline Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swingline Lender in immediately available funds.

(c) Refinancing of Swingline Loans.

(i) The Swingline Lender at any time in its sole discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swingline Lender to so request on its behalf), that each Revolving A Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Revolving A Percentage of the amount of Swingline Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving A Facility and the conditions set forth in Section 4.03. The Swingline Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving A Lender shall make an amount equal to its Applicable Revolving A Percentage of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swingline Loan) for the account of the Swingline Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving A Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swingline Lender.

(ii) If for any reason any Swingline Loan cannot be refinanced by such a Revolving A Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Revolving A Lenders fund its risk participation in the relevant Swingline Loan and each Revolving A Lender’s payment to the Administrative Agent for the account of the Swingline Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving A Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swingline Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swingline Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving A Loan included in the relevant Revolving A Borrowing or funded participation in the relevant Swingline Loan, as the case may be. A certificate of the Swingline Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving A Lender’s obligation to make Revolving A Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving A Lender’s obligation to make Revolving A Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.03 (other than delivery of a Loan Notice). No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swingline Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Revolving A Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Revolving A Lender its Applicable Revolving A Percentage thereof in the same funds as those received by the Swingline Lender.

(ii) If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Revolving A Lender shall pay to the Swingline Lender its Applicable Revolving A Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swingline Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swingline Lender. The Swingline Lender shall be responsible for invoicing the Borrower for interest on the Swingline Loans. Until each Revolving A Lender funds its Base Rate Loan or risk participation pursuant to this Section to refinance such Revolving A Lender’s Applicable Revolving A Percentage of any Swingline Loan, interest in respect of such Applicable Revolving A Percentage shall be solely for the account of the Swingline Lender.

(f) Payments Directly to Swingline Lender. The Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender.

2.05 Prepayments.

(a) Optional.

(i) The Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay the Term Loans, Revolving Loans and/or any Incremental Term Loans in whole or in part without premium or penalty subject to Section 3.05; provided, that, unless otherwise agreed by the Administrative Agent, (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three (3) Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (2) four (4) Business Days (or five (5) Business Days in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies, and (3) on the date of prepayment of Base Rate Loans, (B) any prepayment of Eurocurrency Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof, and (C) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date, the currency and amount of such prepayment, the Type(s) of Loans to be prepaid, and whether the Loans to be prepaid are the Term Loans, the Revolving A Loans, Revolving B Loans, and/or the Incremental Term Loans and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of principal shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of Term Loans and Incremental Term Loans pursuant to this Section 2.05(a) shall be applied to the Term Loans and any Incremental Term Loans on a pro rata basis, and shall be applied to the principal repayment installments thereof in the direct order of maturity. Subject to Section 2.15, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.

(ii) The Borrower may, upon notice to the Swingline Lender pursuant to delivery to the Swingline Lender of a Notice of Loan Prepayment (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swingline Loans in whole or in part without premium or penalty; provided, that, unless otherwise agreed by the Swingline Lender, (A) such notice must be received by the Swingline

Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of principal shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.

(b) Mandatory.

(i) Revolving Outstandings.

(A) If for any reason the Total Revolving A Outstandings at any time exceed the Revolving A Facility at such time, the Borrower shall immediately prepay Revolving A Loans, Swingline Loans and L/C Borrowings (together with all accrued but unpaid interest thereon) and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(i)(A) unless, after the prepayment of the Revolving A Loans and Swingline Loans, the Total Revolving A Outstandings exceed the Revolving A Facility at such time.

(B) If for any reason the Total Revolving B Outstandings at any time exceed the Revolving B Facility at such time, the Borrower shall immediately prepay Revolving B Loans (together with all accrued but unpaid interest thereon).

(ii) Dispositions. The Borrower shall promptly prepay the Loans as hereinafter provided in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds received by any Loan Party or any Restricted Subsidiary from all Dispositions; provided, that, such Net Cash Proceeds shall not be required to be so applied (A) until the aggregate amount of Net Cash Proceeds derived from all such Dispositions in any fiscal year is equal to or greater than $50,000,000 and (B) if, at the election of the Borrower (as notified by the Borrower to the Administrative Agent on or promptly after the date of such Disposition), so long as no Default or Event of Default shall have occurred and be continuing at the time of such Disposition or at the time of such reinvestment, such Loan Party or such Restricted Subsidiary reinvests all or any portion of such Net Cash Proceeds in Eligible Assets within three hundred sixty five (365) days of the date of such Disposition (or to the extent it commits within such three hundred sixty five (365) day period to make such reinvestment, within one hundred eighty (180) days after such three hundred sixty five (365) day period); provided, further, that, for purposes of the foregoing clause (B), if such Net Cash Proceeds shall have not been so reinvested by the end of such period(s), such Net Cash Proceeds shall be promptly applied to prepay the Loans. Any prepayment pursuant to this clause (ii) shall be applied as set forth in clause (v) below.

(iii) Debt Issuance. Promptly upon the receipt by any Loan Party or any Restricted Subsidiary of the Net Cash Proceeds of any Debt Issuance, the Borrower shall prepay the Loans as hereinafter provided in an aggregate amount equal to one hundred percent (100%) of such Net Cash Proceeds. Any prepayment pursuant to this clause (iii) shall be applied as set forth in clause (v) below.

(iv) Recovery Events. The Borrower shall promptly prepay the Loans as hereinafter provided in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds received by any Loan Party or any Restricted Subsidiary from all Recovery Events; provided, that, such Net Cash Proceeds shall not be required to be so applied (A) until the aggregate amount of Net Cash Proceeds derived from all such Recovery Events in any fiscal year is equal to or greater than $25,000,000 and (B) if, at the election of the Borrower (as notified by the Borrower to the Administrative Agent on or promptly after the date of such Recovery Event), so long as no Default or Event of Default shall have occurred and be continuing at the time of such Recovery Event or at the time of such reinvestment, such Loan Party or such Restricted Subsidiary reinvests all or any portion of such Net Cash Proceeds in Eligible Assets within three hundred sixty five (365) days of the date of such Recovery Event (or to the extent it commits within such three hundred sixty five (365) day period to make such reinvestment, within one hundred eighty (180) days after such three hundred sixty five (365) day period); provided, further, that, for purposes of the foregoing clause (B), if such Net Cash Proceeds shall have not been so reinvested by the end of such period(s), such Net Cash Proceeds shall be promptly applied to prepay the Loans. Any prepayment pursuant to this clause (iv) shall be applied as set forth in clause (v) below.

(v) Application of Payments. Each prepayment of Loans pursuant to the foregoing provisions of Sections 2.05(b)(ii) through (iv) shall be applied, first, to the Term Loans and any Incremental Term Loans on a pro rata basis and to the principal repayment installments thereof in the inverse order of maturity, second, to outstanding Swingline Loans, and third, to outstanding Revolving A Loans and outstanding Revolving B Loans on a pro rata basis (without a corresponding permanent reduction of the Revolving A Facility or the Revolving B Facility). Subject to Section 2.15, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.

(vi) Alternative Currencies. If the Administrative Agent notifies the Borrower at any time that (A) the Outstanding Amount of all Revolving B Loans denominated in Alternative Currencies at such time, plus (B) the Outstanding Amount of all L/C Obligations denominated in Alternative Currencies at such time, exceeds an amount equal to one hundred five percent (105%) of the Alternative Currency Sublimit then in effect, then, within two (2) Business Days after receipt of such notice, the Borrower shall prepay Revolving B Loans and/or Cash Collateralize Letters of Credit in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment and/or Cash Collateralization to an amount not to exceed one hundred percent (100%) of the Alternative Currency Sublimit then in effect.

Within the parameters of the applications set forth above, prepayments pursuant to this Section 2.05(b) shall be applied first to Base Rate Loans and then to Eurocurrency Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.05(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

2.06 Termination or Reduction of Commitments.

(a) Optional. The Borrower may, upon notice to the Administrative Agent, terminate the Revolving A Facility, the Letter of Credit Sublimit, the Swingline Sublimit, the Revolving B Facility or the Alternative Currency Sublimit, or from time to time permanently reduce the Revolving A Facility, the Letter of Credit Sublimit, the Swingline Sublimit, the Revolving B Facility or the Alternative Currency Sublimit; provided, that: unless otherwise agreed by the Administrative Agent, (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce (A) the Revolving A Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving A Outstandings would exceed the Revolving A Facility, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, (C) the Swingline Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swingline Loans would exceed the Swingline Sublimit, (D) the Revolving B Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving B Outstandings would exceed the Revolving B Facility, or (E) the Alternative Currency Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of all Revolving B Loans denominated in Alternative Currencies, plus the Outstanding Amount of all L/C Obligations denominated in Alternative Currencies not fully Cash Collateralized hereunder, would exceed the Alternative Currency Sublimit.

(b) Mandatory.

(i) The aggregate Term Commitments shall be automatically and permanently reduced to zero on the First Amendment Effective Date after giving effect to the borrowings made pursuant to Section 2.01(a).

(ii) If after giving effect to any reduction or termination of the Revolving A Facility under this Section 2.06, the Letter of Credit Sublimit or the Swingline Sublimit exceeds the Revolving A Facility at such time, the Letter of Credit Sublimit or the Swingline Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, the Swingline Sublimit, the Revolving A Facility, the Revolving B Facility or the Alternative Currency Sublimit under this Section 2.06. Upon any reduction of the Revolving A Facility, the Revolving A Commitment of each Revolving A Lender shall be reduced by such Lender’s Applicable Revolving A Percentage of such reduction amount. Upon any reduction of the Revolving B Facility, the Revolving B Commitment of each Revolving B Lender shall be reduced by such Lender’s Applicable Revolving B Percentage of such reduction amount. All fees in respect of the Revolving A Facility or the Revolving B Facility, as applicable, accrued until the effective date of any termination of the Revolving A Facility or the Revolving B Facility, as applicable, shall be paid on the effective date of such termination.

2.07 Repayment of Loans.

(a) Term Loans. The Borrower shall repay the outstanding principal amount of the Term Loans in installments on the last Business Day of each March, June, September and December and on the Term Facility Maturity Date, in each case, in the respective amounts set forth in the table below (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05), unless accelerated sooner pursuant to Section 8.02:

Payment Dates	Principal Amortization Payment (% of Aggregate Principal Amount of Term Facility on the First Amendment Effective Date)
December, 2018	1.250%
March, 2019	1.250%
June, 2019	1.250%
September, 2019	1.250%
December, 2019	1.250%
March, 2020	1.250%
June, 2020	1.250%
September, 2020	1.250%
December, 2020	1.875%
March, 2021	1.875%
June, 2021	1.875%
September, 2021	1.875%
December, 2021	1.875%
March, 2022	1.875%
June, 2022	1.875%
September, 2022	1.875%
December, 2022	2.500%
March, 2023	2.500%
June, 2023	2.500%
Term Facility Maturity Date	Outstanding Principal Balance of Term Loans

provided, however, that, the final principal repayment installment of the Term Loans shall be repaid on the Term Facility Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans outstanding on such date.

(b) Revolving Loans.

(i) The Borrower shall repay to the Revolving A Lenders on the Revolving Facility Maturity Date the aggregate principal amount of all Revolving A Loans outstanding on such date.

(ii) The Borrower shall repay to the Revolving B Lenders on the Revolving Facility Maturity Date the aggregate principal amount of all Revolving B Loans outstanding on such date.

(c) Incremental Term Loans. The Borrower shall repay the outstanding principal amount of all Incremental Term Loans in the installments, on the dates and in the amounts set forth in the applicable Incremental Term Loan Lender Joinder Agreement for such Incremental Term Loans (as such installments may hereafter be adjusted as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05), unless accelerated sooner pursuant to Section 8.02.

(d) Swingline Loans. The Borrower shall repay each Swingline Loan on the earlier to occur of (i) the date ten (10) Business Days after such Loan is made and (ii) the Revolving Facility Maturity Date.

2.08 Interest and Default Rate.

(a) Interest. Subject to the provisions of Section 2.08(b), (i) each Eurocurrency Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period from the applicable borrowing date at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate, (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate, and (iii) each Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate. To the extent that any calculation of interest or any fee required to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Agreement.

(b) Default Rate.

(i) (A) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, or (B) an Event of Default pursuant to Sections 8.01(f) or (g) exists, all outstanding Obligations shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by any Loan Party under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Upon the request of the Required Lenders, while any Event of Default exists, all outstanding Obligations (including Letter of Credit Fees) shall accrue at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest Payments. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09 Fees.

In addition to certain fees described in subsections (h) and (i) of Section 2.03:

(a) Commitment Fees. The Borrower shall pay to the Administrative Agent for the account of (i) each Revolving A Lender in accordance with its Applicable Revolving A Percentage, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Revolving A Facility exceeds the sum of (A) the Outstanding Amount of Revolving A Loans and (B) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15, and (ii) each Revolving B Lender in accordance with its Applicable Revolving B Percentage, a commitment fee in Dollars equal to the Applicable Rate times the actual daily amount by which the Revolving B Facility exceeds the Outstanding Amount of Revolving B Loans, subject to adjustment as provided in Section 2.15. For the avoidance of doubt, the Outstanding Amount of Swingline Loans shall not be counted towards or considered usage of the Revolving A Facility. The commitment fees shall accrue at all times during the applicable Availability Period, including at any time during which one or more of the conditions in Article IV is not met. The commitment fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and, with respect to the Revolving A Facility, on the last day of the Availability Period for the Revolving A Facility, and, with respect to the Revolving B Facility, on the last day of the Availability Period for the Revolving B Facility. The commitment fees shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Other Fees.

(i) The Borrower shall pay to the Administrative Agent and MLPFS for their own respective accounts, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Borrower shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a) Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365 day year), or, in the case of interest in respect of Revolving B Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the

Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) Financial Statement Adjustments or Restatements. If, as a result of any restatement of or other adjustment to the financial statements of the Borrower and its Subsidiaries or for any other reason, the Borrower or the Lenders determine that (i) the Consolidated Net Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Net Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuers, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or any L/C Issuer, as the case may be, under any provision of this Agreement to payment of any Obligations hereunder at the Default Rate or under Article VIII. The Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

2.11 Evidence of Debt.

(a) Maintenance of Accounts. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b) Maintenance of Records. In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Revolving B Loans denominated in an Alternative Currency, all payments by the Borrower hereunder shall be made to the Administrative Agent for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrower hereunder with respect to principal and interest on Revolving B Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Revolving B Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent, in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Except as otherwise specifically provided for in this Agreement, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 Noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans or in the case of Alternative Currencies in accordance with such market practice, in each case, as applicable. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuers hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuers, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuers, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13 Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any of the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then, in each case under clauses (a) and (b) above, the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swingline Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be; provided, that:

(1) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(2) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.14, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swingline Loans to any assignee or participant, other than an assignment to any Loan Party or any Affiliate thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14 Cash Collateral.

(a) Certain Credit Support Events. If (i) an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrower shall be required to provide Cash Collateral pursuant to Section 2.05 or 8.02(c), or (iv) there shall exist a Defaulting Lender, the Borrower shall immediately (in the case of clause (iii) above) or within one (1) Business Day (in all other cases) following any request by the Administrative Agent or such L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by the Defaulting Lender). Additionally, if the Administrative Agent notifies the Borrower at any time that the Outstanding Amount of all L/C Obligations at such time exceeds one hundred five percent (105%) of the Letter of Credit Sublimit then in effect, then within two (2) Business Days after receipt of such notice, the Borrower shall provide Cash Collateral for the Outstanding Amount of the L/C Obligations in an amount not less than the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit.

(b) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or any L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in one or more blocked, non-interest bearing deposit accounts at Bank of America. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.05, 2.15 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Revolving A Lender that is a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Revolving A Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the determination by the Administrative Agent and the applicable L/C Issuer that there exists excess Cash Collateral; provided, however, (A) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (B) the Person providing Cash Collateral and the applicable L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.15 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuers or the Swingline Lender hereunder; third, to Cash Collateralize each L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (B) Cash Collateralize each L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise as may be required under the Loan Documents in connection with any Lien conferred thereunder or directed by a court of competent jurisdiction; provided, that, if (1) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.03 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(a)(v). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) Fees. No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Letter of Credit Fees. Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolving A Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.

(C) Defaulting Lender Fees. With respect to any fee payable under Section 2.09(a) or Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (1) pay to each Non-Defaulting Lender that is a Revolving A Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to the L/C Issuers and the Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to each L/C Issuer’s or the Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Applicable Revolving A Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders that are Revolving A Lenders in accordance with their respective Applicable Revolving A Percentages (calculated without regard to such Defaulting Lender’s Revolving A Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving A Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving A Commitment. Subject to Section 11.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (A) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (B) second, Cash Collateralize each L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.14.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swingline Lender and the L/C Issuers agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided, that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as reasonably determined by the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any such required withholding or the making of all such required deductions (including such deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii) If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any such required withholding or the making of all such required deductions (including such deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Tax Indemnifications.

(i) Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error. Each of the Loan Parties shall also, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, for any amount which a Lender or an L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii) Each Lender and each L/C Issuer shall, and does hereby, severally indemnify and shall make payment in respect thereof within ten (10) days after demand therefor, (A) the Administrative Agent against any Indemnified Taxes attributable to such Lender or such L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (B) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (C) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or such L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and each L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party or by the Administrative Agent to a Governmental Authority, as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to such Loan Party or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit O-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit O-2 or Exhibit O-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit O-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies (or originals, as required) of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or any L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund, credit or other reduction of any Taxes (a “Tax Benefit”) as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such Tax Benefit (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 3.01 with respect to the Taxes giving rise to such Tax Benefit), net of all out-of-pocket expenses (including Taxes) incurred in obtaining such Tax Benefit by such Recipient, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such Tax Benefit), provided that each Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such Tax Benefit to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to such Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such Tax Benefit had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g) FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the Closing Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(h) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02 Illegality and Designated Lenders.

(a) If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder or to make, maintain or fund or charge interest with respect to any Credit Extension or to determine or charge interest rates based upon the

Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (A) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (B) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

(b) If, in any applicable jurisdiction, the Administrative Agent, any L/C Issuer, or any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Administrative Agent, any L/C Issuer, or any Lender to (i) perform any of its obligations hereunder or under any other Loan Document, (ii) fund or maintain its participation in any Loan or (iii) issue, make, maintain, fund or charge interest or fees with respect to any Credit Extension, such Person shall promptly notify the Administrative Agent. Upon receipt of such notice, the Administrative Agent shall promptly notify the Borrower, and, until such notice is revoked, any obligation of such Person to issue, make, maintain, fund or charge interest with respect to any such Credit Extension shall be suspended, and to the extent required by applicable Law, cancelled. Upon receipt of such notice, the Borrower shall (A) repay that Person’s participation in the Loans or other applicable Obligations on the last day of the Interest Period for each Loan or other Obligation occurring after the Administrative Agent has notified the Borrower or, if earlier, the date specified by such Person in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by applicable Law) and (B) take all reasonable actions requested by such Person to mitigate or avoid such illegality.

3.03 Inability to Determine Rates.

(a) If in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines that (A) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (B) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars of an Alternative Currency) or in connection with an existing or proposed Base Rate Loan, or (C) a fundamental change has occurred in the foreign exchange or interbank markets with respect to such Alternative Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls) (in each case with respect to clause (i), “Impacted Loans”), or (ii) the Administrative Agent or the Appropriate Lenders determine that for any reason the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the applicable currency or currencies shall be suspended (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Appropriate Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in Dollars in the amount specified therein.

(b) Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this Section, the Administrative Agent, in consultation with the Borrower and the Appropriate Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (i) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a)(i) of this Section, (ii) the Administrative Agent or the Appropriate Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (iii) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

3.04 Increased Costs; Reserves on Eurocurrency Rate Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(d)) or any L/C Issuer;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Reserves on Eurocurrency Rate Loans. The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.

(e) Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided, that, the Borrower shall not be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05 Compensation for Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

(c) any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13; or

(d) any failure by the Borrower to make payment of any Revolving B Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency;

including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Borrower shall also pay customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower, such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 11.13.

3.07 Successor LIBOR.

Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower) that the Borrower or Required Lenders (as applicable) have determined, that: (a) adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or (b) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”); or (c) syndicated loans currently being executed, or that include language similar to that contained in this Section 3.07, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR; then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes, and any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.

If no LIBOR Successor Rate has been determined and the circumstances under clause (a) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (i) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (ii) the Eurocurrency Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (ii)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

3.08 Survival.

All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, resignation of the Administrative Agent and the Facility Termination Date.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 [Reserved].

4.02 [Reserved].

4.03 Conditions to all Credit Extensions.

The obligation of each Lender and each L/C Issuer to honor any Request for Credit Extension is subject to the following conditions precedent:

(a) Representations and Warranties. The representations and warranties of the Borrower and each other Loan Party contained in this Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date, and except that for purposes of this Section 4.03, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b) Default. No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c) Request for Credit Extension. The Administrative Agent and, if applicable, the applicable L/C Issuer or the Swingline Lender, shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d) Alternative Currency. In the case of a Credit Extension to be denominated in an Alternative Currency, such currency remains an Eligible Currency.

Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.03(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Administrative Agent and the Lenders, as of the date made or deemed made, that:

5.01 Existence, Qualification and Power.

Each Loan Party and each of the Restricted Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Loan Party’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Restricted Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (c) violate any Law.

5.03 Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof), or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, other than (i) authorizations, approvals, actions, notices and filings which have been duly obtained and (ii) filings to perfect the Liens created by the Collateral Documents.

5.04 Binding Effect.

Each Loan Document has been duly executed and delivered by each Loan Party that is party thereto. Each Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

5.05 Financial Statements; No Material Adverse Effect.

(a) Audited Financial Statements. The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present the financial condition of the Borrower and its Subsidiaries on a Consolidated basis as of the date thereof and their results of operations, cash flows and changes in shareholder’s equity for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (iii) show all material indebtedness and other liabilities (including liabilities for taxes, material commitments and contingent obligations), direct or contingent, of the Borrower and its Subsidiaries as of the date thereof.

(b) Quarterly Financial Statements. The Interim Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries on a Consolidated basis as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) [Reserved].

(d) Material Adverse Effect. Since December 31, 2017, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(e) Budget. The budget of the Borrower and its Subsidiaries most recently delivered pursuant to Section 6.01(c) was prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such budget, and represented, at the time of delivery, the Borrower’s best estimate of its future financial condition and performance.

5.06 Litigation.

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any Restricted Subsidiary or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document or any of the transactions contemplated hereby, or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.07 No Default.

Neither any Loan Party nor any Restricted Subsidiary is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08 Ownership of Property.

Each Loan Party and each of the Restricted Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.09 Environmental Compliance.

(a) The Loan Parties and the Restricted Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Loan Parties have reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Neither any Loan Party nor any of the Restricted Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned during the past five (5) years or operated by any Loan Party or any of the Restricted Subsidiaries have been disposed of in a manner which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10 Insurance.

The properties of the Borrower and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Restricted Subsidiary operates. The general liability, casualty, property, terrorism and business interruption insurance coverage of the Loan Parties as in effect on the First Amendment Effective Date is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 5.10 and such insurance coverage complies with the requirements set forth in this Agreement and the other Loan Documents.

5.11 Taxes.

Each Loan Party and the Restricted Subsidiaries have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are (a) not yet delinquent or (b) being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Loan Party or any Restricted Subsidiary that would, if made, have a Material Adverse Effect, nor is there any tax sharing agreement applicable to the Borrower or any Restricted Subsidiary.

5.12 ERISA Compliance.

(a) Except for the Multiemployer Plan described on Schedule 5.12, each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter or is subject to a favorable opinion letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS. To the best knowledge of the Loan Parties, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b) There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) Except for the Multiemployer Plan described on Schedule 5.12, no ERISA Event has occurred, and no Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (ii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is sixty percent (60%) or higher and no Loan Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below sixty percent (60%) as of the most recent valuation date; (iii) no Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (iv) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d) As of the First Amendment Effective Date, the Borrower is not, and will not be, using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.

5.13 Margin Regulations; Investment Company Act.

(a) Margin Regulations. The Borrower is not engaged, nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than twenty-five percent (25%) of the value of the assets (either of the Borrower only or of the Borrower and its Restricted Subsidiaries on a Consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.

(b) Investment Company Act. None of any Loan Party, any Person Controlling any Loan Party, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.14 Disclosure.

The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Restricted Subsidiaries or any other Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished in writing by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that, with respect to projected financial information, each Loan Party represents and warrants only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. The information included in any Beneficial Ownership Certification is true and correct in all respects as of the date such Beneficial Ownership Certification, if any, is delivered.

5.15 Compliance with Laws.

Each Loan Party and each Restricted Subsidiary is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.16 Solvency.

Each Loan Party is, individually and together with its Subsidiaries, on a Consolidated basis, Solvent.

5.17 Sanctions Concerns; Anti-Corruption Laws; PATRIOT Act.

(a) Sanctions Concerns. No Loan Party, nor any Subsidiary, nor, to the knowledge of the Loan Parties and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

(b) Anti-Corruption Laws. The Loan Parties and their Subsidiaries have conducted their business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

(c) PATRIOT Act. To the extent applicable, each Loan Party and each Subsidiary is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the PATRIOT Act.

5.18 Subsidiaries; Equity Interests.

Set forth on Schedule 5.18 is a complete and accurate list of all Subsidiaries of the Loan Parties as of the First Amendment Effective Date. Information on such Schedule includes, as of the First Amendment Effective Date, the number of shares of each class of Equity Interests outstanding; the number and percentage of outstanding shares of each class of Equity Interests owned by the Loan Parties or any of their Subsidiaries; the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and similar rights; and whether each such Subsidiary is a Restricted Subsidiary, an Unrestricted Subsidiary and/or an Excluded Subsidiary. The outstanding Equity Interests of all such Subsidiaries are validly issued, fully paid and non-assessable and are owned, free and clear of all Liens (other than Permitted Liens). There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Equity Interests of any Loan Party or any Subsidiary, except as contemplated in connection with the Loan Documents.

5.19 Collateral Representations.

(a) The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Permitted Liens) on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except for filings completed prior to the Closing Date and as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens.

(b) Set forth on Schedule 5.19(b), as of the First Amendment Effective Date, is a list of all Intellectual Property registered, filed or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by each Loan Party as of the First Amendment Effective Date. Except for such claims and infringements that could not reasonably be expected to have a Material Adverse Effect, no claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does any Loan Party know of any such claim, and, to the knowledge of the Loan Parties, the use of any Intellectual Property by any Loan Party or any of its Restricted Subsidiaries or the granting of a right or a license in respect of any Intellectual Property from any Loan Party or any of its Restricted Subsidiaries does not infringe on the rights of any Person. As of the First Amendment Effective Date, none of the Intellectual Property owned by any of the Loan Parties or any of its Restricted Subsidiaries is subject to any licensing agreement or similar arrangement except as set forth on Schedule 5.19(b).

(c) Set forth on Schedule 5.19(c), as of the First Amendment Effective Date, is a list of all real property located in the United States that is owned or leased by any Loan Party (in each case, including (i) the name of the Loan Party owning (or leasing) such property, (ii) the property address, and (iii) the city, county, state and zip code which such property is located).

5.20 [Reserved].

5.21 Designation as Senior Indebtedness.

The Obligations constitute “Designated Senior Indebtedness” or any similar designation under and as defined in any agreement governing any subordinated Indebtedness.

5.22 Labor Matters.

Except as set forth on Schedule 5.22, there are no collective bargaining agreements or Multiemployer Plans covering the employees of any Loan Party or any Restricted Subsidiary as of the First Amendment Effective Date. Neither any Loan Party nor any Restricted Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five (5) years preceding the First Amendment Effective Date.

5.23 Material Contracts.

Set forth on Schedule 5.23 is a complete and accurate list of all Material Contracts of the Loan Parties and their Restricted Subsidiaries in effect as of the First Amendment Effective Date. Other than as set forth on Schedule 5.23, each Material Contract is, and after giving effect to the transactions contemplated hereby will be, in full force and effect in accordance with the terms thereof. The Loan Parties and their Restricted Subsidiaries have made available to the Administrative Agent a true and complete copy of each Material Contract requested by the Administrative Agent. No Loan Party nor any Restricted Subsidiary is in default in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any Material Contract to which it is a party, except to the extent such defaults could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

5.24 EEA Financial Institution.

No Loan Party is an EEA Financial Institution.

ARTICLE VI

AFFIRMATIVE COVENANTS

Each of the Loan Parties hereby covenants and agrees that on the Closing Date and thereafter until the Facility Termination Date, such Loan Party shall, and shall cause each of its Restricted Subsidiaries (or, in the case of the covenant set forth in Section 6.17, each Subsidiary) to:

6.01 Financial Statements.

Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a) Audited Financial Statements. As soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower (or, if earlier, the date required to be filed with the SEC), a Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related Consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such Consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (other than any such qualification or exception that is expressly solely with respect to, or expressly resulting solely from, an upcoming maturity date under the Facilities provided herein) or any qualification or exception as to the scope of such audit.

(b) Quarterly Financial Statements. As soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower (or, if earlier, the date required to be filed with the SEC), a Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related Consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such Consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller who is a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries, subject only to normal year-end audit adjustments and the absence of footnotes.

(c) Business Plan and Budget. As soon as available, but in any event no later than ninety (90) days after the end of each fiscal year of the Borrower, an annual business plan and budget of the Borrower and its Subsidiaries on a Consolidated basis, including forecasts prepared by management of the Borrower, in form satisfactory to the Administrative Agent, of Consolidated balance sheets and statements of income or operations and cash flows of the Borrower and its Subsidiaries on a quarterly basis for the then current fiscal year.

(d) Unrestricted Subsidiaries. If any Subsidiary is an Unrestricted Subsidiary, the Borrower shall deliver concurrently with the delivery of any financial statements pursuant to Section 6.01(a) or 6.01(b), the related unaudited consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from such Consolidated financial statements.

As to any information contained in materials furnished pursuant to Section 6.02(c), the Borrower shall not be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein.

6.02 Certificates; Other Information.

Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a) Accountants’ Certificate. Concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default under the financial covenants set forth herein or, if any such Default shall exist, stating the nature and status of such event.

(b) Compliance Certificate. Concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), (i) a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller, in each case, which is a Responsible Officer of the Borrower, including (A) a certification as to whether the Loan Parties and their respective Restricted Subsidiaries have performed and observed each covenant and condition of the Loan Documents applicable to it during the period covered by the Compliance Certificate (or, if not, a listing of the conditions or covenants that have not been performed or observed and the nature and status of each such Default), (B) a certification of compliance with the financial covenants set forth in Section 7.11, including financial covenant analyses and calculation for the period covered by the Compliance Certificate and a calculation of the Available Amount as of such date, (C) for any Compliance Certificate delivered concurrently with the delivery of the financial statements referred to in Section 6.01(a), a listing of (1) all applications by any Loan Party, if any, for any Intellectual Property made since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), (2) all issuances of registrations or letters on existing applications by any Loan Party for any Intellectual Property received since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), and (3) all licenses relating to any Intellectual Property entered into by any Loan Party since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), and (D) for any Compliance Certificate delivered concurrently with the delivery of the financial statements referred to in Section 6.01(a), any updated insurance binder or other evidence of insurance for any insurance coverage of any Loan Party that was renewed, replaced or modified during the period covered by such Compliance Certificate, and (ii) a management report setting forth customary information with respect to contract backlog. Unless the Administrative Agent or a Lender requests executed originals, delivery of the Compliance Certificate may be by electronic communication including fax or email and shall be deemed to be an original and authentic counterpart thereof for all purposes.

(c) Annual Reports; Etc. Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto.

(d) SEC Notices. Promptly, and in any event within ten (10) Business Days after receipt thereof by any Loan Party or any Restricted Subsidiary, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of the Borrower or any Restricted Subsidiary.

(e) Other Notices. Promptly upon receipt thereof, copies of any non-routine correspondence or official notices received by any Loan Party or any Restricted Subsidiary from any Governmental Authority which regulates the operations of the Loan Parties and their Restricted Subsidiaries which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(f) Additional Information. Promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Restricted Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (a) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 1.01(a), or (b) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by fax transmission or e-mail transmission) of the posting of any such documents and provide to the Administrative Agent by e-mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (A) the Administrative Agent and/or an Affiliate thereof may, but shall not be obligated to, make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”) and (B) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (1) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (2) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, any Affiliate thereof, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07), (3) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”, and (4) the Administrative Agent and any Affiliate thereof and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”.

6.03 Notices.

(a) Promptly after any Loan Party obtains actual knowledge thereof, provide written notice to the Administrative Agent (which shall transmit such notice to each Lender as soon as practicable) of the occurrence of any Default or Event of Default.

(b) Promptly (but in no event later than four (4) Business Days after any Loan Party obtains actual knowledge thereof), provide written notice of the following to the Administrative Agent (which shall transmit such notice to each Lender as soon as practicable):

(i) the occurrence of any default or event of default under any Contractual Obligation of any Loan Party which could reasonably be expected to have a Material Adverse Effect;

(ii) the occurrence of any ERISA Event;

(iii) any litigation, or any investigation or proceeding, (A) affecting any of the Loan Parties which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, or (B) that seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the provisions of this Agreement, any other Loan Document or the transactions contemplated hereby;

(iv) any notice of any violation received by any Loan Party from any Governmental Authority including, without limitation, any notice of material violation of Environmental Laws, which could reasonably be expected to have a Material Adverse Effect;

(v) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Loan Party which could reasonably be expected to have a Material Adverse Effect;

(vi) any determination by the Borrower referred to in Section 2.10(b);

(vii) any (A) occurrence of any Disposition for which any Loan Party or any Restricted Subsidiary is required to make a mandatory prepayment pursuant to Section 2.05(b)(ii), (B) Debt Issuance for which any Loan Party or any Restricted Subsidiary is required to make a mandatory prepayment pursuant to Section 2.05(b)(iii), or (C) occurrence of any disposition resulting in a Recovery Event for which any Loan Party or any Restricted Subsidiary is required to make a mandatory prepayment pursuant to Section 2.05(b)(iv); and

(viii) any other development or event which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and to the extent applicable, stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04 Payment of Obligations.

Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the applicable Loan Party or Restricted Subsidiary, (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

6.05 Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or Section 7.05.

(b) Take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.06 Maintenance of Properties.

Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear, casualty and obsolescence excepted.

6.07 Maintenance of Insurance.

(a) Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including, without limitation, terrorism insurance.

(b) Evidence of Insurance. Cause the Administrative Agent to be named as lenders’ loss payable or loss payee, as its interest may appear, and/or additional insured with respect to any such insurance providing liability coverage or coverage in respect of any Collateral, and cause, unless otherwise agreed to by the Administrative Agent, each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent that it will give the Administrative Agent ten (10) days prior written notice before any such policy or policies shall be altered or cancelled.

6.08 Compliance with Laws.

Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted, or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09 Books and Records.

Maintain proper books of records and account in which full, true and correct entries in conformity with GAAP and all requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities.

6.10 Inspection Rights.

Permit, during regular business hours and upon reasonable notice by the Administrative Agent or any Lender, the Administrative Agent or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time, upon reasonable notice and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Loan Parties with officers and employees of the Loan Parties and with their independent certified public accountants (it being understood and agreed that a representative of the Borrower may be present at any such meeting with the independent certified public accountants).

6.11 Use of Proceeds.

Use the proceeds of the Credit Extensions (a) to refinance certain existing Indebtedness, (b) to finance working capital, (c) to make voluntary or discretionary contributions to any Pension Plan, any Plan or any other employee benefit plan, and (d) for other general corporate purposes; provided, that, in no event shall the proceeds of the Credit Extensions be used in contravention of any Law or of any Loan Document.

6.12 Material Contracts.

Faithfully keep and perform, or cause to be kept and performed, all of the covenants, conditions, and agreements contained in each material lease (including any equipment lease), rental agreement, management contract, franchise agreement, construction contract, technical services agreement or other Material Contract, license or permit, now or hereafter existing, and at all times use commercially reasonable efforts to enforce, with respect to each other party to said agreements, all obligations, covenants and agreements by such other party to be performed thereunder; provided, that, no Loan Party shall have any obligation under this Section 6.12 unless such Loan Party’s performance or breach of its obligations with respect to any such covenants, conditions or agreements could reasonably be expected to have a Material Adverse Effect.

6.13 Covenant to Guarantee Obligations.

Within thirty (30) days (or such longer period of time as is agreed to by the Administrative Agent in its sole discretion) after the acquisition or formation of any Material Domestic Subsidiary (it being understood that any Domestic Restricted Subsidiary that is not a Material Domestic Subsidiary becoming a Material Domestic Subsidiary shall be deemed to be the acquisition of a Material Domestic Subsidiary for purposes of this Section 6.13), cause such Person to become a Guarantor hereunder by way of execution of a Joinder Agreement; provided, however, no Excluded Subsidiary shall be required to become a Guarantor. In connection with the foregoing, the Loan Parties shall deliver to the Administrative Agent, with respect to each new Guarantor to the extent applicable, Organization Documents, resolutions, incumbency certificates, good standing certificates, personal property collateral documentation, substantially the same documentation required pursuant to Section 6.14 and, if requested by the Administrative Agent in its sole discretion, favorable opinions of counsel to such Person (which should cover, among other things, legality, binding effect and enforceability), all in form, content and scope satisfactory to the Administrative Agent.

6.14 Covenant to Give Security.

Except with respect to Excluded Property:

(a) Equity Interests. Cause (i) one hundred percent (100%) of the issued and outstanding Equity Interests of each Material Domestic Subsidiary (other than any Excluded Subsidiary) directly owned by any Loan Party and (ii) sixty five percent (65%) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and one hundred percent (100%) of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Material Foreign Subsidiary and each Unrestricted Subsidiary directly owned by a Loan Party to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to the terms and conditions of the Collateral Documents, together with opinions of counsel and any filings and deliveries necessary in connection therewith to perfect the security interests therein, all in form and substance reasonably satisfactory to the Administrative Agent.

(b) Other Property. Cause all property of each Loan Party to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent, for the benefit of the Secured Parties, to secure the Secured Obligations pursuant to the Collateral Documents or, with respect to any such property acquired subsequent to the Closing Date, such other additional security documents as the Administrative Agent shall reasonably request and, in connection with the foregoing, deliver to the Administrative Agent such other documentation as the Administrative Agent may reasonably request including filings and deliveries necessary to perfect such Liens, Organization Documents, resolutions and favorable opinions of counsel to such Person, all in form, content and scope reasonably satisfactory to the Administrative Agent.

(c) Landlord Waivers. In the case of any personal property Collateral located at any premises leased by a Loan Party, the Loan Parties will provide the Administrative Agent with such estoppel letters, consents and waivers from the landlords on such real property to the extent (i) reasonably requested by the Administrative Agent and (ii) the Loan Parties are able to secure such letters, consents and waivers after using commercially reasonable efforts (such letters, consents and waivers shall be in form and substance reasonably satisfactory to the Administrative Agent).

6.15 Further Assurances.

Upon the reasonable request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents for filing under the provisions of the UCC or any other requirement of Law which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Secured Parties, Liens on the Collateral that are duly perfected in accordance with the requirements of, or the obligations of the Loan Parties under, the Loan Documents and all applicable requirements of Law.

6.16 Federal Assignment of Claims Act.

Promptly, upon request by the Administrative Agent, comply with any and all of the requirements of the Assignment of Claims Act (Title 31 Section 3727 and Title 41 Section 15 of the United States Code), and FAR Subpart 32.8 (including FAR 52.232-23) (and comparable Laws of any state) where such statutes and regulations are applicable to any government contracts of any Loan Party, and take all such other action as may be necessary to make the direct assignment to the Administrative Agent of the payments due or to become due under such government contracts, and such further action as may be necessary to facilitate the creation and perfection of the Administrative Agent’s security interest in such payments; provided, that, no Loan Party shall be required to take any such action with respect to any government contract with (x) less than $500,000 in remaining value or (y) less than six (6) months in remaining duration.

6.17 Anti-Corruption Laws.

Conduct its business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions and maintain policies and procedures designed to promote and achieve compliance with such laws.

ARTICLE VII

NEGATIVE COVENANTS

Each of the Loan Parties hereby covenants and agrees that on the Closing Date and thereafter until the Facility Termination Date, no Loan Party shall, nor shall it permit any Restricted Subsidiary (or, in the case of the covenants set forth in Sections 7.17 and 7.18, any Subsidiary) to, directly or indirectly:

7.01 Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for the following (the “Permitted Liens”):

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the First Amendment Effective Date and listed on Schedule 7.01 and any extension, renewal or replacement thereof; provided, that, (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any extension, renewal or replacement of the obligations secured or benefited thereby is a Permitted Refinancing permitted by Section 7.02(b)(i);

(c) Liens securing Indebtedness permitted under Section 7.02(c); provided, that: (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness together with any accessions thereto and proceeds thereof, and (ii) such Liens attach to such property concurrently with or within one hundred twenty (120) days after the acquisition thereof;

(d) Liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings diligently pursued; provided, that, (i) any proceedings commenced for the enforcement of such Liens shall have been stayed or suspended within thirty (30) days of the commencement thereof, and (ii) provision for the payment of all such taxes known to such Person has been made on the books of such Person to the extent required by GAAP;

(e) mechanic’s, processor’s, materialman’s, carrier’s, warehousemen’s, landlord’s and similar Liens (including statutory and common law landlord’s Liens under leases to which any Loan Party or any Restricted Subsidiary is a party) arising by operation of Law and arising in the ordinary course of business and securing obligations of such Person that are not overdue for a period of more than ninety (90) days or are being contested in good faith by appropriate proceedings diligently pursued; provided, that, (i) any proceedings commenced for the enforcement of such Liens shall have been stayed or suspended within thirty (30) days of the commencement thereof, and (ii) provision for the payment of such Liens has been made on the books of such Person to the extent required by GAAP;

(f) Liens arising in connection with worker’s compensation, unemployment insurance, old age pensions and social security benefits (other than Liens imposed by ERISA) which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued; provided, that, (i) any proceedings commenced for the enforcement of such Liens shall have been stayed or suspended within thirty (30) days of the commencement thereof, and (ii) provision for the payment of such Liens has been made on the books of such Person to the extent required by GAAP;

(g) Liens (i) incurred or deposits made in the ordinary course of business to secure the performance of bids, tenders, statutory obligations, fee and expense arrangements with trustees and fiscal agents (exclusive of obligations incurred in connection with the borrowing of money or the payment of the deferred purchase price of property) and customary deposits granted in the ordinary course of business under operating leases, and (ii) incurred or deposits made securing the performance of surety, indemnity, performance, appeal and release bonds incurred in the ordinary course of business; provided, that, in each case, full provision for the payment of all such obligations has been made on the books of such Person to the extent required by GAAP;

(h) Permitted Real Property Encumbrances;

(i) attachment, judgment or other similar Liens arising in connection with court or arbitration proceedings involving individually and in the aggregate liability of $2,000,000 or less at any one time; provided, that, the same are discharged, or that execution or enforcement thereof is stayed pending appeal, within thirty (30) days or, in the case of any stay of execution or enforcement pending appeal, within such lesser time during which such appeal may be taken;

(j) leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Restricted Subsidiaries and any interest or title of a lessor under any lease permitted by the Loan Documents;

(k) customary rights of set off, revocation, refund or chargeback under deposit agreements or under the UCC of banks or other financial institutions where the Borrower or any of its Restricted Subsidiaries maintains deposits in the ordinary course of business permitted by the Loan Documents;

(l) landlord’s Liens arising by contract in the ordinary course of business and secured by assets at the applicable leased property in an amount not to exceed $1,000,000 in the aggregate;

(m) Environmental Liens; provided, that, (i) any proceedings commenced for the enforcement of such Liens shall have been suspended or are being contested in good faith, (ii) provision for all liability and damages that are the subject of said Environmental Liens has been made on the books of such Person to the extent required by GAAP, and (iii) such Liens do not relate to obligations exceeding $10,000,000 in the aggregate at any one time.

(n) Liens on special tooling assets and Intellectual Property of Aerojet Rocketdyne as required by the terms of the contract with Lockheed Martin regarding the Atlas Program;

(o) Liens securing (i) the financing of insurance premiums or other financial assurances associated with workers compensation insurance coverage, and (ii) the financing of insurance premiums or other financial assurances associated with other insurance coverage or other financial assurance requirements obtained in the normal course of business not to exceed $20,000,000 in the aggregate at any time outstanding;

(p) Liens securing Indebtedness permitted pursuant to Section 7.02(e); provided, that, (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien shall not apply to any other property of the Borrower or any Restricted Subsidiary, and (iii) such Lien shall secure only those obligations it secures on the date of acquisition;

(q) Liens securing Indebtedness permitted pursuant to Section 7.02(g); provided, that, such Lien shall not extend to any Collateral or the Equity Interests of the Borrower or any of its Domestic Subsidiaries;

(r) Liens on the Equity Interests of a joint venture (other than any Restricted Subsidiary) owned by a Loan Party pursuant to a joint venture agreement or Liens on the Equity Interests of a joint venture (other than any Restricted Subsidiary) securing Indebtedness permitted pursuant to Section 7.02(h) so long as the recourse of any lender in respect of such Indebtedness against any Loan Party is limited to such Equity Interests or proceeds from the sale thereof;

(s) Liens in favor of a trustee under customary indenture documentation on cash deposited with such trustee in connection with the repayment of Indebtedness issued pursuant to such indenture, to the extent the repayment of such Indebtedness would have been permitted on the date of creation of such Liens;

(t) Liens securing Additional Second Lien Indebtedness permitted pursuant to Section 7.02(d);

(u) Liens in favor of financial institutions issuing letters of credit permitted pursuant to Section 7.02(p) on cash collateral posted to support obligations under such letters of credit; and

(v) other Liens not permitted by the foregoing clauses of this Section 7.01 securing Indebtedness or other obligations permitted pursuant to this Agreement in an aggregate principal amount at any one time outstanding not to exceed the greater of (i) $30,000,000, and (ii) one and one-half percent (1.5%) of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries as of the end of the most recently completed fiscal year of the Borrower for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a);

provided, that, in no event shall the Borrower or any Restricted Subsidiary grant, or allow to exist, any Lien (other than Permitted Real Property Encumbrances) upon any Specified Real Property.

7.02 Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness under the Loan Documents;

(b) Indebtedness outstanding on the First Amendment Effective Date and listed on Schedule 7.02 (and any Permitted Refinancing thereof);

(c) Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations hereafter incurred by the Borrower or any of its Restricted Subsidiaries to finance the purchase of fixed assets or to provide all or a portion of the purchase price or cost of construction for an asset, and renewals, replacements, refinancings and extensions thereof; provided, that (i) the total of all such Indebtedness for all such Persons taken together, plus the total of all Indebtedness incurred in reliance on Section 7.02(r), shall not exceed an aggregate principal amount equal to $150,000,000, (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed or cost of construction of the asset, and (iii) no such Indebtedness shall be refinanced, renewed, replaced, restructured or extended for a principal amount in excess of the principal balance outstanding thereon at the time of such renewal, replacement, refinancing, restructuring or extension;

(d) Additional Second Lien Indebtedness (and Permitted Refinancings thereof);

(e) Indebtedness of any Target acquired after the Closing Date in a Permitted Acquisition to the extent existing at the time of such Permitted Acquisition; provided, that, (i) such Indebtedness shall not have been incurred in contemplation of such Permitted Acquisition, and (ii) the aggregate principal amount of all such Indebtedness outstanding at any one time shall not exceed an amount equal to the greater of (A) $40,000,000, and (B) two percent (2%) of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries as of the end of the most recently completed fiscal year of the Borrower for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a);

(f) Indebtedness consisting of Earn Out Obligations incurred in connection with Permitted Acquisitions;

(g) Indebtedness of Restricted Subsidiaries that are Foreign Subsidiaries in an aggregate principal amount at any one time outstanding not to exceed the greater of (i) $100,000,000, and (ii) five percent (5%) of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries as of the end of the most recently completed fiscal year of the Borrower for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a);

(h) Indebtedness of Restricted Subsidiaries that are joint ventures (other than any Loan Parties) in an aggregate principal amount at any one time outstanding not to exceed the greater of (i) $100,000,000, and (ii) five percent (5%) of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries as of the end of the most recently completed fiscal year of the Borrower for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a);

(i) unsecured intercompany Indebtedness permitted under Section 7.03 (“Intercompany Debt”); provided, that, (i) in the case of Indebtedness owing to a Loan Party, such Indebtedness shall be evidenced by an intercompany note payable to such Loan Party, which intercompany note shall be pledged to secure the Secured Obligations and delivered to the Administrative Agent for the benefit of the Secured Parties, and (ii) in the case of Indebtedness owing by a Loan Party to any Subsidiary that is not a Loan Party, (A) such Indebtedness shall be subordinated to the Secured Obligations in a manner and to the extent acceptable to the Administrative Agent, (B) such Indebtedness shall not be prepaid unless no Default exists immediately prior to and after giving effect to such prepayment, and (C) except as otherwise permitted pursuant to Section 7.14(b); such Indebtedness shall not be repaid in cash or Cash Equivalents and shall not be renewed, extended, refinanced or replaced (it being understood and agreed that the Loan Parties shall be permitted to write-off such Indebtedness to the extent such Indebtedness existed prior to the Closing Date);

(j) obligations (contingent or otherwise) existing or arising under any Swap Contract; provided, that, (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(k) Indebtedness under Secured Cash Management Agreements;

(l) Additional Unsecured Indebtedness (and any Permitted Refinancing thereof);

(m) unsecured Guarantees of the obligations of Aerojet Rocketdyne provided by the Borrower in favor of the United States Environmental Protection Agency in connection with environmental remediation; provided, that, the aggregate principal amount of the obligations to which such Guarantees relate shall not exceed $120,000,000 at any one time outstanding;

(n) unsecured Indebtedness outstanding on the Closing Date under the 2.25% Convertible Notes (and any Permitted Refinancing thereof);

(o) [reserved];

(p) Indebtedness under letters of credit issued by any financial institution (other than any Lender) in an aggregate principal amount at any one time outstanding not to exceed $5,000,000;

(q) (i) Guarantees with respect to Indebtedness of any Loan Party otherwise permitted pursuant to this Section 7.02, and (ii) Guarantees consisting of a guarantee of any obligation (other than Indebtedness) performable by a Restricted Subsidiary;

(r) TAB Indebtedness; provided, that, (i) the net cash proceeds of such TAB Indebtedness are used for the purpose of acquiring, constructing, developing, expanding and/or upgrading a TAB Property, (ii) such TAB Indebtedness is non-recourse to the Borrower and its Restricted Subsidiaries, (iii) a Loan Party is the holder of such TAB Indebtedness, (iv) no TAB Document entered into in connection with such TAB Indebtedness shall limit in any material respect the use by the Borrower or any Restricted Subsidiary of its property or assets, (v) the aggregate principal amount of all TAB Indebtedness, plus the aggregate principal amount of all Indebtedness incurred in reliance on Section 7.02(c), shall not exceed an amount equal to $150,000,000, and (vi) promptly following the initial funding thereof, the Administrative Agent shall have received the TAB Documents, certified as true and complete by a Responsible Officer of the Borrower; and

(s) Indebtedness not permitted by any of the foregoing clauses of this Section 7.02, in an aggregate principal amount at any one time outstanding not to exceed the greater of (i) $30,000,000, and (ii) one and one-half percent (1.5%) of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries as of the end of the most recently completed fiscal year of the Borrower for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a).

7.03 Investments.

Make or hold any Investments, except:

(a) cash and Cash Equivalents;

(b) Investments existing as of the First Amendment Effective Date and set forth on Schedule 7.03, as such Investments may be adjusted due to appreciation, repayment of principal, payment of interest, return of capital or similar circumstances;

(c) Investments in any Person that is a Loan Party prior to, or simultaneously with, giving effect to such Investment;

(d) Investments by any Restricted Subsidiary of the Borrower that is not a Loan Party in any other Restricted Subsidiary of the Borrower that is not a Loan Party;

(e) (i) receivables owing to any Loan Party or any Restricted Subsidiary, or (ii) any receivables and advances to suppliers, in each case, if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(f) (i) loans and advances to employees of the Borrower or any Restricted Subsidiary for relocation and related expenses, and (ii) loans and advances to employees of the Borrower or any Restricted Subsidiary made in the ordinary course of business; provided, that, in the case of clauses (i) and (ii), (A) such loans and advances shall comply with all applicable requirements of Law, and (B) the aggregate principal amount of all such loans and advances shall not exceed $3,000,000 at any one time outstanding;

(g) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers of the Borrower or any Restricted Subsidiary and in the settlement of delinquent obligations of, and other disputes with, customers and suppliers of the Borrower or any Restricted Subsidiary arising in the ordinary course of business;

(h) Swap Contracts permitted by Section 7.02(j);

(i) Permitted Acquisitions;

(j) Guarantees permitted by Section 7.02 (other than by reference to this Section 7.03 (or any clause hereof));

(k) repurchases of Indebtedness permitted pursuant to Section 7.14(b);

(l) Investments in joint ventures or minority Equity Interests (other than any Acquisition); provided, that, the aggregate amount of all such Investments shall not exceed the greater of (i) $200,000,000 and (ii) ten percent (10%) of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries as of the end of the most recently completed fiscal year of the Borrower for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a);

(m) additional Investments (other than any Acquisition) in an aggregate amount on or after the First Amendment Effective Date not to exceed (i) $200,000,000 (plus the amount of any Investment made following the First Amendment Effective Date using the basket set forth in clause (m)(i) to the extent that such amount is returned in cash from the return of or return on principal of such Investment (other than a sale to a Loan Party or Restricted Subsidiary), or from a dividend or interest received with respect to such Investment), plus (ii) the Available Amount; provided, that, (A) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving Pro Forma Effect to such Investment, (1) the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11 as of the most recent fiscal quarter end for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or (b) and (2) the Consolidated Net Leverage Ratio is at least 0.25 to 1.0 less than the ratio required to be maintained at such time by Section 7.11(a), and (B) no Default or Event of Default shall exist or would result from giving effect to such Investment;

(n) to the extent constituting an Investment, the Rescission Offer;

(o) Investments consisting of the acquisition of TAB Indebtedness to the extent such TAB Indebtedness is permitted pursuant to Section 7.02(r); and

(p) other Investments (other than any Acquisition) not permitted by any of the foregoing clauses of this Section 7.03; provided, that, (i) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving Pro Forma Effect to such Investment, (A) the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11 as of the most recent fiscal quarter end for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or (b) and (B) the Consolidated Net Leverage Ratio shall be less than 3.25 to 1.0, and (ii) no Default or Event of Default shall exist or would result from giving effect to such Investment.

7.04 Fundamental Changes.

Merge, dissolve, liquidate, consolidate with or into another Person (including pursuant to a Delaware LLC Division), or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (including pursuant to a Delaware LLC Division); provided, that, notwithstanding the foregoing provisions of this Section 7.04 but subject to the terms of Sections 6.13 and 6.14, (a) the Borrower may merge or consolidate with any of its Subsidiaries provided that the Borrower shall be the continuing or surviving corporation, (b) any Loan Party other than the Borrower may merge or consolidate with any other Loan Party other than the Borrower, (c) any Restricted Subsidiary that is not a Loan Party may be merged or consolidated with or into any Loan Party provided that such Loan Party shall be the continuing or surviving corporation, (d) any Restricted Subsidiary that is not a Loan Party may be merged or consolidated with or into any other Restricted Subsidiary that is not a Loan Party, (e) the Borrower and any Restricted Subsidiary may engage in a Permitted Transfer, an Investment permitted by Section 7.03 or a Restricted Payment permitted by Section 7.06 (in each case other than by reference to this Section 7.04 (or any clause hereof)), and (f) any Subsidiary of the Borrower that is not a Loan Party may be dissolved, liquidated or wound up; provided, that, prior to or simultaneously with any such dissolution, liquidation or winding up, all assets of such Subsidiary (other than GDX Automotive SAS, Snappon SA or any other Foreign Subsidiary that is not a Material Foreign Subsidiary) are transferred to a Loan Party or, to the extent required by law or binding contract, a creditor or creditors thereof.

7.05 Dispositions.

Make any Disposition except for Permitted Transfers.

7.06 Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a) each Restricted Subsidiary may make Restricted Payments to the Borrower or any Guarantor;

(b) the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Qualified Capital Stock of such Person;

(c) the Borrower and each Restricted Subsidiary may redeem, repurchase, retire or otherwise acquire Equity Interests to the extent such redemption, repurchase, retirement or other acquisition is deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

(d) so long as no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment or would result therefrom, the Borrower may repurchase or redeem Qualified Capital Stock of the Borrower held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of the Borrower or any Restricted Subsidiary, upon their death, disability, retirement, severance or termination of employment or service; provided, that, the aggregate cash consideration paid for all such redemptions and repurchases shall not exceed $2,000,000 in any fiscal year;

(e) [reserved];

(f) the Borrower or any Subsidiary may consummate the Rescission Offer with cash and/or Equity Interests; and

(g) the Borrower or any Restricted Subsidiary may make any Restricted Payment; provided, that, (i) no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment or would result therefrom, (ii) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving Pro Forma Effect to such Restricted Payment, the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11 as of the most recent fiscal quarter end for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or (b), and (iii) the sum of (A) the aggregate amount of all such Restricted Payments made on or after the First Amendment Effective Date, plus (B) the aggregate amount of all Junior Debt Payments made in reliance on Section 7.14(b) on or after the First Amendment Effective Date, shall not exceed an amount equal to (1) $125,000,000, plus (2) the Available Amount; provided, further, that, any Restricted Payment may be made (subject to satisfaction of clauses (i) and (ii) of this Section 7.06(g)) if the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving Pro Forma Effect to such Restricted Payment, the Consolidated Net Leverage Ratio is less than 3.25 to 1.0.

7.07 Change in Nature of Business.

Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Restricted Subsidiaries on the Closing Date or any business that is reasonably related, ancillary or complementary thereto.

7.08 Transactions with Affiliates.

Enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than (a) advances of working capital (i) by any Loan Party to any other Loan Party or (ii) by any Restricted Subsidiary that is not a Loan Party to any Loan Party or any other Restricted Subsidiary, (b) transfers of cash and assets (i) by any Loan Party to any other Loan Party or (ii) by any Restricted Subsidiary to any Loan Party or any other Restricted Subsidiary, (c) intercompany transactions (i) expressly permitted by Section 7.02, Section 7.03, Section 7.04, Section 7.05 or Section 7.06 (other than by reference to this Section 7.08 (or any clause hereof)) or (ii) solely among the Loan Parties and the Restricted Subsidiaries, (d) reasonable and customary officer, director and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and reasonable indemnification and severance arrangements, in each case in the ordinary course of business, and (e) except as otherwise specifically prohibited in this Agreement, other transactions which are entered into in the ordinary course of such Person’s business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director or Affiliate.

7.09 Burdensome Agreements.

Enter into, or permit to exist, any Contractual Obligation that (a) encumbers or restricts the ability of any such Person to (i) make Restricted Payments to any Loan Party, (ii) pay any Indebtedness or other obligations owed to any Loan Party, (iii) make loans or advances to any Loan Party, (iv) transfer any of its property to any Loan Party, (v) pledge its property pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (vi) act as a Loan Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (i) through (v) above) for (A) this Agreement and the other Loan Documents, (B) [reserved], (C) any documentation governing Additional Second Lien Indebtedness permitted pursuant to Section 7.02(d) (and any Permitted Refinancing with respect thereto), so long as such encumbrances or restrictions are not, taken as a whole, more restrictive to the Borrower and its Restricted Subsidiaries in any material respect than those in this Agreement and such encumbrances or restrictions do not restrict the Liens securing the Secured Obligations or the first priority status thereof, (D) any instrument governing Indebtedness assumed in connection with any Permitted Acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired, (E) any such encumbrance or restriction consisting of customary non-assignment provisions in leases or licenses restricting leasehold interests or licenses, as applicable, entered into in the ordinary course of business, (F) with respect to an Excluded Subsidiary, customary provisions in joint venture agreements and other similar agreements that restrict the transfer of ownership interests in such joint venture or provisions limiting the disposition or distribution of assets or property (other than dividends on a pro rata basis based on ownership percentage), which limitation is applicable only to the assets that are the subject of such agreements, or (G) any document or instrument governing any Permitted Lien, in each case, to the extent that any such restriction contained therein relates only to the asset or assets subject to such Liens, (b) requires the grant of any security for any obligation if such property is given as security for the Secured Obligations (except to the extent such grant constitutes a Permitted Lien), or (c) prohibits or otherwise restricts the ability of any such Person from granting a Lien on any Specified Real Property (except for (i) this Agreement and the other Loan Documents, and (ii) customary restrictions pursuant to an executed agreement with respect to a sale of any Specified Real Property, to the extent such sale is permitted pursuant to this Agreement).

7.10 Use of Proceeds.

Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11 Financial Covenants.

(a) Consolidated Net Leverage Ratio. Permit the Consolidated Net Leverage Ratio as of the end of any Measurement Period ending as of the end of any fiscal quarter of the Borrower to be greater than (i) 4.00 to 1.0, for any fiscal quarter ending during the period from April 1, 2018 to and including September 30, 2020, (ii) 3.75 to 1.0, for any fiscal quarter ending during the period from October 1, 2020 to and including September 30, 2021, and (iii) 3.50 to 1.0, for any fiscal quarter ending thereafter; provided, that, the otherwise applicable test levels set forth above shall be increased by 0.50 to 1.0 for each of the two (2) consecutive fiscal quarters (such period of increase, the “Leverage Increase Period”) ending immediately after consummation of a Qualified Acquisition; provided, further, that, for at least one (1) fiscal quarter ending immediately following each Leverage Increase Period, the Consolidated Net Leverage Ratio as of the end of such fiscal quarter shall not be greater than the applicable test level set forth above prior to giving effect to another Leverage Increase Period.

(b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any Measurement Period ending as of the end of any fiscal quarter of the Borrower to be less than 3.00 to 1.0.

7.12 Amendments of Organization Documents; Fiscal Year; Legal Name, State of Organization; Form of Entity and Accounting Changes; Amendment to Material Contracts.

(a) (i) Change its fiscal year without the prior written consent of the Administrative Agent, (ii) amend, modify or change its Organization Documents or other agreements related to its Equity Interests in any respect materially adverse to the interests of the Lenders without the prior written consent of the Required Lenders, (iii) amend, modify, cancel or terminate or fail to renew or extend (if renewable or extendable by its terms) or permit the amendment, modification, cancellation or termination of any of its Material Contracts in any respect materially adverse to the interests of the Lenders without the prior written consent of the Administrative Agent, or (iv) without providing thirty (30) days’ prior written notice to the Administrative Agent, change its state of incorporation, organization or formation, change its form of organization or have more than one state of incorporation, organization or formation.

(b) Make or permit to be made any change in accounting policies affecting the presentation of financial statements or reporting practices from those employed by it on the First Amendment Effective Date (other than changes in government contract accounting and procedures); unless (i) such change is required or permitted by GAAP and (ii) such change is disclosed to the Lenders through the Administrative Agent or otherwise.

7.13 Sale and Leaseback Transactions.

Enter into any Sale and Leaseback Transaction, other than (a) Sale and Leaseback Transactions to the extent that (i) the property subject to such Sale and Leaseback Transaction was acquired after the Closing Date and (ii) such Sale and Leaseback Transaction is consummated within two hundred seventy

(270) days of the acquisition of the property subject to such Sale and Leaseback Transaction, (b) Sale and Leaseback Transactions to the extent that the property subject to such Sale and Leaseback Transaction is owned by a Subsidiary that is not a Loan Party, (c) Sale and Leaseback Transactions as a result of a contribution of real property to any Plan pursuant to clause (g) of the definition of Disposition, and (d) any Sale and Leaseback Transaction with respect to any Specified Real Property so long as the aggregate amount of all such Sale and Leaseback Transactions consummated on or after the First Amendment Effective Date does not exceed $100,000,000 during the term of this Agreement.

7.14 Prepayments, Etc. of Indebtedness.

Make any payment or prepayment of principal of or redeem, purchase, retire, extinguish, defease, discharge or otherwise satisfy prior to the scheduled maturity thereof in any manner (including, without limitation, by optional redemption, conversion, required repurchase rights, exchange, open market and/or privately negotiated purchases) any Indebtedness that is expressly subordinated in right of payment to the Secured Obligations, any Indebtedness secured by Liens on the Collateral junior to those created under the Collateral Documents (including, for the avoidance of doubt, any Additional Second Lien Indebtedness), any unsecured Indebtedness (including, for the avoidance of doubt, any Additional Unsecured Indebtedness and the 2.25% Convertible Notes) or any Permitted Refinancing of any of the foregoing (and including, for the avoidance of doubt, any premiums on any such Indebtedness, including tender premiums), or make any payment in violation of any subordination terms applicable to any such Indebtedness (each a “Junior Debt Payment”), except that: (a) a Permitted Refinancing permitted pursuant to Section 7.02(b)(i), (d), (l), (n) or (o) may be consummated, (b) the Borrower or any Restricted Subsidiary may make any Junior Debt Payment; provided, that, (i) no Default or Event of Default shall have occurred and be continuing at the time of such Junior Debt Payment or would result therefrom, (ii) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving Pro Forma Effect to such Junior Debt Payment, the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11 as of the most recent fiscal quarter end for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or (b), (iii) the sum of (A) the aggregate amount of all such Junior Debt Payments made on or after the First Amendment Effective Date, plus (B) the aggregate amount of all Restricted Payments made in reliance on Section 7.06(g) on or after the First Amendment Effective Date, shall not exceed an amount equal to (1) $125,000,000, plus (2) the Available Amount; provided, further, that, any Junior Debt Payment may be made (subject to satisfaction of clauses (i) and (ii) of the proviso to this Section 7.14(b)) if the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving Pro Forma Effect to such Junior Debt Payment, the Consolidated Net Leverage Ratio is less than 3.25 to 1.0, and (c) the Borrower may make Junior Debt Payments to the extent made solely with the Qualified Capital Stock of the Borrower.

7.15 Amendment, Etc. of Indebtedness.

Amend or modify, or permit the amendment or modification of, any provision of any document governing any Indebtedness that is subordinated in right of payment to the Secured Obligations, any 2.25% Convertible Notes Document, any document governing any Additional Unsecured Indebtedness or any document governing any Additional Second Lien Indebtedness, in each case in any manner that is adverse in any material respect to the interests of the Lenders (including, for the avoidance of doubt, any amendment to the 2.25% Convertible Notes Documents that would change the maturity date of the 2.25% Convertible Notes to a date earlier than the maturity date of the 2.25% Convertible Notes in effect on the First Amendment Effective Date).

7.16 Ownership of Subsidiaries.

Notwithstanding any other provisions of this Agreement to the contrary: (a) establish, create or acquire any additional Subsidiaries without the prior written consent of the Required Lenders; provided, that, without such consent, the Borrower may (i) establish or create one or more Material Domestic Subsidiaries, (ii) acquire one or more Subsidiaries in connection with a Permitted Acquisition (or form any Subsidiary for the purpose of consummating a Permitted Acquisition) or (iii) establish, create or acquire an Unrestricted Subsidiary, so long as, in each case, Section 6.13 shall be complied with to the extent required by such Section; (b) permit any Loan Party or any Restricted Subsidiary of any Loan Party to issue or have outstanding any shares of Disqualified Capital Stock; or (c) create, incur, assume or suffer to exist any Lien on any Equity Interests of any Subsidiary, except for Permitted Liens.

7.17 Sanctions.

Directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension, or lend, contribute or otherwise make available such Credit Extension or the proceeds of any Credit Extension to any Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swingline Lender, or otherwise) of Sanctions.

7.18 Anti-Corruption Laws.

Directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions.

7.19 Accounts.

Maintain deposit and securities accounts (other than Excluded Deposit and Securities Accounts) with an aggregate balance at any time of more than $20,000,000 (for all such accounts) with Persons other than the Administrative Agent, any Lender or any other Person party to a Qualifying Control Agreement.

7.20 Voluntary Pension Plan Contributions.

Make any voluntary or discretionary contribution to any Pension Plan, any Plan or any other employee benefit plan; provided, that, the Borrower may make voluntary or discretionary contributions to any Pension Plan, any Plan or any other employee benefit plan, so long as (a) the aggregate amount of all such voluntary or discretionary contributions (exclusive of contributions composed solely of the Qualified Capital Stock of the Borrower) does not exceed $500,000,000 during the term of this Agreement, and (b) upon giving Pro Forma Effect to any such voluntary or discretionary contribution (other than any contribution composed solely of the Qualified Capital Stock of the Borrower), the Consolidated Net Leverage Ratio shall be less than 3.25 to 1.0.

7.21 Liquidity.

If the 2.25% Convertible Notes have not been paid in full prior to August 17, 2023, commencing August 17, 2023, permit Liquidity at any time to be less than an amount equal to the sum of (a) $100,000,000 plus (b) the outstanding principal amount of the 2.25% Convertible Notes at such time.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default.

Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) within five (5) Business Days after the same becomes due, (A) any interest on any Loan or on any L/C Obligation, (B) any fee due hereunder, or (C) any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), 6.05(a), 6.10, 6.11, 6.13, 6.14, 6.17 or Article VII; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or Section 8.01(b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be materially incorrect or misleading (or, if any such representation, warranty, certification or statement of fact is qualified by materiality or Material Adverse Effect, incorrect or misleading in any respect) when made or deemed made; or

(e) Cross-Default. (i) Any Loan Party or any Restricted Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Restricted Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Restricted Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Restricted Subsidiary as a result thereof is greater than the Threshold Amount; or

(f) Insolvency Proceedings, Etc. The Borrower or any Restricted Subsidiary that is a Material Domestic Subsidiary or a Material Foreign Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary that is a Material Domestic Subsidiary or a Material Foreign Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Restricted Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding, (A) with respect to the Snappon Judgments, $10,000,000, (B) with respect to the GDX Automotive SAS Judgments, $25,000,000, and (B) with respect to all other judgments, $5,000,000 (in each case to the extent not covered by independent third-party insurance as to which the insurer has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations arising under the Loan Documents, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k) Change of Control. There occurs any Change of Control; or

(l) Subordination; Invalidity of Subordination Provisions. Any of the subordination, standstill, payover and insolvency related provisions of any of the documents governing any subordinated Indebtedness (the “Subordination Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable subordinated Indebtedness, or (ii) the Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Administrative Agent and the Secured Parties or (C) that all payments of principal of or premium and interest on the applicable subordinated Indebtedness, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions.

Without limiting the provisions of Article IX, if a Default shall have occurred under the Loan Documents, then such Default will continue to exist until it either is cured (to the extent specifically permitted) in accordance with the Loan Documents or is otherwise expressly waived by the Administrative Agent (with the approval of requisite Appropriate Lenders (in their sole discretion) as determined in accordance with Section 11.01); and once an Event of Default occurs under the Loan Documents, then such Event of Default will continue to exist until it is expressly waived by the requisite Appropriate Lenders or by the Administrative Agent with the approval of the requisite Appropriate Lenders, as required hereunder in Section 11.01.

8.02 Remedies upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligations shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and

(d) exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents or applicable Law or equity;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03 Application of Funds.

After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02) or if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all Secured Obligations then due hereunder, any amounts received on account of the Secured Obligations shall, subject to the provisions of Sections 2.14 and 2.15, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third held by them;

Fourth, to (a) payment of that portion of the Secured Obligations constituting accrued and unpaid principal of the Loans and L/C Borrowings, (b) payment of that portion of the Secured Obligations then owing under Secured Hedge Agreements, (c) payment of that portion of the Secured Obligations then owing under Secured Cash Management Agreements and (d) Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Lenders, Hedge Banks, Cash Management Banks and the L/C Issuers in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Secured Obligations have been paid in full, to the Borrower or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Secured Obligations, if any, in the order set forth above. Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth above in this Section.

Notwithstanding the foregoing, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or

Hedge Bank, as the case may be (unless such Cash Management Bank or Hedge Bank is the Administrative Agent or an Affiliate thereof). Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01 Appointment and Authority.

(a) Appointment. Each of the Lenders and the L/C Issuers hereby irrevocably appoints, designates and authorizes Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) Collateral Agent. The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the L/C Issuers hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02 Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial, advisory, underwriting or other business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.

9.03 Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent and its Related Parties:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided, that, the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary), or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02 or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or an L/C Issuer.

Neither the Administrative Agent nor any of its Related Parties have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (E) the value or the sufficiency of any Collateral, or (F) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04 Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. For purposes of determining compliance with the initial conditions precedent to effectiveness of this Agreement, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objections.

9.05 Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06 Resignation of Administrative Agent.

(a) Notice. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided, that, in no event shall any successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) Defaulting Lender. If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) Effect of Resignation or Removal. With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(h) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent, and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including, without limitation, (A) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Secured Parties and (B) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(d) L/C Issuer and Swingline Lender. Any resignation or removal by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swingline Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04(c). Upon the appointment by the Borrower of a successor L/C Issuer or Swingline Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as applicable, (ii) the retiring L/C Issuer and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

9.07 Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc.

Anything herein to the contrary notwithstanding, none of the titles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, an Arranger, a Lender or an L/C Issuer hereunder.

9.09 Administrative Agent May File Proofs of Claim; Credit Bidding.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(h) and (i), 2.09, 2.10(b) and 11.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09, 2.10(b) and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer or in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 11.01 of this Agreement), (iii) the Administrative Agent shall be authorized to assign the relevant Secured Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Secured Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Secured Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

9.10 Collateral and Guaranty Matters.

Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and each of the L/C Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the Facility Termination Date, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 11.01;

(b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(c);

(c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary or is Disposed of as a result of a transaction permitted under the Loan Documents; and

(d) to negotiate, execute and deliver any intercreditor agreement or subordination agreement in respect of any Indebtedness permitted to be incurred under Section 7.02.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, or to take any other action described above pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.11 Secured Cash Management Agreements and Secured Hedge Agreements.

Except as otherwise expressly set forth herein, no Cash Management Bank or Hedge Bank that obtains the benefit of the provisions of Section 8.03, the Guaranty or any Collateral by virtue of the provisions hereof or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements except to the extent expressly provided herein and unless the Administrative Agent has received a Secured Party Designation Notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements in the case of a Facility Termination Date.

9.12 Plan Assets.

(a) Each Lender (x) represents and warrants, as of the First Amendment Effective Date or the later date such Person became a Lender party hereto, as applicable, to, and (y) covenants, from the First Amendment Effective Date or the later date such Person became a Lender party hereto, as applicable, to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the First Amendment Effective Date or the date such

Person became a Lender party hereto, as applicable, to, and (y) covenants, from the First Amendment Effective Date or the date such Person became a Lender party hereto, as applicable, to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i) none of the Administrative Agent or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent or any Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c) The Administrative Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE X

CONTINUING GUARANTY

10.01 Guaranty.

Each Guarantor hereby absolutely and unconditionally, jointly and severally guarantees, as primary obligor and as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all Secured Obligations (for each Guarantor, subject to the proviso in this sentence, its “Guaranteed Obligations”); provided, that: (a) the Guaranteed Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor and (b) the liability of each Guarantor individually with respect to this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law. The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Secured Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Secured Obligations or any instrument or agreement evidencing any Secured Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Secured Obligations which might otherwise constitute a defense to the obligations of the Guarantors, or any of them, under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

10.02 Rights of Lenders.

Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Secured Obligations or any part thereof, (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Secured Obligations, (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuers and the Lenders in their sole discretion may determine, and (d) release or substitute one or more of any endorsers or other guarantors of any of the Secured Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

10.03 Certain Waivers.

Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower or any other Loan Party, (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower or any other Loan Party, (c) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder, (d) any right to proceed against the Borrower or any other Loan Party, proceed against or exhaust any security for the Secured Obligations, or pursue any other remedy in the power of any Secured Party whatsoever, (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party, and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Secured Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Secured Obligations. Each Guarantor waives any rights and defenses that are or may become available to it by reason of §§ 2787 to 2855, inclusive, and §§ 2899 and 3433 of the California Civil Code. The foregoing waivers and the provisions hereinafter set forth in this Guaranty which pertain to California law are included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or the Secured Obligations.

10.04 Obligations Independent.

The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Secured Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.

10.05 Subrogation.

No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Secured Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments and the Facilities are terminated. If any amounts are paid to a Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Secured Obligations, whether matured or unmatured.

10.06 Termination; Reinstatement.

This Guaranty is a continuing and irrevocable guaranty of all Secured Obligations now or hereafter existing and shall remain in full force and effect until the Facility Termination Date. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or a Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Secured Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.

10.07 Stay of Acceleration.

If acceleration of the time for payment of any of the Secured Obligations is stayed, in connection with any case commenced by or against a Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each Guarantor, jointly and severally, immediately upon demand by the Secured Parties.

10.08 Condition of Borrower.

Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to it any information relating to the business, operations or financial condition of the Borrower or any other guarantor (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

10.09 Appointment of Borrower.

Each of the Loan Parties hereby appoints the Borrower to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Borrower may execute such documents and provide such authorizations on behalf of such Loan Parties as the Borrower deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Administrative Agent, an L/C Issuer or a Lender to the Borrower shall be deemed delivered to each Loan Party and (c) the Administrative Agent, the L/C Issuers or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Borrower on behalf of each of the Loan Parties.

10.10 Right of Contribution.

The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable Law.

10.11 Keepwell.

Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of a Lien under the Loan Documents, in each case, by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article X voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Secured Obligations have been indefeasibly paid and performed in full. Each Loan Party intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

ARTICLE XI

MISCELLANEOUS

11.01 Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent in Section 4.03 or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

(b) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Commitments hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment or whose Commitments are to be reduced;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender entitled to such amount (it being understood that any change to the definition of Consolidated Net Leverage Ratio (or the component definitions thereof) shall not constitute a reduction in any rate of interest or any fees based thereon); provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate;

(d) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(e) change (i) any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or thereunder or make any determination or grant any consent hereunder without the written consent of each Lender, (ii) the definition of “Required Revolving A Lenders” without the written consent of each Revolving A Lender or (iii) the definition of “Required Revolving B Lenders” without the written consent of each Revolving B Lender;

(f) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(g) release all or substantially all of the Guarantors (except in connection with a merger or consolidation permitted under Section 7.04 or a Disposition permitted under Section 7.05), without the written consent of each Lender, except to the extent the release of any Restricted Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

(h) release the Borrower or permit the Borrower to assign or transfer any of its rights or obligations under this Agreement or the other Loan Documents without the consent of each Lender;

(i) change the application of prepayments as among or between classes of Loans under Section 2.05(b)(v), without the written consent of the Required Lenders for the class of Loans that is being allocated a lesser prepayment as a result thereof (it being understood that the Required Lenders may waive, in whole or in part, any prepayment so long as the application, as between the classes of Loans, of any portion of such prepayment that is still required to be made is not changed);

(j) (i)(A) waive any Default or Event of Default for purposes of Section 4.03 for any Revolving A Borrowing or L/C Credit Extension, or (B) amend or change any provision of this Section 11.01(j)(i), in each case, without the consent of the Required Revolving A Lenders; or (ii)(A) waive any Default or Event of Default for purposes of Section 4.03 for any Revolving B Borrowing, or (B) amend or change any provision of this Section 11.01(j)(ii), in each case, without the consent of the Required Revolving B Lenders; or

(k) amend Section 1.09 or the definition of “Alternative Currency” without the written consent of each Revolving B Lender and each L/C Issuer directly affected thereby; and

provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by an L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement, (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, and (v) (A) Schedule 1.01(d) shall be deemed to be automatically amended to reflect the L/C Commitment of any L/C Issuer upon the execution and delivery by such L/C Issuer of a Notice of Additional L/C Issuer, (B) Schedule 1.01(d) may be amended from time to time by the Borrower, the Administrative Agent and each L/C Issuer to reflect the L/C Commitments of the L/C Issuers in effect from time to time, and (C) upon the termination, expiration, cancellation or replacement of any Existing Letter of Credit, Schedule 1.01(d) shall be deemed to be automatically amended to (1) reduce the L/C Commitment of Wells Fargo by an amount equal to the face amount of such terminated, expired, cancelled or replaced Existing Letter of Credit, and (2) increase the L/C Commitment of Bank of America by an amount equal to the face amount of such terminated, expired, cancelled or replaced Existing Letter of Credit. Notwithstanding anything to the contrary herein, (A) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender under a Facility, may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (1) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (2) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender under a Facility, that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender; (B) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein and (C) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

Notwithstanding anything herein to the contrary, (x) in order to implement any additional Commitments in accordance with Section 2.02(g), this Agreement may be amended (or amended and restated) for such purpose (but solely to the extent necessary to implement such additional Commitments in accordance with Section 2.02(g)) by the Borrower, the other Loan Parties, the Administrative Agent and the relevant Lenders providing such additional Commitments, (y) if following the Closing Date, the Administrative Agent and the Borrower shall have jointly identified an inconsistency, obvious error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Loan Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within three (3) Business Days following receipt of notice thereof and (z) the Administrative Agent and the Borrower may make amendments contemplated by Section 3.07.

Notwithstanding anything herein to the contrary, as to any amendment, amendment and restatement or other modifications otherwise approved in accordance with this Section, it shall not be necessary to obtain the consent or approval of any Lender that, upon giving effect to such amendment, amendment and restatement or other modification, would have no Commitment or outstanding Loans so long as such Lender receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, amendment and restatement or other modification becomes effective.

11.02 Notices; Effectiveness; Electronic Communications.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax transmission or e-mail transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower or any other Loan Party, the Administrative Agent, an L/C Issuer or the Swingline Lender, to the address, fax number, e-mail address or telephone number specified for such Person on Schedule 1.01(a); and

(ii) if to any other Lender, to the address, fax number, e-mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Administrative Agent, the Lenders, the Swingline Lender and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail, FPML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided, that, the foregoing shall not apply to notices to any Lender, the Swingline Lender or any L/C Issuer pursuant to Article II if such Lender, Swingline Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swingline Lender, an L/C Issuer or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices and other communications posted to an Internet or intranet website shall be deemed received by the intended recipient upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail address or other written acknowledgement) indicating that such notice or communication is available and identifying the website address therefor; provided, that, for both clauses (i) and (ii), if such notice or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.

(d) Change of Address, Etc. Each of the Borrower, the Administrative Agent, each L/C Issuer and the Swingline Lender may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the Borrower, the

Administrative Agent, each L/C Issuer and the Swingline Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and e-mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one (1) individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including, without limitation, telephonic or electronic notices, Loan Notices, Letter of Credit Applications, Notice of Loan Prepayment and Swingline Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03 No Waiver; Cumulative Remedies; Enforcement.

No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Loan Parties shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of one primary counsel for the Administrative Agent, of one firm of special counsel (to the extent necessary) in each relevant specialty and of one firm of local counsel retained by the Administrative Agent in each applicable jurisdiction), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (limited in the case of expenses of counsel to the reasonable and documented fees, charges and disbursements of (A) one primary counsel for the Administrative Agent and the Lenders, taken together, (B) one local counsel in each relevant jurisdiction, (C) one specialty counsel in each relevant specialty, and (D) in the case of any actual or potential conflict of interest with respect to any of the counsels identified in clauses (A) through (C) above, upon notice by the affected party or parties to the Borrower, one additional counsel to each group of similarly situated Persons in each applicable jurisdiction or specialty), in connection with the enforcement or protection of its rights (1) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (2) in connection with Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided, that, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee, or (y) breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document. Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), any L/C Issuer, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided, that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), any L/C Issuer or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), any L/C Issuer or the Swingline Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no Loan Party shall assert, and each Loan Party hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.

(f) Survival. The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, any L/C Issuer and the Swingline Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05 Payments Set Aside.

To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment(s) and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swingline Loans) at the time owing to it); provided, that, in each case with respect to any Facility, any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving A Facility or the Revolving B Facility, or $1,000,000, in the case of any assignment in respect of the Term Facility or the Incremental Term Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

provided, that, the foregoing minimum amounts shall not apply to assignments made by the Administrative Agent which are permitted pursuant to Section 9.09.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and the other Loan Documents with respect to the Loans and/or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swingline Lender’s rights and obligations in respect of Swingline Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan or any Incremental Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) the consent of each L/C Issuer and the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving A Facility.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; provided, further, that, the processing and recordation fee the shall not apply to assignments made by the Administrative Agent which are permitted pursuant to Section 9.09. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any Affiliates or Subsidiaries of the Borrower, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person).

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swingline Loans) owing to it); provided, that, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participations.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(e) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided, that, such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the

Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided, that, such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided, that, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note or Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that, no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Resignation as L/C Issuer or Swingline Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving A Commitment and Revolving A Loans pursuant to subsection (b) above, Bank of America may, (i) upon thirty (30) days’ notice to the Borrower and the Lenders, resign as an L/C Issuer and/or (ii) upon thirty (30) days’ notice to the Borrower, resign as Swingline Lender. In the event of any such resignation as an L/C Issuer or Swingline Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swingline Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as an L/C Issuer or Swingline Lender, as the case may be. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swingline Lender, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as the case may be, and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

(g) Assignment by MLPFS. The parties hereby agree that MLPFS may, without notice to the Borrower, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the First Amendment Effective Date.

11.07 Treatment of Certain Information; Confidentiality.

(a) Treatment of Certain Information. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.02(g) or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (vii) on a confidential basis to (A) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder, (B) the provider of any Platform or other electronic delivery service used by the Administrative Agent, any L/C Issuer and/or the Swingline Lender to deliver Borrower Materials or notices to the Lenders, or (C) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, or (viii) with the consent of the Borrower or to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary; provided, that, in the case of information received from the Borrower or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent, the Arrangers and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments.

(b) Non-Public Information. Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (i) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.

(c) Press Releases. The Loan Parties and their Affiliates agree that they will not in the future issue any press releases or other public disclosure (other than filings made with the SEC) using the name of the Administrative Agent or any Lender or their respective Affiliates or referring to this Agreement or any of the Loan Documents without the prior written consent of the Administrative Agent, unless (and only to the extent that) the Loan Parties or such Affiliate is required to do so under law and then, in any event the Loan Parties or such Affiliate will consult with such Person before issuing such press release or other public disclosure.

(d) Customary Advertising Material. The Loan Parties consent to the publication by the Administrative Agent or any Lender of customary advertising material relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of the Loan Parties.

11.08 Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, such L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured, secured or unsecured, or are owed to a branch, office or Affiliate of such Lender or such L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that, in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09 Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10 Counterparts; Integration; Effectiveness.

This Agreement and each of the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or any L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of any Loan Document, or any certificate delivered thereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document or certificate. Without limiting the foregoing, to the extent a manually executed counterpart is not specifically required to be delivered under the terms of any Loan Document, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

11.11 Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12 Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, an L/C Issuer or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13 Replacement of Lenders.

If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that:

(a) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);

(b) such Lender shall have received payment of an amount equal to one hundred percent (100%) of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Laws; and

(e) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

11.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN

TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15 Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16 Subordination.

Each Loan Party (a “Subordinating Loan Party”) hereby subordinates the payment of all obligations and indebtedness of any other Loan Party owing to it, whether now existing or hereafter arising, including but not limited to any obligation of any such other Loan Party to the Subordinating Loan Party as subrogee of the Secured Parties or resulting from such Subordinating Loan Party’s performance under the Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Secured Parties so request, any such obligation or indebtedness of any such other Loan Party to the Subordinating Loan Party shall be enforced and performance received by the Subordinating Loan Party as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Secured Obligations, but without reducing or affecting in any manner the liability of the Subordinating Loan Party under this Agreement. Without limitation of the foregoing, so long as no Default has occurred and is continuing, the Loan Parties may make and receive payments with respect to Intercompany Debt; provided, that, in the event that any Loan Party receives any payment of any Intercompany Debt at a time when such payment is prohibited by this Section, such payment shall be held by such Loan Party, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to the Administrative Agent.

11.17 No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent and any Affiliate thereof, the Arrangers and the Lenders are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and, as applicable, its Affiliates (including MLPFS) and the Lenders and their Affiliates (collectively, solely for purposes of this Section, the “Lenders”), on the other hand, (ii) the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents, (b) (i) the Administrative Agent and its Affiliates (including MLPFS) and each Lender each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (ii) neither the Administrative Agent, any of its Affiliates (including MLPFS) nor any Lender has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, and (c) the Administrative Agent and its Affiliates (including MLPFS) and the Lenders may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, any of its Affiliates (including MLPFS) nor any Lender has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, the Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, any of its Affiliates (including MLPFS) or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby.

11.18 Electronic Execution.

The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided, that, notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, that without limiting the foregoing, upon the request of the Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart.

11.19 USA PATRIOT Act Notice.

Each Lender and each L/C Issuer that is subject to the PATRIOT Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the other Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies each Loan Party and their respective Subsidiaries, which information includes the name and address of each such Person and other information that will allow such Lender, such L/C Issuer or the Administrative Agent, as applicable, to identify each such Person in accordance with the PATRIOT Act. The Borrower and the other Loan Parties agree to, promptly following a request by the Administrative Agent, any Lender or any L/C Issuer, provide all such other documentation and information that the Administrative Agent, such Lender or such L/C Issuer requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and, if applicable, the Beneficial Ownership Regulation.

11.20 ENTIRE AGREEMENT.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

11.21 Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Loan Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the

Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Loan Party (or to any other Person who may be entitled thereto under applicable law).

11.22 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

11.23 Successor Administrative Agent.

Each Lender hereby consents to and approves the terms of the Successor Agency Agreement, a copy of which is attached hereto as Exhibit P. By execution hereof, the Lenders acknowledge the terms of the Successor Agency Agreement and further authorize and direct Bank of America and Wells Fargo to enter into the Successor Agency Agreement.

11.24 Amendment and Restatement.

The parties hereto agree that, on the Closing Date, the following transactions shall be deemed to occur automatically, without further action by any party hereto: (a) the Existing Credit Agreement shall be deemed to be amended and restated in its entirety pursuant to this Agreement; (b) all obligations under the Existing Credit Agreement outstanding on the Closing Date shall in all respects be continuing and shall be deemed to Secured Obligations outstanding hereunder; (c) the guarantees made to the Lenders, each Affiliate of a Lender that enters into a Swap Contract or a Cash Management Agreement and the Administrative Agent pursuant to the Existing Credit Agreement, shall remain in full force and effect with respect to the Secured Obligations and are hereby reaffirmed; (d) the Collateral Documents and the Liens created thereunder in favor of Wells Fargo, as Administrative Agent for the benefit of the holders of the obligations as assigned to Bank of America as Administrative Agent and securing the Secured Obligations shall remain in full force and effect with respect to the Secured Obligations and are hereby reaffirmed; and (e) all references in the other Loan Documents to the Existing Credit Agreement shall be deemed to refer without further amendment to this Agreement. On the Closing Date, the revolving credit extensions and Revolving Commitments made by the Lenders under the Existing Credit Agreement shall be re-allocated and restated among the Lenders so that, and revolving credit extensions and Revolving

Commitments shall be made by the Lenders so that, as of the Closing Date, the respective Revolving Commitments of the Lenders shall be as set forth on Schedule 1.01(b). The parties hereto further acknowledge and agree that this Agreement constitutes an amendment to the Existing Credit Agreement made under and in accordance with the terms of Section 9.1 of the Existing Credit Agreement.

11.25 New Lenders.

From and after the Closing Date, by execution of this Agreement, each Person identified as a “Lender” on the signature pages hereto that is not already a Lender under the Existing Credit Agreement, hereby acknowledges, agrees and confirms that, by its execution of this Agreement, such Person will be deemed to be a party to this Agreement and a “Lender” for all purposes of this Agreement, and shall have all of the obligations of a Lender hereunder as if it had executed the Existing Credit Agreement. Such Person hereby ratifies, as of the Closing Date, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Lenders contained in this Agreement.

11.26 California Judicial Reference.

Notwithstanding anything to the contrary contained in this Agreement, if any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Loan Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and (b) without limiting the generality of Section 11.04, the Borrower shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.

[SIGNATURE PAGES OMITTED]

Schedule 1.01(a)

Certain Addresses for Notices

The Borrower and the other Loan Parties:

Aerojet Rocketdyne Holdings, Inc.

222 N. Pacific Coast Highway, Suite 500

El Segundo, CA 90245

Attention:       Chief Financial Officer

Telephone:      (310) 252-8100

Telecopier:      (916) 355-3322

Or

Aerojet Rocketdyne Holdings, Inc.

222 N. Pacific Coast Highway, Suite 500

El Segundo, CA 90245

Attention:        VP, General Counsel and

                         Secretary

Telephone:       (310) 252-8100

Telecopier:       (916) 355-4431

With a copy to:	Gibson, Dunn & Crutcher LLP 2029 Century Park East Los Angeles, CA 90067 Attention: Cromwell Montgomery Telephone: (310) 551-8744 Telecopier: (310) 552-7063
To the Administrative Agent, Swingline Lender and Bank of America, N.A., as L/C Issuer:

Administrative Agent & Swingline Lender Office: Chris Jefferson

(For financial/loan activity – advances, pay down, interest/fee billing and payments, rollovers, rate-settings):

Attention: Chris Jefferson

Phone: 469-201-8731

Fax: 214-672-8734

Electronic Mail:        Cjefferson@baml.com

Remittance Instructions:

USD PAYMENT INSTRUCTIONS:

Bank of America, N.A. Charlotte, NC

ABA #: [            ]

Account #: [            ]

Account Name: [            ]

Ref: [            ]

EUR PAYMENT INSTRUCTIONS:

Beneficiary Bank: [                    ]

Beneficiary Account Number: [                    ]

Beneficiary: Bank of America NA

GBP PAYMENT INSTRUCTIONS:

Beneficiary Bank: [                    ]

Beneficiary Account Number: [                    ]

Beneficiary: Bank of America NA

LC Issuer’s Office:

(For fee payments due LC Issuer only and new LC requests and amendments):

Trade Operations

Bank of America

1 Fleet Way

Mail Code: PA6-580-02-30

Scranton, PA 18507

Telephone: 570.496.9619

Telecopier: 1.800.755.8740

Electronic Mail: tradeclientserviceteamus@baml.com

Remittance Instructions:

Bank of America, N.A. Charlotte, NC

ABA #: [                    ]

Account #: [                    ]

Attn: [                    ]

Ref: [                    ]

Other Notices as Administrative Agent:

(For financial statements, compliance certificates, maturity extension and commitment change notices, amendments, consents, vote taking, etc)

Bank of America, N.A.

900 W. Trade Street, 6th Floor

Mail Code: NC1-026-06-03

Charlotte, NC 28255-0001

Attention: Kyle Harding

Telephone: 980-275-6132

Telecopier: 704-719-5215

Electronic Mail: kyle.d.harding@baml.com

Schedule 1.01(b)

Initial Commitments and Applicable Percentages as of the First Amendment Effective Date

Lender	Revolving A Commitment	Applicable Percentage of Revolving A Commitment	Revolving B Commitment	Applicable Percentage of Revolving B Commitment	Term Commitment	Applicable Percentage of Term Commitment
Bank of America, N.A.	$57,650,000.00	11.765306122%	$23,600,000.00	14.750000000%	$43,750,000.00	12.500000000%
SunTrust Bank	57,650,000.00	11.765306122%	23,600,000.00	14.750000000%	43,750,000.00	12.500000000%
Fifth Third Bank	39,200,000.00	8.000000000%	12,800,000.00	8.000000000%	28,000,000.00	8.000000000%
JPMorgan Chase Bank, N.A.	39,200,000.00	8.000000000%	12,800,000.00	8.000000000%	28,000,000.00	8.000000000%
MUFG Bank, Ltd.	39,200,000.00	8.000000000%	12,800,000.00	8.000000000%	28,000,000.00	8.000000000%
U.S. Bank National Association	39,200,000.00	8.000000000%	12,800,000.00	8.000000000%	28,000,000.00	8.000000000%
Wells Fargo Bank, National Association	39,200,000.00	8.000000000%	12,800,000.00	8.000000000%	28,000,000.00	8.000000000%
Regions Bank	34,300,000.00	7.000000000%	11,200,000.00	7.000000000%	24,500,000.00	7.000000000%
City National Bank	31,850,000.00	6.500000000%	10,400,000.00	6.500000000%	22,750,000.00	6.500000000%
Capital One, N.A.	24,500,000.00	5.000000000%	8,000,000.00	5.000000000%	17,500,000.00	5.000000000%
Citizens Bank, N.A.	24,500,000.00	5.000000000%	8,000,000.00	5.000000000%	17,500,000.00	5.000000000%
KeyBank National Association	19,600,000.00	4.000000000%	6,400,000.00	4.000000000%	14,000,000.00	4.000000000%
ZB, NA, dba California Bank & Trust	14,700,000.00	3.000000000%	4,800,000.00	3.000000000%	10,500,000.00	3.000000000%
Cathay Bank	9,750,000.00	1.989795918%	—	—	5,250,000.00	1.500000000%
Manufacturers Bank	9,750,000.00	1.989795918%	—	—	5,250,000.00	1.500000000%
Opus Bank	9,750,000.00	1.989795918%	—		5,250,000.00	1.500000000%

TOTAL	$490,000,000.00	100.000000000%	$160,000,000.00	100.00000000%	$350,000,000.00	100.000000000%

Schedule 1.01(e)

Unrestricted Subsidiaries

Aerojet International, Inc. (ASESCO)

Novadyne Energy Systems LLC

RKO General, Inc.

BPOU LLC

Chemical Construction Corporation

Cordova Chemical Company

Cordova Chemical Company of Michigan

Easton Development Company, LLC

European Space Propulsion Limited

GT & MC, Inc.

TKD, Inc.

GDX Automotive SAS

GDX LLC

Schedule 5.10

Insurance

Aerojet Rocketdyne et al Insurance Programs as of August 30, 2018

Type of Coverage	Insurance Carrier	Policy Term	Policy Number	Coverage Limits (M = 000’s)	Deductible (M = 000’s)
Commercial General Liability	Chubb (ACE American Insurance Co.)	12/1/17 -12/1/18	HDO G27874551	$2MM	$1.75MM
Commercial General Liability (General Investment Fund)	Chubb (ACE American Insurance Co.)	12/1/17 -12/1/18	OGL G27874563	$2MM	$10M
Automobile Liability / 1 Policy for GY & AGC	Chubb (ACE American Insurance Co.)	12/1/17 -12/1/18	ISA H25097622	$2MM	$250M
Workers’ Compensation & Employer’s Liability	Chubb (ACE American Insurance Co.)	12/1/17 -12/1/18	WLR C64625585	$2MM	$500M
Umbrella – 1st Excess	National Fire & Marine Insurance Company	12/1/17 -12/1/18	42-UMO-100380-04	$25MM	$10M SIR
	Bunker Hill International Insurance Bermuda (Punitive Damages)		738245
2nd Excess	Starr Surplus Lines Insurance Company	12/1/17 -12/1/18	1000040746171	$25MM xs $25MM
	Starr Insurance & Reinsurance Limited (Punitive Damages)		SIPW013017
3rd Excess $25MM xs $50MM	Great American Spirit Insurance Company	12/1/17 -12/1/18	EXC 2191761	$25MM xs $50MM
	GAI Insurance Company, Ltd. (Punitive Damages)		EXC 1493067
4th Excess (Includes Punitive Damages)	Arch Reinsurance Ltd.	12/1/17 -12/1/18	UFP0030712-09	$25MM xs $75MM
5th Excess (Includes Punitive Damages)	XL Insurance Ltd (Bermuda)	12/1/17 -12/1/18	BM00031656LI17A	$50MM xs $100MM

Type of Coverage	Insurance Carrier	Policy Term	Policy Number	Coverage Limits (M = 000’s)	Deductible (M = 000’s)
6th Excess (Includes Punitive Damages)	Chubb Bermuda Insurance Ltd.	12/1/17 -12/1/18	AJRD-0069/MXS	$100MM xs $150MM
	Argo Re Ltd.		ARGO-CAS-OCC-000190.9
	American International Reinsurance Co. Ltd.		60703877
7th Excess (Includes Punitive Damages)	Aspen Bermuda Limited	12/1/17 -12/1/18	ECA95N717A0V	$25MM xs $250MM
8th Excess	Endurance Risk Solutions Assurance Co.	12/1/17 -12/1/18	XSC10003828505	$25MM xs $275MM
	Magna Carta Insurance Ltd. (Punitive Damages)		MCEN204276
Foreign General Liability-paid in full CY2017	ACE American Insurance Company	12/1/17 - 12/1/20	PHFD37571271 004	$2MM	$1M
Property	Factory Mutual Insurance Company	5/1/16 - 5/1/19	1012839	$500MM	$500M
Critical Quake	Westport Insurance Corp. (Swiss Re)	5/1/16 - 5/1/19	NAP 2001202 00	$50MM	5%, or 2% of insured value
Primary Directors and Officers Liability	Zurich American Insurance	10/1/17 -10/1/18	DOC 9161799 10	$10MM	$1,500MM
1st Excess D&O	Allianz Global Risk US Ins. Co.	10/1/17 -10/1/18	DOX2010193	$10MM
2nd Excess D&O	Starr Indemnity & Liability Company	10/1/17 -10/1/18	1000059981171	$10MM
3rd Excess D&O	Endurance Risk Solutions Assurance Co. (Sompo)	10/1/17 -10/1/18	DOX10007858902	$10MM
4th Excess D&O	QBE Insurance Corp	10/1/17 -10/1/18	QPL0797597	$10MM

Type of Coverage	Insurance Carrier	Policy Term	Policy Number	Coverage Limits (M = 000’s)	Deductible (M = 000’s)
5th Excess D&O	National Union Fire Ins. Co.	10/1/17 -10/1/18	02-267-01-80	$10MM
6th Excess D&O (Side A)	Chubb (ACE American Ins. Co.)	10/1/17 -10/1/18	DOX G23648957 009	$10MM
7th Excess D&O (Side A)	AXIS Ins. Co.	10/1/17 -10/1/18	MCN743152012017	$10MM
8th Excess D&O (Side A)	Liberty Ins Underwriters, Inc.	10/1/17 -10/1/18	190355-217	$10MM
9th Excess D&O (Side A)	Berkley Ins. Co,	10/1/17 -10/1/18	BPRO8028553	$10MM
10th Excess D&O (Side A)	Continental Casualty Co.	10/1/17 -10/1/18	425611047	$10MM
Primary Fiduciary Liability	Ace American Insurance Co	10/1/17 -10/1/18	DON G23690287 004	$10MM	$250M
1st Excess Fiduciary Liability	Endurance Risk Solutions Assurance Co.	10/1/17 -10/1/18	FLX10007871602	$10MM
2nd Excess Fiduciary Liability	Zurich American Insurance Co.	10/1/17 -10/1/18	FLC 0136898-03	$10MM
3rd Excess Fiduciary Liability	Travelers Casualty & Surety	10/1/17 -10/1/18	105680589	$10MM
4th Excess Fiduciary Liability	RLI Insurance Company	10/1/17 -10/1/18	EPG0016502	$10MM
Employment Practices	Zurich American Insurance	10/1/17 -10/1/18	EPL 0185491 02	$15MM	$250M
Class Action Claim					$500M
Employment Practices Punitive Damages Wrap	Hanseatic Insurance Company (Bermuda) Ltd.	10/1/17 -10/1/18	HIPD204100	$15MM (Shared with Zurich EPL)
Privacy Liability (Cyber)	Steadfast Insurance Company	10/1/17 -10/1/18	SPR 5571723-05	$10MM	$250M

K&R (3 yr program) paid in full in FY2017	HCC Specialty	10/1/17 - 10/1/20	U714-85913	$25MM
Crime Insurance	Zurich American Insurance Company	10/1/15 - 10/1/18	FID 9159513 06	$10MM	$250M
Physical Damage – Atlas V Trailers	Endurance Risk Solutions Assurance Comp any	2/1/18 - 2/1/19	IMU100085567-02	$480M	$50M
Nuclear Energy Liability	American Nuclear Insurers	1/1/18 - 1/01/19	NS-0091	See policy
Aircraft Products Liability	Lloyds, London, Foreign	6/1/18 - 6/1/19	Various – see attached APL list of carriers section for details	$2,000B
Ocean Marine Transit	Endurance Risk Solutions Assurance Company	4/1/18 - 4/1/19	OMC10008850602	$15MM	$5K
ATLAS & RL 10 Shipment					$75K
Business Travel Accident (5 yr policy pre-paid term, pad in full in 2017)	Zurich Insurance Co.	3/1/17 - 3/1/22	GTU2907717	$250M to $400M
Pollution and Remediation Legal Liability	Great American E&S Ins Company	2/28/18 - 2/28/19	PEL 2111288 08	$4MM	$25K

Schedule 5.18

Subsidiaries

AEROJET ROCKETDYNE HOLDINGS, INC.

(a Delaware Corporation)

CORPORATE CHART

AS OF JUNE 30, 2018

	State or Jurisdiction of Incorporation	Number of Common Shares of Authorized Capital Stock[1]	Number of Common Shares Issued and Outstanding Capital Stock Less Treasury Shares	Number of Common Shares Owned by Company and Subsidiaries	Percentage of Voting Ownership		Type of Subsidiary
Aerojet Rocketdyne, Inc.	Ohio	1,000	1,000	1,000	100		Restricted
Aerojet International, Inc.	California	1,000	1,000	1,000	100		Unrestricted
Aerojet Ordnance Tennessee, Inc.	Tennessee	5,000	4,169	4,169	100		Restricted
Aerojet Rocketdyne Coleman Aerospace, Inc.	Delaware	3,000	100	100	100		Restricted
Aerojet Rocketdyne of DE, Inc.	Delaware	3,000	100	100	100		Restricted
Arde, Inc.	New Jersey	250,000	102,891	102,891	100		Restricted
Arde-Barinco, Inc.	New Jersey	200	10	10	100		Restricted
BPOU LLC	Delaware	N/A	N/A	N/A	68		Unrestricted
Chemical Construction Corporation – Inactive	Delaware	230,000	200,000	200,000	100		Unrestricted
Cordova Chemical Company – Inactive	California	1,000	1,000	1,000	100		Unrestricted
Cordova Chemical Company of Michigan – Inactive	Michigan	1,000	1,000	1,000	100		Unrestricted
Easton Development Company, LLC	California	N/A	N/A	N/A	5		Excluded, Unrestricted
European Space Propulsion Limited	United Kingdom	1,315,520 shares of £1 each	1,315,520	1,315,420	99.99	[2]	Unrestricted
GT & MC, Inc. – Inactive	Delaware	10,000	10,000	10,000	100		Unrestricted
TKD, Inc. – Inactive	California	2,000	1,000	1,000	100		Unrestricted
Easton Development Company, LLC	California	N/A	N/A	N/A	95		Excluded, Unrestricted
Novadyne Energy Systems LLC	Delaware	N/A	N/A	N/A	100		Unrestricted
GDX Automotive SAS	France	2,223,822 shares of €10 each	2,223,822	2,223,822	100		Unrestricted
GDX LLC	Delaware	N/A	N/A	N/A	100		Unrestricted
RKO General, Inc.	Delaware	10,000	7,324	7,324	100		Unrestricted

FOOTNOTES

1.	Non-US entities reflect paid-in-capital.
2.	The remaining <.1% of Percentage of Voting Ownership was previously held by Eurojet Space Propulsion Limited, and Eurojet Space Propulsion Limited was dissolved on November 28, 2016.

None of the subsidiaries listed above have any outstanding options, warrants, rights of conversion or purchase and similar rights.

Schedule 5.19(b)

Intellectual Property

Copyrights – See Below

Copyright Licenses—None

Patents—See Below

Patent Licenses—See Below

Trademarks—See Below

Trademark Licenses—None

Aerojet Rocketdyne, Inc.

(Ohio Corporation)

U.S. Copyrights

Copyright Registrations

Title	Reg. No.	Reg. Date
Product-focused visual information pull system	TX5183745	03/20/00
Contemporary art at Aerojet-General: a sampling	VA39446	12/05/79
Welcome to Sacramento and the Aerojet Liquid Rocket Company	TX660239	03/26/81
Aerojet marine systems	TX323230	09/04/79
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX3581396	03/20/93
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX3450265	10/23/92
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX3478281	01/25/93
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX3388781	04/20/92
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX3216891	12/26/91
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX3084574	04/23/91
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX3185536	09/09/91
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX2995389	01/14/91
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX2871201	07/02/90
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX2890212	08/15/90
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX2726632	01/12/90
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX2726634	01/12/90
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX2726636	01/12/90
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX2726633	01/12/90
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX2726635	01/12/90
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX2812297	03/30/90
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX2125583	08/03/87
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX1970809	12/15/86

C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX2034125	04/02/87
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX1898963	08/25/86
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX1791348	03/28/86
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX1591886	05/31/85
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX1664180	09/27/85
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX1699387	11/21/85
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX1468987	12/06/84
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX1531197	03/01/85
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX1363229	06/05/84
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX1416547	08/27/84
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX1242407	12/02/83
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX1316477	03/30/84
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX1134464	06/10/83
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX1189505	09/19/83
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX1103512	02/22/83
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX1094620	04/04/83
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX1094621	04/04/83
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX1017233	11/01/82
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX1008424	11/08/82
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX763199	09/09/81
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX788599	10/23/81
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX821375	12/11/81
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX648216	03/11/81
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX541103	09/05/80
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX592982	12/05/80

C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX430633	03/10/80
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX487767	06/09/80
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX280753	07/02/79
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX326046	09/07/79
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX381655	12/17/79
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX202399	12/11/78
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX207256	03/14/79
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX105155	09/11/78
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX14532	03/22/78
C A S E register: coordinating agency for supplier evaluation : register of quality control evaluated suppliers	TX49728	06/05/78

Aerojet Rocketdyne Holdings, Inc.

(Delaware Corporation)

U.S. Copyrights

Copyright Registrations

Title	Reg. No.	Reg. Date
Unit cell control software	TXu533682	12/16/91
Computerized exothermic reaction tester	TXu516036	12/23/91
RCRA permit exemptions for on-site storage	TX3317415	05/14/92
Press concepts: a self-study course	TX2844699	06/04/90
GenCorp SERIAL: 1 work(s)	TX3367786	08/03/92
GenCorp ... report ... SERIAL: 1 work(s)	TX3310728	05/18/92
GenCorp ... annual report. SERIAL: 1 work(s)	TX3325270	03/30/92

Aerojet Rocketdyne of DE, Inc.

(Delaware Corporation)

U.S. Patents

Issued Patents

Grant Date	Patent No.	Title
02/09/2016	9,255,549	Laser Ignition for Liquid Propellant Rocket Engine Injectors
05/24/2016	9,347,399	LASER IGNITION FOR LIQUID PROPELLANT ROCKET ENGINE INJECTORS
07/03/2001	6,253,539	Convective and Turbulent Shear Mixing Injector
11/20/2001	6,318,896	Annular Bearing With Diffuser and Inlet Flow Guide
08/20/2002	6,435,829	High Suction Performance and Low Cost Inducer Design Blade Geometry
11/06/2001	6,311,476	Integral Propulsion and Power Radiant Cavity Receiver
07/22/2003	6,595,751	COMPOSITE ROTOR HAVING RECESSED RADIAL SPLINES FOR HIGH TORQUE APPLICATIONS
07/23/2002	6,421,998	Thruster Device Responsive to Solar Radiation
04/23/2002	6,375,428	Turbine Blisk Rim Friction Finger Damper
11/19/2002	6,482,533	Article Having Imbedded Cavity
04/15/2003	6,547,526	Article Having Dampening Member Installed Into An Imbedded Cavity
07/15/2003	6,591,867	Variable-Gravity Anti-Vortex And Vapor-Ingestion-Suppression Device
05/06/2003	6,557,804	Rotating Solar Concentrator
07/22/2003	6,594,984	Combined Thrust and Power Generator for a Satellite
05/15/2007	7,216,477	Method and Apparatus for a Rocket Engine Power Cycle
01/13/2004	6,676,380	Turbine Blade Assembly with Pin Dampers
02/03/2004	6,685,435	Turbine Blade Assembly with Stranded Wire Cable Dampers
02/24/2004	6,695,579	Diffuser Having a Variable Blade Height
02/10/2004	6,688,100	Combustion Chamber Having a Multiple-piece Liner and Associated Assembly Method
11/23/2004	6,820,411	Compact, Lightweight High-Performance Lift Thruster Incorporating Swirl-Augmented Oxidizer/Fuel Injection, Mixing and Combustion

12/11/2007	7,306,710	Apparatus and Method for Electroplating a Metallic Film on a Rocket Engine Combustion Chamber Component
12/14/2004	6,829,884	Rocket Engine Combustion Chamber Having Multiple Conformal Throat Supports
10/24/2006	7,124,574	Method and Apparatus for a Substantially Coaxial Injector Element
11/29/2005	6,968,695	Compact Lightweight Ramjet Engines Incorporating Swirl Augmented Combustion With Improved Performance
10/10/2006	7,117,676	An Apparatus for Mixing Fluids
12/28/2004	6,834,494	Design and Assembly of a Catalyst Bed Gas Generator for the Catalytic Decomposition of High Concentration Hydrogen Peroxide Propellants and the Catalytic Combustion of HydrocarbonAir Mixtures
06/13/2006	7,061,607	Engine Spectrometer Probe and Method of Use
12/27/2005	6,979,911	Method and Apparatus for Solar Power Conversion
01/11/2005	6,840,275	Variable-Gravity Anti-Vortex And Vapor-Ingestion-Suppression Device
07/19/2005	6,918,243	Bi-Propellant Injection with Flame-Holding Zone Igniter
07/24/2012	8,225,481	Diffusion Bonded Composite Material and Method Therefor
03/15/2005	6,865,919	Method and Apparatus for Producing a Refined Grain Structure
09/29/2009	7,594,760	Bearing Cup Rotational Lock Assembly
11/22/2005	6,966,176	System and Fabrication Method for Actively Cooling High Performance Components
08/29/2006	7,097,414	Inducer Tip Vortex Suppressor
03/13/2007	7,188,417	Advanced L-Channel Welded Nozzle Design
09/25/2007	7,273,352	Inlet Partial Blades for Structural Integrity and Performance
09/26/2006	7,111,463	Combustion Wave Ignition for Combustors
07/04/2006	7,070,388	Inducer with Shrouded Rotor for High Speed Applications
07/05/2005	6,912,857	Torch Igniter
06/27/2006	7,066,714	High Speed Rotor Assembly Shroud

12/05/2006	7,144,049	Spherical Flange Assembly
07/31/2007	7,249,768	Shaft Seal Assembly and Method
11/21/2006	7,138,960	Deployable Electromagnetic Concentrator
04/11/2006	7,026,722	Method and Apparatus for Solar Power Conversion
07/28/2009	7,565,795	Piezo-Resonance Igniter and Ignition Method for Propellant Liquid Rocket Engine
08/01/2006	7,084,518	Method and Apparatus for Solar Power Conversion
02/26/2008	7,334,396	Method and Apparatus for a Rocket Engine Power Cycle
11/24/2009	7,623,974	System and Method for Detecting Onset of Structural Failure
06/29/2010	7,744,133	JOINTED HEAD WITH TEMPORARY CLAMP FOR STIRLING MACHINE
07/27/2010	7,762,058	Ultra-Compact, High Performance Aerovorical Rocket Thruster
06/09/2009	7,544,068	FULLY SHIELDED BACK SHELL FOR ELECTRICAL CONNECTOR
11/02/2010	7,826,054	FUEL CELL INSTRUMENTATION SYSTEM
04/12/2011	7,922,433	Locking Fastening Apparatus
10/20/2009	7,604,259	Device for Damping Bellows Vibration Utilizing Particle Damping
12/11/2012	8,331,525	Characteristic X-Ray Computed Laminography System For Home Made Explosives (HME) Detection
03/30/2010	7,689,385	METHOD OF ANIMATING STRUCTURAL VIBRATION UNDER OPERATIONAL CONDITIONS
08/16/2011	7,997,060	Rocket Engine Power Cycle
11/02/2010	7,823,510	Extended range projectile
02/22/2011	7,891,298	Guided Projectile
08/26/2014	8,814,562	IGNITER/THRUSTER WITH CATALYTIC DECOMPOSITION CHAMBER
05/20/2014	8,731,745	Sequence Diagram System
08/02/2016	9.404.441	Low Velocity Injector Manifold for Hypergolic Rocket Engine
10/14/2014	8,859,882	Solid State Heat Pipe (SSHP) Heat Rejection System for Space Power Systems
03/06/2012	8,127,443	Method of Fabricating a Rocket Engine Nozzle Using Pressure Brazing

08/31/2010	7,786,839	PASSIVE ELECTRICAL COMPONENTS WITH INORGANIC DIELECTRIC COATING LAYER
01/10/2012	RE43,080	Spherical Flange Assembly
12/08/2015	9,206,495	SUPERALLOY POWDER, METHOD OF PROCESSING, AND ARTICLE FABRICATED THEREFROM
05/14/2013	8,438,831	Piezo-Resonance Igniter and Ignition Method for Propellant Liquid Rocket Engine
11/19/2013	8,584,735	Cooling Device and Method with Synthetic Jet Actuator
11/13/2012	8,308,111	PANEL ASSEMBLY FOR A SPACE-BASED POWER GENERATION SYSTEM
07/03/2012	8,214,317	Failure Detection System Risk Reduction Assessment
07/26/2016	9,399,258	METHOD OF PROCESSING A BIMETALLIC PART
03/27/2012	8,141,339	Injector Assembly Having Multiple Manifolds for Propellant Delivery
11/11/2014	8,883,007	Fluid Separation System with Reduced Fouling
06/02/2015	9,046,058	System and Method of Combustion for Sustaining a Continuous Detonation Wave with Transient Plasma
06/17/2014	8,755,483	Nuclear Fuel
09/23/2014	8,839,761	Augmenter for Compound Compression Engine
05/24/2016	9,346,114	SUBSTRATE HAVING LASER SINTERED UNDERPLATE
10/08/2013	8,552,356	Optical Power Converter
08/20/2013	8,512,667	High-temperature Stable Nanocrystalline SiGe Thermoelectric Material
09/16/2014	8,836,169	Center-Tapped Solar Array and Power Distribution System for Same
10/06/2015	9,151,246	THRUST CHAMBER AND ROCKET ENGINE SYSTEM
10/14/2014	8,858,869	ADDMFG—METHOD FOR TREATING A POROUS ARTICLE
04/30/2013	8,431,061	METHOD FOR MANUFACTURING A CERAMIC COMPOSITE ARTICLE
12/09/2014	8,904,752	Injector Assembly for a Rocket Engine
01/31/2012	8,105,039	Airfoil Tip Shroud Damper
03/24/2015	8,987,579	Power Converter
07/22/2014	8,787,516	Thermoelectric Power Converter Support Structure
08/26/2014	8,816,639	Charge Balancing Topology

05/20/2014	8,727,283	Launch Abort and Orbital Maneuver System
09/16/2014	8,835,762	Apparatus For Electrical Isolation of Metallic Hardware
04/07/2015	8,997,496	Hybrid Exhaust Component
10/16/2012	8,286,335	Thermal Expansion Compensator
04/15/2014	8,696,033	Scissor Duct Flex Joint Damper
03/31/2015	8,992,149	Self Retaining Anti-Rotation Key
03/07/2017	9,586,702	Nitrous oxide system for producing breathing air
02/23/2016	9,269,940	System for Bypassing and Isolating Electrical Power Cells
05/05/2015	9,022,742	Blade Shroud for Fluid Element
11/24/2015	9,194,335	EXIT MANIFOLD FLOW GUIDE
09/22/2015	9,140,215	ROCKET ENGINE PRESSURE SENSE LINE
11/04/2014	8,875,510	Solar Receiver
10/01/2013	8,544,597	Tuned Damper Member
04/15/2014	8,695,540	FUEL-CRACKING DIESEL ENGINE SYSTEM
10/06/2015	9,149,870	Additive Manufacturing Chamber with Reduced Load
02/21/2017	9,574,668	Adjustable Valve Sleeve

Patent Applications

Appl. Date	Appl. No.	Title
08/01/2007	11/832,086	IMPINGEMENT/CONVECTIVE COOLED COMBUSTION CHAMBER
09/25/2012	13/626,239	FUNCTIONALLY GRADED ADDITIVE MANUFACTURING WITH IN SITU HEAT TREATMENT
05/31/2013	14/761,743	ADDITIVE MANUFACTURING FOR ELEVATED-TEMPERATURE DUCTILITY AND STRESS RUPTURE LIFE

Aerojet Rocketdyne, Inc.

(Ohio Corporation)

Issued Patents

Grant Date	Patent No.	Title
05/18/2004	6,736,912	COMBUSTIBLE COMPOSITIONS FOR AIR-AUGMENTED ROCKET ENGINES
06/25/2002	6,408,760	METHOD OF MANUFACTURING SOLID ROCKET MOTORS
01/16/2001	6,173,565	THREE AXIS PULSED PLASMA THRUSTER WTIH ANGLED CATHODE AND ANODE STRIP LINES
06/27/2000	6,079,101	ROCKET ENGINE WITH ONE-PIECE COMBUSTION CHAMBER STEP STRUCTURE AND ITS FABRICATION
06/04/2002	6,397,580	HIGH PERFORMANCE ROCKET ENGINE HAVING A STEPPED EXPANSION COMBUSTION CHAMBER AND METHOD OF MAKING THE SAME
02/03/2009	7,484,353	ROCKET MOTOR CASE USING PLANK SECTIONS AND METHOD OF MANUFACTURE
02/29/2000	6,031,334	METHOD AND APPARATUS FOR SELECTIVELY DISTRIBUTING POWER IN A THRUSTER SYSTEM
02/15/2000	6,024,810	CASTABLE DOUBLE BASE SOLID ROCKET PROPELLANT CONTAINING BALLISTIC MODIFIER PASTED IN AN INERT POLYMER
04/25/2000	6,053,636	HYDROSTATIC BEARING WITH COMPENSATORY FLUID INJECTION
03/27/2001	6,208,080	MAGNETIC FLUX SHAPING IN ION ACCELERATORS WITH CLOSED ELECTRON DRIFT
04/10/2001	6,215,124	MULTISTAGE ION ACCELERATOR WITH CLOSED ELECTRON DRIFT
01/29/2002	6,342,092	APPARATUS TO SEPARATE GAS FROM A LIQUID FLOW
09/02/2003	6,612,105	UNIFORM GAS DISTRIBUTION IN ION ACCELERATORS WITH CLOSED ELECTRON DRIFT
03/18/2003	6,532,741	GAS GENERATOR FOR PRODUCING ADJUSTABLE FLOW

11/25/2003	6,652,248	CATALYST BED
05/27/2003	6,568,171	ROCKET VEHICLE THRUST AUGMENTATION WITHIN DIVERGENT SECTION OF NOZZLE
09/30/2003	6,627,126	PREPARATION METHOD FOR COMPOSITES CONTAINING REFRACTORY CARBIDES SUITABLE FOR PROPULSION APPLICATIONS
04/15/2003	6,547,182	SOLID ROCKET MOTOR BOLTED THRUST TAKEOUT STRUCTURE
08/13/2002	6,432,178	Apparatus to separate gas from a liquid flow
07/08/2003	6,588,199	HIGH PERFORMANCE ROCKET ENGINE HAVING A STEPPED EXPANSION COMBUSTION CHAMBER AND METHOD OF MAKING THE SAME
09/12/2017	9,759,162	CONTROLLED AUTOIGNITION PROPELLANT SYSTEMS
01/03/2006	6,982,520	HALL EFFECT THRUSTER WITH ANODE HAVING MAGNETIC FIELD BARRIER
10/10/2017	9,784,545	CONTROLLED AUTOIGNITION PROPELLANT
12/14/2010	7,849,670	PROPULSION SYSTEM WITH INTEGRATED ROCKET ACCELERATOR
05/08/2007	7,213,392	ROCKET ENGINE COMBUSTION CHAMBER
04/18/2006	7,030,576	MULTICHANNEL HALL EFFECT THRUSTER
05/20/2008	7,373,774	ENHANCED PERFORMANCE TORROIDAL COOLANT-COLLECTION MANIFOLD
03/06/2007	7,185,675	REDUCED GAIN THRUST CONTROL VALVE
03/13/2007	7,188,477	HIGH TEMPERATURE DYNAMIC SEAL FOR SCRAMJET VARIABLE GEOMETRY
10/10/2006	7,117,680	COOLING SCHEME FOR SCRAMJET VARIABLE GEOMETRY HARDWARE
04/22/2008	7,360,488	SINGLE PHASE TUNGSTEN ALLOY FOR SHAPED CHARGE LINER
07/24/2007	7,246,483	ENERGETIC DETONATION PROPULSION
04/17/2007	7,204,078	STAGED EMITTER-ATTRACTOR ION DRIVE
10/02/2007	7,276,290	CRYOGENIC INSULATION
11/27/2007	7,299,551	A method of assembling a rocket engine with a transition zone between the combustion chamber and the coolant system
02/12/2008	7,328,571	SEMI-AXISYMMETRIC SCRAMJET FLOWPATH WITH CONFORMAL NOZZLE
06/24/2008	7,389,636	BOOSTER ROCKET ENGINE USING GASEOUS HYDROCARBON IN CATALYTICALLY ENHANCED GAS GENERATOR CYCLE
11/02/2010	7,823,376	THRUST AUGMENTATION IN PLUG NOZZLES AND EXPANSION-DEFLECTION NOZZLES

01/16/2007	7,164,227	HALL EFFECT THRUSTER WITH ANODE HAVING MAGNETIC FIELD BARRIER
08/04/2009	7,568,348	NOZZLE ASSEMBLY FOR ROCKET AND RAMJET APPLICATIONS
03/25/2008	7,347,041	ROCKET ENGINE COMBUSTION CHAMBER
02/28/2012	8,122,703	COAXIAL IGNITION ASSEMBLY
10/14/2008	7,436,122	HELICON HALL THRUSTER
03/30/2010	7,685,807	Three Component Injector for Kerosene-Oxygen Rocket Engine
07/27/2010	7,762,078	NOZZLE WITH TEMPERATURE-RESPONSIVE THROAT DIAMETER
09/21/2010	7,797,943	CORE BURNING FOR SCRAMJET ENGINES
02/15/2011	7,886,516	COMBINED CYCLE INTEGRATED COMBUSTOR AND NOZZLE SYSTEM
07/16/2013	8,486,541	CO-SINTERED MULTI-SYSTEM TUNGSTEN ALLOY COMPOSITE
11/15/2011	8,056,319	COMBINED CYCLE MISSILE ENGINE SYSTEM
05/18/2010	7,717,280	TWO PIECE AFT CLOSURE FOR A ROCKET MOTOR CASE
09/13/2011	8,016,211	PINTLE-CONTROLLED PROPULSION SYSTEM WITH EXTERNAL RING ACTUATOR
10/23/2012	8,291,691	MULTI-FUNCTIONAL PULSE-DIVIDED ROCKET
04/12/2011	7,921,778	SINGLE PHASE TUNGSTEN ALLOY FOR SHAPED CHARGE LINER
07/27/2010	7,762,195	SLOW COOK OFF ROCKET IGNITER
08/07/2012	8,236,190	Recast Removal Method
03/01/2011	7,895,823	HEAT EXCHANGER FOR A ROCKET ENGINE
10/09/2012	8,281,603	FASTENER ASSEMBLY FOR CONNECTING ROCKET ENGINE NOZZLES
08/14/2012	8,242,375	Conductive Emissions Protection
04/30/2013	8,429,894	Nano-grained Aluminum Alloy Bellows
08/16/2011	8,000,431	Method and Composition for Moderated Nuclear Fuel
11/05/2013	8,572,945	HIGH VOLTAGE MULTIPLE PHASE POWER SUPPLY
03/13/2018	9914734	CYCLIC ENERGETIC NITRAMINES DESENSITIZED WITH LINEAR NITRAMINES
10/16/2012	RE43731	INTEGRATED AIR INLET SYSTEM FOR MULTI-PROPULSION AIRCRAFT ENGINES
07/01/2014	8,763,361	PROPULSION SYSTEM WITH MOVABLE THERMAL CHOKE

04/22/2014	8,701,379	COMBINED CYCLE INTEGRATED COMBUSTOR AND NOZZLE SYSTEM
07/14/2015	9,079,807	END-BURNING PROPELLANT GRAIN WITH AREA-ENHANCED BURNING SURFACE
12/01/2015	9,200,596	CATALYTICALLY ENHANCED GAS GENERATOR SYSTEM FOR ROCKET APPLICATIONS
08/08/2017	9,726,115	SELECTABLE RAMJET PROPULSION SYSTEM
03/17/2015	8,981,232	Conductive Emissions Protection
12/08/2015	9,206,820	Inducer with Cavitation Instability Controls to Reduce Vibrations and Radial Loads
07/18/2017	9,708,227	METHOD FOR PRODUCING FRAGMENT/REACTIVE MATERIAL ASSEMBLY
03/22/2016	9,291,124	COMBINED CYCLE INTEGRATED COMBUSTOR AND NOZZLE SYSTEM
10/10/2017	9,788,459	THERMAL STAND-OFF WITH TORTUOUS SOLID-WALL THERMAL CONDUCTION PATH
11/29/2016	9,505,532	PRESSURE-RELIEF VENT
05/09/2017	9,643,700	Selectively Submersible Vessel
03/13/2018	9917319	Hydrogen Generator for use in underwater vehicle and portable fuel cell power supply units
08/07/2018	10,040,730	Hydroxylammonium nitrate monopropellant with burn rate modifier

Patent Applications

Appl. Date	Appl. No.	Title
11/02/1993	08/145,410	[Patent Secrecy Order] SECURITY DEVICE
05/12/1998	09/076,105	[Patent Secrecy Order] MINIMUM SMOKE PROPELLANT COMPOSITION
03/12/2001	09/803,662	[Patent Secrecy Order] INSENSITIVE NITROCELLULOSE-BASED GAS GENERATOR FORMULATIONS
08/12/2003	10/638,547	[PATENT SECRECY ORDER] GAS GENERANT COMPOSITIONS AND METHODS
06/08/2011	14/794,758	END-BURNING PROPELLANT GRAIN WITH AREA-ENHANCED BURNING SURFACE
04/07/2014	15/033,974	GROUND BASED SYSTEMS AND METHODS FOR TESTING REACTION THRUSTERS
05/01/2014	14/896,146	Stored Pressure Driven Cycle
06/02/2014	15/305,176	ELECTRIC PROPULSION POWER CIRCUIT
08/13/2014	14/458,864	Conductive Emissions Protection

11/25/2014	15/518,191	IMPROVED VALVE OPENING SPEED USING PULSE WIDTH MODULATION FREQUENCY POWER CONTROL
03/19/2015	15/125,591	Lightweight Munition
04/08/2015	14/681,138	LONG LIFE STORABLE SOLID PROPELLANT
06/29/2015	15/312,720	TURBOPUMP WITH AXIALLY CURVED VANE
06/30/2015	15/580,051	Dual stage thermally isolated injection element for long life hydrazine thrusters
07/15/2015	15/518,161	POWERTRAIN FOR SOLAR ELECTRIC PROPULSION APPLICATIONS
09/10/2015	15/506,480	Additive Manufactured Energetic Grain with Surface Features
09/10/2015	15/506,447	Additive Manufacturing Using Pressurized Slurry Feed
10/19/2015	15/762,176	PROPULSION SYSTEM WITH DIFFERENTIAL THROTTLING OF ELECTRIC THRUSTERS
11/05/2015	15/524,103	Oxidizer Boost Pump
11/17/2015	15/526,791	Pressure Regulator
01/26/2016	15/548,431	Valve Spring Preload Adjustment
03/11/2016	15/554,344	Axial Brace
03/11/2016	15/569,474	Rocket Engine Ignition System
04/12/2016	15/560,732	Titanium Latch Valve
04/12/2016	15/569,548	Latching Throttle Valve
06/28/2016	15/194,685	Preformed Fragment Winding and Encapsulation Process
07/01/2016	15/580,070	Constant fueldraulic fuel flow with vary downstream actuation load flow.
07/07/2016	15/204,205	Nozzle Throat Area Control
07/26/2016	15/571,270	METHOD OF SOLID PROPELLANT ROCKET MOTOR GRAIN DESIGN RESULTING IN IMPROVED COMBUSTION EFFICIENCY
07/27/2016	15/572,829	Solid Rocket Motor propellant life enhancement
07/28/2016	15/221,638	Concentric Energetic Formulations for Shock and Impact Mitigation
08/02/2016	15/747,387	SHORT CIRCUIT PROTECTION FOR SWITCHING POWER CONVERTERS
08/03/2016	15/227,091	FRAGMENTING NOZZLE SYSTEM
08/04/2016	15/572,814	Means of Marking Surfaces for Direct Strain Imaging
08/04/2016	15/572,548	Smart Weather Seal for Strategic Solid Rocket Motors
08/25/2016	15/572,535	Microvoid filled with high burnrate with particulate or conglomerate solid rocket fuel
09/14/2016	15/762,711	Solar Array Deployment to Minimize Drag
09/15/2016	15/762,181	Propellant Advanced Ingredients

09/30/2016	15/762,745	Low glass transition (Tg) propellant technology
10/04/2016	15/762,722	Articulated Flow Liner for Scissor Ducts Bellows
10/19/2016	15/762,735	Fragmenting Nozzle for VFDR Booster Nozzle.
11/15/2016	15/762,785	Metallic Compound Additive for Ammonium Perchlorate Decomposition
11/15/2016	15/762,761	Dimer Diol for HTPB Binders
04/25/2017	PCT/US2017/029318	Temperature Compensating Nozzle
05/08/2017	PCT/US2017/031523	Dynamic Seal for Torsion between Bellows Rings
05/31/2017	PCT/US2017/035160	Hypervelocity Cannon
06/15/2017	PCT/US2017/037657	Condensate Cooled Carbon Nozzle for Liquid Propellant Rocket Engine
06/29/2017	PCT/US2017/039938	Coaxial Tri-propellant Injector Element
07/11/2017	PCT/US2017/041436	Ground Hydraulic System Powered Hypergolic Slug Injection
07/20/2017	PCT/US2017/042986	BOOST TURBO-PUMP WITH AXIALLY FED TURBINE
07/26/2017	PCT/US2017/043866	Stepped Slinger
07/26/2017	PCT/US2017/043895	Fuel Drain for Liquid Propellant Rocket Engine
12/04/2017	PCT/US2017/064452	Plasma Discharge Impedance Tester and Measurement Method
12/19/2017	PCT/US2017/067237	Hall Current Thruster with Ring-Shaped Cathode
4/11/2018	PCT/US2018/27085	High-Voltage Power Converter with Recirculating Snubber

Arde, Inc.

(New Jersey Corporation)

U.S. Patents

Issued Patents

Grant Date	Patent No.	Title
03/03/2009	7,497,919	Method for Making a Multilayer composite Pressure Vessel
07/09/2013	8,481,136	MULTILAYER COMPOSITE PRESSURE VESSEL AND METHOD FOR MAKING THE SAME
09/02/2014	8,821,667	MULTILAYER COMPOSITE PRESSURE VESSEL AND METHOD FOR MAKING THE SAME

Aerojet Rocketdyne, Inc.

(Ohio Corporation)

U.S. Trademarks

Trademark Registrations

Mark	Reg. No.	Reg. Date
ROCKETDYNE	2364319	07/04/00
ARCITE	0699654	06/21/60
AEROJET	0426781	01/14/47
AEROJET ROCKETDYNE (stylized)	5446769	04/17/18
AEROJET ROCKETDYNE	5446709	04/17/18

Trademark Applications

Mark	Appl. No.	Appl. Date
ESR-19	87/812,308	02/27/18
ESR-73	87/812,265	02/27/18

In-Licensed Patents

Licensee	Owner	Status	Application Dt	Application No	Grant Date	Patent No	Title
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	11/21/2001	09/989,540	2/3/2004	6,686,077	Liquid Heterointerface Fuel Cell Device
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	3/3/1986	06/835,665	12/5/2006	7,145,836	UNDERWATER ACOUSTIC GENERATOR USING PULSE ENGINGINE AND GAS DISPERSER
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	9/30/1996	08/723,703	2/22/1999	5,865,905	Rolled Film Solar Concentrator
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	6/30/1998	09/107343	6/13/2000	6,075,321	HALL FIELD PLASMA ACCELERATOR WITH AN INNER AND OUTER ANODE
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	8/31/1998	09/144,375	5/7/2002	6,381,949	Rocket Engine having a Transition Attachment between a Combustion Chamber and an Injector
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	8/31/1998	09/144,376	8/7/2001	6,269,630	Rocket Engine with Internal Chamber Step Structure
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	8/31/1998	09/144,377	6/26/2001	6,249,967	Fabrication of a Rocket Engine with a Transition Structure between the Combustion Chamber and the Injector
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	4/13/1999	09/290,450	10/24/2000	6,136,237	Method of Fabricating a Fiber-Reinforced Ceramic Matrix Composite Part
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	3/24/2000	09/535,391	6/12/2001	6,246,219	String Switching Apparatus and Associated Method for controllably connecting the output of a solar array string to a respective power bus

Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	5/4/2001	09/848,519	11/8/2011	8,055,531	Method and computer program product for assessing a process of an organization
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	4/10/2001	09/928,042	11/15/2005	6,966,053	Architecture for automated analysis and design with read only structure
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	2/8/2002	10/072,789	2/7/2006	6,994,916	Friction stir grain refinement of structural members
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	3/8/2002	10/094,444	5/17/2005	6,893,184	Positive lock pin
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	4/29/2002	10/134,932	6/1/2004	6,742,697	Joining of Structural Members by Friction Plug Welding
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	9/9/2002	10/237,506	6/21/2005	6,908,690	Method and Apparatus for Friction Stir Welding
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	10/2/2002	10/263,135	6/7/2005	6,902,699	Method for Preparing Cryomilled Aluminum Alloys and Components Extruded and Forged Therefrom
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	10/24/2002	10/279,780	9/6/2005	6,939,508	Method of Manufacturing Net-Shaped Bimetallic Parts
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	11/1/2002	10/286,489	8/9/2005	6,926,970	Apparatus and Method for Forming Weld Joints having Compressive Residual Stress Patterns
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	11/26/2002	10/304,470	5/11/2004	6,734,975	Surfs for Hydrogen Sensor Contamination Monitoring
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	12/30/2002	10/331,672	7/5/2005	6,912,885	Method of Preparing Ultra- Fine Grain Metallic Articles and Metallic Articles Prepared Thereby
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	1/9/2003	10/339,449	1/4/2005	6,839,607	Rapid Manufacture of Replacement Parts

Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	1/21/2003	10/348,663	7/26/2005	6,921,048	Method and apparatus for minimizing solar array sun tracking disturbance by North and South Solar Array Wing Cancellation
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	1/22/2003	10/348,841	10/14/2008	7,435,306	Method For Preparing Rivets From Cryomilled Aluminum Alloys and Rivets Produced Thereby
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	3/12/2003	10/388,059	3/18/2008	7,344,675	Method for Preparing Nanostructure Aluminum Alloys having Increased Nitride Content
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	4/11/2003	10/411,705	6/26/2007	7,237,223	Apparatus and Method for Real- Time Caution and Warning and System Health Management
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	7/22/2003	10/624,905	2/19/2008	7,332,116	Method for Forming Non-Oxide Selectively Porous Materials
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	8/12/2003	10/639,033	11/11/2008	7,448,528	Stir Forming Apparatus and Method
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	10/16/2003	10/688,285	11/29/2005	6,969,987	Hybrid Inductive Sensor
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	11/21/2003	10/718,961	6/2/2009	7,540,996	Laser Sintered Titanium Alloy and Direct Metal Fabrication Method of Making the Same
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	12/5/2003	10/729,595	10/10/2006	7,117,674	Catalytic combustor and method for substantially eliminating various emissions
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	2/25/2004	10/787,027	1/2/2007	7,156,011	Depth Limiting Safeguard for Channel Machining
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	5/3/2004	10/838,048	10/2/2007	7,275,550	Combined Pressure Test and Clean System
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	6/29/2004	10/881,275	3/27/2007	7,195,056	Thermal Control Covers

Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	7/28/2004	10/901,837	12/5/2006	7,143,813	Foam bumper and radiator for a lightweight heat rejection system
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	7/30/2004	10/909,015	6/19/2007	7,232,273	METHOD AND APPARATUS FOR APPLYING SEALANT TO FASTENERS
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	10/18/2004	10/967,508	5/27/2008	7,377,217	Decoy Device and System for Anti-Missile Protection and Associated Method
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	10/28/2004	10/977,188	12/16/2008	7,465,500	Lightweight Protector Against Micrometeoroids and Orbital Debris (MMOD) Impact Using Foam Substances
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	3/3/2005	11/071,403	4/12/2011	7,922,841	Method for preparing high-temperature nanophase aluminum-alloy sheets and aluminum-alloy sheets prepared thereby
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	4/20/2005	11/110,551	3/20/2012	8,137,755	Method for Preparing Pre-Coated, Ultra-Fine Grain High-Temperature Aluminum and Aluminum-Alloy Articles and Articles Prepared Thereby
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	8/22/2005	11/209.009	2/10/2009	7,487,900	Apparatus for diffusion bonding, brazing and joining
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	9/27/2005	11/236,025	9/22/2009	7,592,073	Rhenium composite alloys and a method of preparing same
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	8/22/2001		12/9/2002	6,660,106	Methods of Manufacture of Spin-Forming Blanks, Particularly for Fabrication of Rocket Domes
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	7/5/2001		1/13/2004	6,676,116	Elastomeric suspension and mounting system
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	5/7/2001		10/5/2002	6,464,127	Tooling Innovations for Circumferential Friction Stir Welding

Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	1/27/2003	2/1/2005	6,848,163	Nanophase composite duct assembly
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	8/4/2000	4/2/2002	6,364,197	Friction Stir Welding of Containers from the Interior
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	9/28/2001	12/3/2002	6,488,237	Propellant Cross-Feed System and Method
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	8/1/2000	9/17/2002	6,450,395	Method and Apparatus for Friction Stir Welding Tubular Members
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	9/13/2002	9/28/2004	6,796,408	Method for Vibration Damping Using Superelastic Alloys
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	10/29/2007	8/2/2011	7,988,447	Formed sheet heat exchanger
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	12/7/1999	7/10/2001	6,257,479	Tooling Innovations for Circumferential Friction Stir Welding
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	2/5/2004	4/8/2008	7,354,490	Cryomilled aluminum alloys and components extruded and forged therefrom
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	9/27/1996	12/16/1997	5,697,511	Tank and Method for Fabrication
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	7/22/2003	10/31/2006	7,128,532	Transpiration Cooling System
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	4/28/1995	4/15/1997	5,620,537	Method of Superplastic Extrusion
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	3/8/2002	6/22/2004	6,752,562	Quick Install Positive Lock Pin
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	2/28/1990	2/6/2001	6,184,578	Graphite Composite Heat Pipe
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	2/21/1989	4/21/1998	5,741,596	Coating for Oxidation Protection of Metal Surfaces

Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	3/8/2002		9/7/2004	6,786,669	Positive Lock, Quick Release Pin
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	8/18/2005		8/18/2009	7,575,708	Direct manufacture of aerospace parts
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	11/18/2004		12/9/2008	7,461,769	Method and apparatus for friction stir welding
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	5/18/1992		10/24/2000	6,134,785	Method of Fabricating an Article of Manufacture such as a Heat Exchanger
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	2/29/2000		5/29/2001	6,237,835	Method and Apparatus for Backing Up a Friction Stir Weld Joint
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	3/29/1991		3/2/1999	5,876,850	Coating for Carbon- Composites and Method for Producing Same
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	11/18/2004		12/16/2008	7,464,852	Method and apparatus for friction stir welding
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	1/4/2008		11/15/2011	8,057,880	Non-oxide selectively porous materials
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	6/7/2000		6/4/2002	6,398,883	Friction-Stir Grain Refinement of Structural Members
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	6/25/1998		10/31/2000	6,138,895	Manual Adjustable Probe Tool for Friction Stir Welding
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	8/14/2001		11/26/2002	6,484,924	Method and Apparatus for Backing Up a Friction Stir Weld Joint
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	9/14/2001		10/29/2002	6,470,926	Zero Gravity Liquid-Vapor Separation System
Aerojet Rocketdyne, Inc.	Busek Company, Inc.	Granted	06/30/1998	09/107343	06/13/2000	6,075,321	HALL FIELD PLASMA ACCELERATOR WITH AN INNER AND OUTER ANODE
Aerojet Rocketdyne, Inc.	Busek Company, Inc.	Granted	12/17/1998	09/215598	11/21/2000	6,150,764	TANDEM HALL FIELD PLASMA ACCELERATOR

Aerojet Rocketdyne, Inc.	PROPELLANT FRACTURING & STIMULATION, LLC	Granted	04/08/2010	12/756,695	09/03/2013	8,522,863	PROPELLANT FRACTURING SYSTEM FOR WELLS
Aerojet Rocketdyne, Inc.	UTC	Granted	9/12/2002	10/242,715	8/17/2004	6,775,987	Low-emission, Staged-combustion Power Generation
Aerojet Rocketdyne, Inc.	UTC	Granted	2/6/2003	10/360,016	5/24/2005	6,895,756	Compact Swirl Augmented Afterburners for Gas Turbine Engines
Aerojet Rocketdyne, Inc.	UTC	Granted	2/6/2003	10/360,168	6/21/2005	6,907,724	Combined cycle engines incorporating swirl augmented combustion for reduced volume and weight and improved performance
Aerojet Rocketdyne, Inc.	UTC	Granted	11/26/2003	10/724,555	8/8/2006	7,086,235	Cascade Ignition of Catalytic Combustors
Aerojet Rocketdyne, Inc.	UTC	Granted	12/5/2003	10/729,679	11/28/2006	7,140,184	Fuel injection method and apparatus for a combustor
Aerojet Rocketdyne, Inc.	UTC	Granted	3/31/2005	11/095,646	1/30/2007	7,168,236	Compact Lightweight Ramjet Engines Incorporating Swirl Augmented Combustion With Improved Performance
Aerojet Rocketdyne, Inc.	UTC	Granted	12/19/2005	11/311,835	4/14/2009	7,516,607	Method and Apparatus for Mixing Substances
Aerojet Rocketdyne, Inc.	UTC	Granted	6/13/2006	11/451,644	1/22/2013	8,356,467	Combustion wave ignition for combustors
Aerojet Rocketdyne, Inc.	UTC	Granted	9/5/2006	11/515,959	9/6/2011	8,011,187	Fuel injection method and apparatus for a combustor
Aerojet Rocketdyne, Inc.	UTC	Granted	1/12/2007	11/652,840	4/30/2013	8,430,154	Nano-particle wave heat pipe
Aerojet Rocketdyne, Inc.	UTC	Granted	3/22/2008	12/053,591	3/26/2013	8,402,744	VALVE SYSTEM FOR A GAS TURBINE ENGINE

Aerojet Rocketdyne, Inc.	UTC	Granted	3/22/2008	12/053,595	8/14/2012	8,240,126	VALVE SYSTEM FOR A GAS TURBINE ENGINE
Aerojet Rocketdyne, Inc.	UTC	Granted	4/2/2008	12/061,021	4/2/2028	8,286,416	VALVE SYSTEM FOR A GAS TURBINE ENGINE
Aerojet Rocketdyne, Inc.	UTC	Filed	7/27/2010	12/844,026			INFRARED LED SOURCE FOR THERMAL IMAGING
Aerojet Rocketdyne, Inc.	UTC	Granted	12/28/2010	13/001,646	1/14/2014	8,627,881	HEAT EXCHANGER FIN INCLUDING LOUVERS
Aerojet Rocketdyne, Inc.	UTC	Granted	2/7/2011	13/022,285	11/11/2014	8,884,578	METHOD AND SYSTEM FOR OPERATING A FLOW BATTERY SYSTEM BASED ON ENERGY COSTS
Aerojet Rocketdyne, Inc.	UTC	Granted	3/21/2011	13/052,859	9/6/2016	9,435,204	Structurally efficient cooled engine housing for rotary engines
Aerojet Rocketdyne, Inc.	UTC	Granted	4/11/2011	13/084,156	9/1/2015	9123962	Flow battery having electrodes with a plurality of different pore sizes and or different layers
Aerojet Rocketdyne, Inc.	UTC	Granted	6/14/2011	13/160,193	7/14/2015	9083019	SYSTEM AND METHOD FOR OPERATING A FLOW BATTERY SYSTEM AT AN ELEVATED TEMPERATURE
Aerojet Rocketdyne, Inc.	UTC	Granted	6/20/2011	13/164,059	3/11/2014	8,668,997	SYSTEM AND METHOD FOR SENSING AND MITIGATING HYDROGEN EVOLUTION WITHIN A FLOW BATTERY
Aerojet Rocketdyne, Inc.	UTC	Granted	6/27/2011	13/169,337	5/2/2017	9,637,232	DISTRIBUTED EXHAUST SYSTEM
Aerojet Rocketdyne, Inc.	UTC	Granted	6/27/2011	13/169,401	3/10/2015	8,973,552	INTEGRAL OIL SYSTEM
Aerojet Rocketdyne, Inc.	UTC	Granted	6/28/2011	13/170,433	10/6/2015	9151170	Damper for an Integrally Bladed Rotor

Aerojet Rocketdyne, Inc.	UTC	Granted	7/22/2011	13/188,961	8/26/2016	8814958	NANO-SIZE CRACKING CATALYST DISPERSED IN JET FUEL FOR ENDOTHERM ENHANCEMENT
Aerojet Rocketdyne, Inc.	UTC	Granted	8/31/2011	13/222,614	9/1/2015	9120580	EJECTOR-DRIVEN FUEL STABILIZATION SYSTEM
Aerojet Rocketdyne, Inc.	UTC	Granted	9/2/2011	13/224,533	2/3/2015	8,946,494	METHOD FOR PROCESSING BIOMASS
Aerojet Rocketdyne, Inc.	UTC	Granted	9/21/2011	13/238,921	9/26/2017	9,774,044	FLOW BATTERY STACK WITH AN INTEGRATED HEAT EXCHANGER
Aerojet Rocketdyne, Inc.	UTC	Granted	10/24/2011	13/279,473	2/10/2015	8,951,013	Turbine Rail Blade Damper
Aerojet Rocketdyne, Inc.	UTC	Granted	12/20/2011	13/331,407	1/5/2016	9231268	FLOW BATTERY SYSTEM WITH STANDBY MODE
Aerojet Rocketdyne, Inc.	UTC	Granted	12/22/2011	13/335,425	5/26/2015	9,038,473	ENERGY ABSORBENT ULTRASONIC INSPECTION SYSTEM WITH LASER POINTER
Aerojet Rocketdyne, Inc.	UTC	Filed	1/31/2012	13/362,322			Laser Configuration for Additive Manufacturing
Aerojet Rocketdyne, Inc.	UTC	Granted	12/31/2003		1/8/2008	7,318,007	Real Time Gearbox Health Management System and Method of Using the Same
Aerojet Rocketdyne, Inc.	UTC	Granted	9/20/2006		7/22/2008	7,402,045	ELECTRICAL INTERCONNECTION HAVING MAGNETIC CONDUCTIVE ELEMENTS
Aerojet Rocketdyne, Inc.	UTC	Granted	9/21/2009		6/7/2011	7,955,054	INTERNALLY DAMPED BLADE
Aerojet Rocketdyne, Inc.	UTC	Granted	3/2/2009		8/16/2011	7,997,058	APPARATUS FOR MIXING SUBSTANCES
Aerojet Rocketdyne, Inc.	UTC	Granted	4/18/2008		9/13/2011	8,017,072	Dispersion strengthened L1.sub.2 aluminum alloys

Aerojet Rocketdyne, Inc.	UTC	Granted	12/5/2006		7/27/2010	7,762,077	SINGLE-STAGE HYPERSONIC VEHICLE FEATURING ADVANCED SWIRL COMBUSTION
Aerojet Rocketdyne, Inc.	UTC	Granted	4/18/2008		1/25/2011	7,875,131	L1.sub.2 strengthened amorphous aluminum alloys
Aerojet Rocketdyne, Inc.	UTC	Granted	5/31/2005		1/25/2011	7,875,132	High temperature aluminum alloys
Aerojet Rocketdyne, Inc.	UTC	Granted	4/18/2008		1/25/2011	7,875,133	Heat treatable L1.sub.2 aluminum alloys
Aerojet Rocketdyne, Inc.	UTC	Granted	4/18/2008		2/1/2011	7,879,162	High strength aluminum alloys with L1.sub.2 precipitates
Aerojet Rocketdyne, Inc.	UTC	Granted	4/19/2005		1/29/2008	7,322,195	Acoustic dampers
Aerojet Rocketdyne, Inc.	UTC	Granted	11/7/2003		1/31/2006	6,991,235	GAS-BUFFERED SEAL ASSEMBLY AND METHOD THEREFOR
Aerojet Rocketdyne, Inc.	UTC	Granted	12/20/2006		10/26/2010	7,820,238	Cold Sprayed Metal Matrix Composites
Aerojet Rocketdyne, Inc.	UTC	Granted	3/31/2005		11/21/2006	7,137,255	Compact Swirl Augmented Afterburners for Gas Turbine Engines
Aerojet Rocketdyne, Inc.	UTC	Granted	12/4/1996		11/2/1999	5,976,280	Method for making a hydrogen embrittlement resistant g' strengthened nickel base superalloy material
Aerojet Rocketdyne, Inc.	UTC	Granted	12/11/1995		9/15/1998	5,806,301	Ramjet/scramjet inlet isolator unstart prevention
Aerojet Rocketdyne, Inc.	UTC	Granted	6/2/2004		3/6/2007	7,186,304	Carbo-nitrided case hardened martensitic stainless steels
Aerojet Rocketdyne, Inc.	UTC	Granted	1/8/2007	11/650,825	10/12/2010	7,810,311	COOLING EXCHANGER DUCTS

Aerojet Rocketdyne, Inc.	UTC	Granted	12/19/2001	5/20/2003	6,565,312	FLUID-COOLED TURBINE BLADES
Aerojet Rocketdyne, Inc.	UTC	Granted	10/24/2003	5/16/2006	7,044,324	COMPOSITE MATERIAL
Aerojet Rocketdyne, Inc.	UTC	Granted	10/10/2003	3/28/2006	7,017,329	METHOD AND APPARATUS FOR MIXING SUBSTANCES
Aerojet Rocketdyne, Inc.	UTC	Granted	4/18/2008	10/12/2010	7,811,395	High Strength L12 Aluminum Alloys
Aerojet Rocketdyne, Inc.	UTC	Granted	4/18/2008	1/18/2011	7,871,477	High strength L1.sub.2 aluminum alloys
Aerojet Rocketdyne, Inc.	UTC	Granted	4/5/2010	11/29/2011	8,066,479	Non-Integral Platform and Damper for an Airfoil
Aerojet Rocketdyne, Inc.	UTC	Granted	3/26/2003	3/7/2006	7,007,486	APPARATUS AND METHOD FOR SELECTING A FLOW MIXTURE
Aerojet Rocketdyne, Inc.	UTC	Granted	10/10/2003	12/30/2008	7,469,544	METHOD AND APPARATUS FOR INJECTING A FUEL INTO A COMBUSTOR ASSEMBLY
Aerojet Rocketdyne, Inc.	UTC	Granted	11/4/2010	2/8/2011	7,883,590	Heat treatable L1.sub.2 aluminum alloys
Aerojet Rocketdyne, Inc.	UTC	Granted	11/21/2005	1/19/2010	7,648,593	ALUMINUM BASED ALLOY
Aerojet Rocketdyne, Inc.	UTC	Granted	9/12/1996	1/26/1999	5,864,663	SELECTIVELY ENABLED WATCHDOG TIMER CIRCUIT (LIC HOLD)
Aerojet Rocketdyne, Inc.	UTC	Granted	11/7/2003	12/20/2005	6,976,679	INTER-FLUID SEAL ASSEMBLY AND METHOD THEREFOR
Aerojet Rocketdyne, Inc.	UTC	Granted	10/4/1995	10/13/1998	5,820,700	Nickel base superalloy columnar grain and equiaxed materials with improved performance in hydrogen and air

Aerojet Rocketdyne, Inc.	UTC	Granted	9/30/2002		7/1/2008	7,392,713	Monitoring System for Turbomachinery
Aerojet Rocketdyne, Inc.	UTC	Granted	3/28/2003		6/9/2009	7,543,764	Cold spray nozzle design
Aerojet Rocketdyne, Inc.	UTC	Granted	4/28/2003		8/22/2006	7,093,787	LIGHTNING STRIKE MITIGATION SYSTEM
Aerojet Rocketdyne, Inc.	UTC	Granted	2/26/2004		10/31/2006	7,127,899	NON-SWIRL DRY LOW NOX (DLN) COMBUSTOR
Aerojet Rocketdyne, Inc.	UTC	Granted	4/18/2008		8/23/2011	8,002,912	High strength L12 aluminum alloys
Aerojet Rocketdyne, Inc.	UTC	Granted	10/7/2010		3/22/2011	7,909,947	High strength L1.sub.2 aluminum alloys
Aerojet Rocketdyne, Inc.	UTC	Granted	8/23/2004		11/20/2007	7,296,965	Cryogenic bearings
Aerojet Rocketdyne, Inc.	UTC	Granted	4/1/2003		3/31/2009	7,510,995	APPLICATION OF A MIXED METAL OXIDE CATALYST TO A METALLIC SUBSTRATE
Aerojet Rocketdyne of DE, Inc.	Woodward	Granted	8/27/2008	12/199,376	8/12/2014	8,800,895	Piloted Variable Area Fuel Injector
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	2/7/2006	90/007,915	8/5/2009	6,246,219	STRING SWITCHING APPARATUS AND ASSOCIATED METHOD FOR CONTROLLABLY CONNECTING THE OUTPUT OF A SOLAR ARRAY STRING TO A REPSECTIVE POWER BUS
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	8/18/2008	12/193,253	7/5/2011	7,971,463	STIR FORMING APPARATUS

Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	1/25/2008	12/019,758	11/2/2010	7,824,507	METHOD FOR PREPARING NANOSTRUCTURED METAL ALLOYS HAVING INCREASED NITRIDE CONTENT
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	9/8/2003	10/658,598	9/8/2003	7,201,811	LARGE DIAMETER DOMES AND METHODS OF MANUFACTURING SAME
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	4/26/2005	11/114,457	7/18/2006	7,077,755	METHOD OF PREPARING ULTRA-FINE GRAIN METALLIC ARTICLES AND METALLIC ARTICLES PREPARED THEREBY
Aerojet Rocketdyne of DE, Inc.	Boeing	Granted	1/29/2004	10/707,969	5/24/2005	6,895,825	AN ULTRASONIC TRANSDUCER ASSEMBLY FOR MONITORING A FLUID FLOWING THROUGH A DUCT
Aerojet Rocketdyne, Inc.	UTC	Granted	1/22/2014	14/161,219	5/31/2016	9,356,303	SYSTEM AND METHOD FOR SENSING AND MITIGATING HYDROGEN EVOLUTION WITHIN A FLOW BATTERY SYSTEM
Aerojet Rocketdyne, Inc.	UTC	Granted	8/30/2010	12/871,024	11/12/2013	8,578,716	VALVE SYSTEM FOR A GAS TURBINE ENGINE
Aerojet Rocketdyne, Inc.	UTC	Granted	6/22/2010	12/820,335	4/24/2012	8,161,726	COOLING EXCHANGER DUCT
Aerojet Rocketdyne, Inc.	UTC	Granted	7/6/2006	11/481,550	8/3/2010	7,765,788	COOLING EXCHANGER DUCT
Aerojet Rocketdyne, Inc.	UTC	Granted	3/26/2004	10/811,203	2/22/2005	6,857,274	Fluid Injector and Injection Method
Aerojet Rocketdyne, Inc.	UTC	Granted	9/12/2002	10/242,341	10/12/2004	6,802,178	FLUID INJECTOR AND INJECTION METHOD

Aerojet Rocketdyne, Inc.	UTC	Granted	3/31/2003	10/405,000	7/27/2004	6,768,781	METHODS AND APPARATUSES FOR REMOVING THERMAL ENERGY FROM A NUCLEAR REACTOR
Aerojet Rocketdyne, Inc.	UTC	Filed	8/31/2015	14/840,389			DAMPER FOR AN INTEGRALLY BLADED ROTOR
Aerojet Rocketdyne, Inc.	UTC	Granted	7/23/2015	14/807,590	5/9/2017	9,647,273	FLOW BATTERY HAVING ELECTRODES WITH A PLURALITY OF DIFFERENT PORE SIZES AND OR DIFFERENT LAYERS
Aerojet Rocketdyne, Inc.	UTC	Filed	10/8/2014	14/509,685			METHOD AND SYSTEM FOR OPERATING A FLOW BATTERY SYSTEM BASED ON ENERGY COSTS

Out-Licensed Patents

Owner	Status	Appl. Date	Appl. No.	Grant Date	Patent No.	Title	License to U.S. Govt.	License to Boeing	License to UTC
Aerojet Rocketdyne of DE, Inc.	Issued	07/21/1997	08/896,737	02/09/2016	9,255,549	Laser Ignition for Liquid Propellant Rocket Engine Injectors		x	x
Aerojet Rocketdyne of DE, Inc.	Issued	07/07/1999	09/348,402	07/03/2001	6,253,539	Convective and Turbulent Shear Mixing Injector		x	x
Aerojet Rocketdyne of DE, Inc.	Issued	11/10/1999	09/438,089	11/20/2001	6,318,896	Annular Bearing With Diffuser and Inlet Flow Guide		x	x
Aerojet Rocketdyne of DE, Inc.	Issued	02/03/2000	09/497,578	08/20/2002	6,435,829	High Suction Performance and Low Cost Inducer Design Blade Geometry		x	x
Aerojet Rocketdyne of DE, Inc.	Issued	06/08/2000	09/590,624	11/06/2001	6,311,476	Integral Propulsion and Power Radiant Cavity Receiver		x	x
Aerojet Rocketdyne of DE, Inc.	Issued	06/08/2000	09/590,548	07/22/2003	6,595,751	COMPOSITE ROTOR HAVING RECESSED RADIAL SPLINES FOR HIGH TORQUE APPLICATIONS	x	x	x

Aerojet Rocketdyne of DE, Inc.	Issued	06/13/2000	09/592,724	07/23/2002	6,421,998	Thruster Device Responsive to Solar Radiation		x	x
Aerojet Rocketdyne of DE, Inc.	Issued	08/10/2000	09/636,536	04/23/2002	6,375,428	Turbine Blisk Rim Friction Finger Damper		x	x
Aerojet Rocketdyne of DE, Inc.	Issued	03/05/2001	09/799,248	11/19/2002	6,482,533	Article Having Imbedded Cavity		x	x
Aerojet Rocketdyne of DE, Inc.	Issued	07/03/2001	09/898,336	04/15/2003	6,547,526	Article Having Dampening Member Installed Into An Imbedded Cavity		x	x
Aerojet Rocketdyne of DE, Inc.	Issued	09/21/2001	09/957,859	07/15/2003	6,591,867	Variable-Gravity Anti-Vortex And Vapor-Ingestion-Suppression Device	x	x	x
Aerojet Rocketdyne of DE, Inc.	Issued	12/05/2001	10/007,403	05/06/2003	6,557,804	Rotating Solar Concentrator	x	x	x
Aerojet Rocketdyne of DE, Inc.	Issued	01/15/2002	10/047,776	07/22/2003	6,594,984	Combined Thrust and Power Generator for a Satellite		x	x
Aerojet Rocketdyne of DE, Inc.	Issued	03/15/2002	10/098,955	05/15/2007	7,216,477	Method and Apparatus for a Rocket Engine Power Cycle		x	x
Aerojet Rocketdyne of DE, Inc.	Issued	04/11/2002	10/120,584	01/13/2004	6,676,380	Turbine Blade Assembly with Pin Dampers		x	x
Aerojet Rocketdyne of DE, Inc.	Issued	04/26/2002	10/133,057	02/03/2004	6,685,435	Turbine Blade Assembly with Stranded Wire Cable Dampers		x	x
Aerojet Rocketdyne of DE, Inc.	Issued	06/20/2002	10/175,633	02/24/2004	6,695,579	Diffuser Having a Variable Blade Height		x	x
Aerojet Rocketdyne of DE, Inc.	Issued	07/16/2002	10/195,977	02/10/2004	6,688,100	Combustion Chamber Having a Multiple-piece Liner and Associated Assembly Method		x	x
Aerojet Rocketdyne of DE, Inc.	Issued	09/13/2002	10/243,961	11/23/2004	6,820,411	Compact, Lightweight High-Performance Lift Thruster Incorporating Swirl-Augmented Oxidizer/Fuel Injection, Mixing and Combustion		x	x
Aerojet Rocketdyne of DE, Inc.	Issued	11/08/2002	10/290,723	12/11/2007	7,306,710	Apparatus and Method for Electroplating a Metallic Film on a Rocket Engine Combustion Chamber Component		x	x

Aerojet Rocketdyne of DE, Inc.	Issued	11/19/2002	10/299,423	12/14/2004	6,829,884	Rocket Engine Combustion Chamber Having Multiple Conformal Throat Supports		x	x
Aerojet Rocketdyne of DE, Inc.	Issued	12/04/2002	10/309,833	10/24/2006	7,124,574	Method and Apparatus for a Substantially Coaxial Injector Element	x	x	x
Aerojet Rocketdyne of DE, Inc.	Issued	02/06/2003	10/360,469	11/29/2005	6,968,695	Compact Lightweight Ramjet Engines Incorporating Swirl Augmented Combustion With Improved Performance		x	x
Aerojet Rocketdyne of DE, Inc.	Issued	03/26/2003	10/397,881	10/10/2006	7,117,676	An Apparatus for Mixing Fluids		x	x
Aerojet Rocketdyne of DE, Inc.	Issued	04/01/2003	10/404,934	12/28/2004	6,834,494	Design and Assembly of a Catalyst Bed Gas Generator for the Catalytic Decomposition of High Concentration Hydrogen Peroxide Propellants and the Catalytic Combustion of HydrocarbonAir Mixtures	x	x	x
Aerojet Rocketdyne of DE, Inc.	Issued	05/02/2003	10/428,693	06/13/2006	7,061,607	Engine Spectrometer Probe and Method of Use	x	x	x
Aerojet Rocketdyne of DE, Inc.	Issued	05/08/2003	10/434,311	12/27/2005	6,979,911	Method and Apparatus for Solar Power Conversion		x	x
Aerojet Rocketdyne of DE, Inc.	Issued	05/15/2003	10/438,690	01/11/2005	6,840,275	Variable-Gravity Anti-Vortex And Vapor-Ingestion-Suppression Device	x	x	x
Aerojet Rocketdyne of DE, Inc.	Issued	05/19/2003	10/440,854	07/19/2005	6,918,243	Bi-Propellant Injection with Flame-Holding Zone Igniter		x	x
Aerojet Rocketdyne of DE, Inc.	Issued	05/19/2003	10/441,459	07/24/2012	8,225,481	Diffusion Bonded Composite Material and Method Therefor		x	x
Aerojet Rocketdyne of DE, Inc.	Issued	06/26/2003	10/606,564	03/15/2005	6,865,919	Method and Apparatus for Producing a Refined Grain Structure		x	x
Aerojet Rocketdyne of DE, Inc.	Issued	09/15/2003	10/662,751	09/29/2009	7,594,760	Bearing Cup Rotational Lock Assembly		x	x
Aerojet Rocketdyne of DE, Inc.	Issued	12/03/2003	10/726,953	11/22/2005	6,966,176	System and Fabrication Method for Actively Cooling High Performance Components		x	x

Aerojet Rocketdyne of DE, Inc.	Issued	12/16/2003	10/737,585	08/29/2006	7,097,414	Inducer Tip Vortex Suppressor		x	x
Aerojet Rocketdyne of DE, Inc.	Issued	01/06/2004	10/751,850	03/13/2007	7,188,417	Advanced L-Channel Welded Nozzle Design		x	x
Aerojet Rocketdyne of DE, Inc.	Issued	01/09/2004	10/754,267	09/25/2007	7,273,352	Inlet Partial Blades for Structural Integrity and Performance		x	x
Aerojet Rocketdyne of DE, Inc.	Issued	01/23/2004	10/763,764	09/26/2006	7,111,463	Combustion Wave Ignition for Combustors		x	x
Aerojet Rocketdyne of DE, Inc.	Issued	02/26/2004	10/787,914	07/04/2006	7,070,388	Inducer with Shrouded Rotor for High Speed Applications		x	x
Aerojet Rocketdyne of DE, Inc.	Issued	03/04/2004	10/793,506	07/05/2005	6,912,857	Torch Igniter		x	x
Aerojet Rocketdyne of DE, Inc.	Issued	03/26/2004	10/811,359	06/27/2006	7,066,714	High Speed Rotor Assembly Shroud	x	x	x
Aerojet Rocketdyne of DE, Inc.	Issued	05/04/2004	10/838,282	12/05/2006	7,144,049	Spherical Flange Assembly		x	x
Aerojet Rocketdyne of DE, Inc.	Issued	05/07/2004	10/841,652	07/31/2007	7,249,768	Shaft Seal Assembly and Method	x	x	x
Aerojet Rocketdyne of DE, Inc.	Issued	08/27/2004	10/929,070	11/21/2006	7,138,960	Deployable Electromagnetic Concentrator	x	x	x
Aerojet Rocketdyne of DE, Inc.	Issued	11/17/2005	11/282,038	04/11/2006	7,026,722	Method and Apparatus for Solar Power Conversion			x
Aerojet Rocketdyne of DE, Inc.	Issued	01/17/2006	11/333,691	07/28/2009	7,565,795	Piezo-Resonance Igniter and Ignition Method for Propellant Liquid Rocket Engine			x
Aerojet Rocketdyne of DE, Inc.	Issued	01/26/2006	11/340,202	08/01/2006	7,084,518	Method and Apparatus for Solar Power Conversion			x
Aerojet Rocketdyne of DE, Inc.	Issued	01/22/2007	11/625,440	02/26/2008	7,334,396	Method and Apparatus for a Rocket Engine Power Cycle			x
Aerojet Rocketdyne of DE, Inc.	Issued	01/30/2007	11/699,945	11/24/2009	7,623,974	System and Method for Detecting Onset of Structural Failure			x
Aerojet Rocketdyne of DE, Inc.	Issued	02/27/2007	11/711,379	06/29/2010	7,744,133	JOINTED HEAD WITH TEMPORARY CLAMP FOR STIRLING MACHINE	x		x

Aerojet Rocketdyne of DE, Inc.	Issued	04/17/2007	11/787,585	07/27/2010	7,762,058	Ultra-Compact, High Performance Aerovorical Rocket Thruster		x
Aerojet Rocketdyne of DE, Inc.	Issued	04/27/2007	11/741,197	06/09/2009	7,544,068	FULLY SHIELDED BACK SHELL FOR ELECTRICAL CONNECTOR	x	x
Aerojet Rocketdyne of DE, Inc.	Issued	05/04/2007	11/744,229	11/02/2010	7,826,054	FUEL CELL INSTRUMENTATION SYSTEM	x	x
Aerojet Rocketdyne of DE, Inc.	Issued	06/14/2007	11/762,923	04/12/2011	7,922,433	Locking Fastening Apparatus		x
Aerojet Rocketdyne of DE, Inc.	Issued	08/15/2007	11/838,912	10/20/2009	7,604,259	Device for Damping Bellows Vibration Utilizing Particle Damping		x
Aerojet Rocketdyne of DE, Inc.	Issued	10/01/2007	11/865,111	12/11/2012	8,331,525	Characteristic X-Ray Computed Laminography System For Home Made Explosives (HME) Detection		x
Aerojet Rocketdyne of DE, Inc.	Issued	10/29/2007	11/926,557	03/30/2010	7,689,385	METHOD OF ANIMATING STRUCTURAL VIBRATION UNDER OPERATIONAL CONDITIONS	x	x
Aerojet Rocketdyne of DE, Inc.	Issued	10/30/2007	11/928,204	08/16/2011	7,997,060	Rocket Engine Power Cycle		x
Aerojet Rocketdyne of DE, Inc.	Issued	05/14/2008	12/120,345	11/02/2010	7,823,510	Extended range projectile		x
Aerojet Rocketdyne of DE, Inc.	Issued	05/14/2008	12/120,355	02/22/2011	7,891,298	Guided Projectile		x
Aerojet Rocketdyne of DE, Inc.	Issued	06/02/2008	12/131,840	08/26/2014	8,814,562	IGNITER/THRUSTER WITH CATALYTIC DECOMPOSITION CHAMBER		x
Aerojet Rocketdyne of DE, Inc.	Issued	07/01/2008	12/165,703	05/20/2014	8,731,745	Sequence Diagram System		x
Aerojet Rocketdyne of DE, Inc.	Issued	08/18/2008	12/193,679	08/02/2016	9.404.441	Low Velocity Injector Manifold for Hypergolic Rocket Engine		x
Aerojet Rocketdyne of DE, Inc.	Issued	09/30/2008	12/286,480	10/14/2014	8,859,882	Solid State Heat Pipe (SSHP) Heat Rejection System for Space Power Systems		x

Aerojet Rocketdyne of DE, Inc.	Issued	11/16/2008	12/271,920	03/06/2012	8,127,443	Method of Fabricating a Rocket Engine Nozzle Using Pressure Brazing		x
Aerojet Rocketdyne of DE, Inc.	Issued	12/28/2008	12/344,570	08/31/2010	7,786,839	PASSIVE ELECTRICAL COMPONENTS WITH INORGANIC DIELECTRIC COATING LAYER		x
Aerojet Rocketdyne of DE, Inc.	Issued	02/13/2009	12/370,887	01/10/2012	RE43,080	Spherical Flange Assembly		x
Aerojet Rocketdyne of DE, Inc.	Issued	03/19/2009	12/407,002	12/08/2015	9,206,495	SUPERALLOY POWDER, METHOD OF PROCESSING, AND ARTICLE FABRICATED THEREFROM		x
Aerojet Rocketdyne of DE, Inc.	Issued	05/26/2009	12/472,326	05/14/2013	8,438,831	Piezo-Resonance Igniter and Ignition Method for Propellant Liquid Rocket Engine		x
Aerojet Rocketdyne of DE, Inc.	Issued	07/28/2009	12/510,425	11/19/2013	8,584,735	Cooling Device and Method with Synthetic Jet Actuator		x
Aerojet Rocketdyne of DE, Inc.	Issued	07/30/2009	12/512,531	11/13/2012	8,308,111	PANEL ASSEMBLY FOR A SPACE-BASED POWER GENERATION SYSTEM		x
Aerojet Rocketdyne of DE, Inc.	Issued	08/17/2009	12/542,241	07/03/2012	8,214,317	Failure Detection System Risk Reduction Assessment	x	x
Aerojet Rocketdyne of DE, Inc.	Issued	09/10/2009	12/556,606	07/26/2016	9,399,258	METHOD OF PROCESSING A BIMETALLIC PART		x
Aerojet Rocketdyne of DE, Inc.	Issued	11/06/2009	12/613,605	03/27/2012	8,141,339	Injector Assembly Having Multiple Manifolds for Propellant Delivery		x
Aerojet Rocketdyne of DE, Inc.	Issued	12/13/2009	13/203,027	11/11/2014	8,883,007	Fluid Separation System with Reduced Fouling		x
Aerojet Rocketdyne of DE, Inc.	Issued	12/18/2009	13/392,149	06/02/2015	9,046,058	System and Method of Combustion for Sustaining a Continuous Detonation Wave with Transient Plasma		x
Aerojet Rocketdyne of DE, Inc.	Issued	06/25/2010	12/823,408	06/17/2014	8,755,483	Nuclear Fuel		x
Aerojet Rocketdyne of DE, Inc.	Issued	07/06/2010	12/830,604	09/23/2014	8,839,761	Augmenter for Compound Compression Engine		x

Aerojet Rocketdyne of DE, Inc.	Issued	10/28/2010	12/913,839	05/24/2016	9,346,114	SUBSTRATE HAVING LASER SINTERED UNDERPLATE		x
Aerojet Rocketdyne of DE, Inc.	Issued	10/28/2010	12/913,841	10/08/2013	8,552,356	Optical Power Converter		x
Aerojet Rocketdyne of DE, Inc.	Issued	11/15/2010	12/946,296	08/20/2013	8,512,667	High-temperature Stable Nanocrystalline SiGe Thermoelectric Material	x	x
Aerojet Rocketdyne of DE, Inc.	Issued	12/15/2010	12/968,830	09/16/2014	8,836,169	Center-Tapped Solar Array and Power Distribution System for Same		x
Aerojet Rocketdyne of DE, Inc.	Issued	02/04/2011	13/021,146	10/06/2015	9,151,246	THRUST CHAMBER AND ROCKET ENGINE SYSTEM		x
Aerojet Rocketdyne of DE, Inc.	Issued	02/04/2011	13/021,249	10/14/2014	8,858,869	ADDMFG—METHOD FOR TREATING A POROUS ARTICLE		x
Aerojet Rocketdyne of DE, Inc.	Issued	02/07/2011	13/022,097	04/30/2013	8,431,061	METHOD FOR MANUFACTURING A CERAMIC COMPOSITE ARTICLE		x
Aerojet Rocketdyne of DE, Inc.	Issued	02/16/2011	13/028,779	12/09/2014	8,904,752	Injector Assembly for a Rocket Engine		x
Aerojet Rocketdyne of DE, Inc.	Issued	04/01/2011	13/078,567	01/31/2012	8,105,039	Airfoil Tip Shroud Damper		x
Aerojet Rocketdyne of DE, Inc.	Issued	05/05/2011	13/101,742	03/24/2015	8,987,579	Power Converter		x
Aerojet Rocketdyne of DE, Inc.	Issued	05/05/2011	13/101,767	07/22/2014	8,787,516	Thermoelectric Power Converter Support Structure		x
Aerojet Rocketdyne of DE, Inc.	Issued	06/02/2011	13/151,694	08/26/2014	8,816,639	Charge Balancing Topology		x
Aerojet Rocketdyne of DE, Inc.	Issued	06/07/2011	13/154,873	05/20/2014	8,727,283	Launch Abort and Orbital Maneuver System		x
Aerojet Rocketdyne of DE, Inc.	Issued	06/10/2011	13/157,970	09/16/2014	8,835,762	Apparatus For Electrical Isolation of Metallic Hardware	x	x
Aerojet Rocketdyne of DE, Inc.	Issued	07/14/2011	13/183,128	10/16/2012	8,286,335	Thermal Expansion Compensator		x
Aerojet Rocketdyne of DE, Inc.	Issued	07/15/2011	13/183,494	04/15/2014	8,696,033	Scissor Duct Flex Joint Damper		x

Aerojet Rocketdyne of DE, Inc.	Issued	09/01/2011	13/223,355	03/31/2015	8,992,149	Self Retaining Anti-Rotation Key	x		x
Aerojet Rocketdyne of DE, Inc.	Issued	11/29/2011	13/306,002	03/07/2017	9,586,702	Nitrous oxide system for producing breathing air			x
Aerojet Rocketdyne of DE, Inc.	Issued	12/14/2011	13/325,538	02/23/2016	9,269,940	System for Bypassing and Isolating Electrical Power Cells			x
Aerojet Rocketdyne of DE, Inc.	Issued	01/04/2012	13/343,026	05/05/2015	9,022,742	Blade Shroud for Fluid Element	x		x
Aerojet Rocketdyne of DE, Inc.	Issued	03/09/2012	13/416,440	11/24/2015	9,194,335	EXIT MANIFOLD FLOW GUIDE	x		x
Aerojet Rocketdyne of DE, Inc.	Issued	03/14/2012	13/420,021	09/22/2015	9,140,215	ROCKET ENGINE PRESSURE SENSE LINE			x
Aerojet Rocketdyne of DE, Inc.	Issued	05/16/2012	13/472,905	11/04/2014	8,875,510	Solar Receiver	x		x
Aerojet Rocketdyne of DE, Inc.	Issued	05/31/2012	13/484,595	10/01/2013	8,544,597	Tuned Damper Member			x
Aerojet Rocketdyne of DE, Inc.	Issued	06/18/2012	13/526,135	04/15/2014	8,695,540	FUEL-CRACKING DIESEL ENGINE SYSTEM			x
Aerojet Rocketdyne of DE, Inc.	Issued	09/14/2012	13/617,775	10/06/2015	9,149,870	Additive Manufacturing Chamber with Reduced Load			x
Aerojet Rocketdyne of DE, Inc.	Issued	03/14/2013	14/646,777	02/21/2017	9,574,668	Adjustable Valve Sleeve			x
Aerojet Rocketdyne of DE, Inc.	Pending	08/01/2007	11/832,086			IMPINGEMENT/CONVECTIVE COOLED COMBUSTION CHAMBER			x
Aerojet Rocketdyne of DE, Inc.	Pending	09/25/2012	13/626,239			FUNCTIONALLY GRADED ADDITIVE MANUFACTURING WITH IN SITU HEAT TREATMENT			x
Aerojet Rocketdyne of DE, Inc.	Pending	05/31/2013	14/761,743			ADDITIVE MANUFACTURING FOR ELEVATED-TEMPERATURE DUCTILITY AND STRESS RUPTURE LIFE			x
Aerojet Rocketdyne, Inc.	Issued	12/10/1997	08/988,059	05/24/2016	9,347,399	LASER IGNITION FOR LIQUID PROPELLANT ROCKET ENGINE INJECTORS		x	x

Aerojet Rocketdyne, Inc.	Issued	12/18/1997	08/993,811	06/25/2002	6,408,760	METHOD OF MANUFACTURING SOLID ROCKET MOTORS		x	x
Aerojet Rocketdyne, Inc.	Issued	11/10/1998	09/189,335	04/25/2000	6,053,636	HYDROSTATIC BEARING WITH COMPENSATORY FLUID INJECTION		x	x
Aerojet Rocketdyne, Inc.	Issued	06/29/2001	09/896,608	03/18/2003	6,532,741	GAS GENERATOR FOR PRODUCING ADJUSTABLE FLOW		x	x
Aerojet Rocketdyne, Inc.	Issued	06/29/2001	09/896,355	11/25/2003	6,652,248	CATALYST BED		x	x
Aerojet Rocketdyne, Inc.	Issued	07/16/2001	09/906,198	09/30/2003	6,627,126	PREPARATION METHOD FOR COMPOSITES CONTAINING REFRACTORY CARBIDES SUITABLE FOR PROPULSION APPLICATIONS		x	x
Aerojet Rocketdyne, Inc.	Issued	04/15/2003	10/414,321	12/14/2010	7,849,670	PROPULSION SYSTEM WITH INTEGRATED ROCKET ACCELERATOR		x	x
Aerojet Rocketdyne, Inc.	Issued	06/10/2003	10/458,123	05/08/2007	7,213,392	ROCKET ENGINE COMBUSTION CHAMBER		x	x
Aerojet Rocketdyne, Inc.	Issued	12/02/2003	10/726,398	04/18/2006	7,030,576	MULTICHANNEL HALL EFFECT THRUSTER		x	x
Aerojet Rocketdyne, Inc.	Issued	02/12/2004	10/777,435	05/20/2008	7,373,774	ENHANCED PERFORMANCE TORROIDAL COOLANT-COLLECTION MANIFOLD		x	x
Aerojet Rocketdyne, Inc.	Issued	04/15/2004	10/825,254	03/06/2007	7,185,675	REDUCED GAIN THRUST CONTROL VALVE		x	x
Aerojet Rocketdyne, Inc.	Issued	04/21/2004	10/830,272	03/13/2007	7,188,477	HIGH TEMPERATURE DYNAMIC SEAL FOR SCRAMJET VARIABLE GEOMETRY	x	x	x
Aerojet Rocketdyne, Inc.	Issued	04/22/2004	10/829,890	10/10/2006	7,117,680	COOLING SCHEME FOR SCRAMJET VARIABLE GEOMETRY HARDWARE	x	x	x
Aerojet Rocketdyne, Inc.	Issued	07/21/2004	10/895,777	07/24/2007	7,246,483	ENERGETIC DETONATION PROPULSION		x	x

Aerojet Rocketdyne, Inc.	Issued	07/21/2004	10/895,775	04/17/2007	7,204,078	STAGED EMITTER-ATTRACTOR ION DRIVE		x	x
Aerojet Rocketdyne, Inc.	Issued	08/27/2004	10/927,978	10/02/2007	7,276,290	CRYOGENIC INSULATION	x	x	x
Aerojet Rocketdyne, Inc.	Issued	11/10/2004	10/985,273	11/27/2007	7,299,551	A method of assembling a rocket engine with a transition zone between the combustion chamber and the coolant system		x	x
Aerojet Rocketdyne, Inc.	Issued	11/29/2004	10/999,602	02/12/2008	7,328,571	SEMI-AXISYMMETRIC SCRAMJET FLOWPATH WITH CONFORMAL NOZZLE		x	x
Aerojet Rocketdyne, Inc.	Issued	07/06/2005	11/175,671	06/24/2008	7,389,636	BOOSTER ROCKET ENGINE USING GASEOUS HYDROCARBON IN CATALYTICALLY ENHANCED GAS GENERATOR CYCLE		x	x
Aerojet Rocketdyne, Inc.	Issued	12/07/2005	11/296,961	03/25/2008	7,347,041	ROCKET ENGINE COMBUSTION CHAMBER			x
Aerojet Rocketdyne, Inc.	Issued	04/28/2006	11/414,605	02/28/2012	8,122,703	COAXIAL IGNITION ASSEMBLY			x
Aerojet Rocketdyne, Inc.	Issued	09/06/2006	11/516,417	03/30/2010	7,685,807	Three Component Injector for Kerosene-Oxygen Rocket Engine			x
Aerojet Rocketdyne, Inc.	Issued	06/13/2008	12/138,710	08/07/2012	8,236,190	Recast Removal Method			x
Aerojet Rocketdyne, Inc.	Issued	08/11/2008	12/189,587	10/09/2012	8,281,603	FASTENER ASSEMBLY FOR CONNECTING ROCKET ENGINE NOZZLES	x		x
Aerojet Rocketdyne, Inc.	Issued	09/18/2008	12/212,975	08/14/2012	8,242,375	Conductive Emissions Protection			x
Aerojet Rocketdyne, Inc.	Issued	09/22/2008	12/234,851	04/30/2013	8,429,894	Nano-grained Aluminum Alloy Bellows			x
Aerojet Rocketdyne, Inc.	Issued	11/20/2008	12/274,578	08/16/2011	8,000,431	Method and Composition for Moderated Nuclear Fuel			x
Aerojet Rocketdyne, Inc.	Issued	06/01/2012	13/486,490	03/17/2015	8,981,232	Conductive Emissions Protection			x

Aerojet Rocketdyne, Inc.	Issued	03/19/2014	14/219,041	10/10/2017	9,788,459	THERMAL STAND-OFF WITH TORTUOUS SOLID-WALL THERMAL CONDUCTION PATH	x
Aerojet Rocketdyne, Inc.	Pending	11/25/2014	15/518,191			IMPROVED VALVE OPENING SPEED USING PULSE WIDTH MODULATION FREQUENCY POWER CONTROL	x
Aerojet Rocketdyne, Inc.	Pending	06/29/2015	15/312,720			TURBOPUMP WITH AXIALLY CURVED VANE	x
Aerojet Rocketdyne, Inc.	Pending	06/29/2017	PCT/US2017/039938			Coaxial Tri-propellant Injector Element	x
Aerojet Rocketdyne, Inc.	Pending	07/26/2017	PCT/US2017/043866			Stepped Slinger	x
Aerojet Rocketdyne, Inc.	Pending	07/26/2017	PCT/US2017/043895			Fuel Drain for Liquid Propellant Rocket Engine	x
Aerojet Rocketdyne, Inc.	Pending	12/04/2017	PCT/US2017/064452			Plasma Discharge Impedance Tester and Measurement Method	x
Aerojet Rocketdyne, Inc.	Pending	12/21/2017	PCT/US17/67813			High-Voltage Power Converter with Recirculating Snubber	x
ARDE, Inc.	Issued	09/21/2005	11/232,463	03/03/2009	7,497,919	Method for Making a Multilayer composite Pressure Vessel		x
ARDE, Inc.	Issued	11/04/2008	12/290,819	07/09/2013	8,481,136	MULTILAYER COMPOSITE PRESSURE VESSEL AND METHOD FOR MAKING THE SAME		x
ARDE, Inc.	Issued	06/11/2013	13/914,689	09/02/2014	8,821,667	MULTILAYER COMPOSITE PRESSURE VESSEL AND METHOD FOR MAKING THE SAME		x

Schedule 5.19(c)

Owned and Leased Property

OWNED PROPERTIES

Street	City	County	State	Zip Code
Aerojet Rocketdyne Holdings, Inc.
McDermont Ranch	Chino Hills	San Bernardino	CA	91709
11260 Pyrites Way	Gold River	Sacramento	CA	95670
70 General Street	Lawrence	Essex	MA	01842
Aerojet Rocketdyne, Inc.
Range 15W, Township 12S Section 32, QTR1 SW	(east of) Camden	Calhoun	AR	71707
Route 4, Box 454E Woodview Road	Chino Hills	San Bernardino	CA	91709
Highway 50 and Aerojet Road	Rancho Cordova	Sacramento	CA	95742
Garfield Flats		Mineral County	NV	89415
7499 Pine Stake Road 72 existing buildings and 8 under construction	Culpeper	Orange	VA	22701
11441 Willows NE 21 buildings	Redmond	King	WA	98052
Aerojet Rocketdyne of DE, Inc.
8900 De Soto Avenue 9 buildings	Los Angeles	Los Angeles	CA	91304
Aerojet Ordnance Tennessee
1367 Old State Route 34	Jonesborough	Washington	TN	37659

LEASED PROPERTIES

Street	City	County	State	Zip Code
Aerojet Rocketdyne Holdings, Inc.
222 N. Pacific Coast Hwy, 5th Floor	El Segundo	Los Angeles	CA	90245
Aerojet Rocketdyne, Inc.
950 Explorer Blvd	Huntsville	Madison	AL	35806
7800 Pulaski Pike NW	Huntsville	Madison	AL	35810
Highland Industrial Park	(east of) Camden	Calhoun	AR	71707
143 Sunbelt Drive	Camden	Ouachita	AR	71701
1180 Iron Point Road, Suite 350	Folsom	Sacramento	CA	95630
604 Spring Street (and other non-mailing properties)	Socorro	Socorro	NM	87801
Commonwealth Tower 1300 Wilson Blvd, Suite 1000	Arlington	Arlington	VA	22209-2307
5731 Wellington Road, Building 300	Gainesville	Prince William	VA	20155
8050 Piney Branch Road, Building 450	Gainesville	Prince William	VA	20155
Aerojet Rocketdyne of DE, Inc.
9425 Canoga Avenue	Chatsworth	Los Angeles	CA	91311
15270 Endeavor Drive	Jupiter	Palm Beach	FL	33478
17900 Beeline Highway	Jupiter	Palm Beach	FL	33478
Leonard Kimball Road, Building 9101	Stennis Space Center	Hancock	MS	39529
ARDE, Inc.
875 Washington Avenue	Carlstadt	Bergen	NJ	07072
401 Washington Avenue (storage warehouse, month-to-month lease)	Carlstadt	Bergen	NJ	07072

Schedule 5.22

Labor Matters

Location	Union	Exp. Date	BU EEs
Sacramento [Rancho Cordova, CA]	International Union of Operating Engineers [“Welders”]	8-25-20	2
Sacramento [Rancho Cordova, CA]	International Association of Machinists & Aerospace Workers (“IAM”) [“Machinists”]	6-19-20	301
ARDE [Carlstadt, NJ]	International Brotherhood of Teamsters (“IBT”) [“Teamsters”]	6-26-20	29
De Soto [Canoga Park, CA]	United Automobile Workers [“Auto Workers”]	9-29-18	246
De Soto [Canoga Park, CA]	International Brotherhood of Electrical Workers [“Electricians”]	10-27-18	6
De Soto [Canoga Park, CA]	IBT [“Teamsters”]	10-27-18	5
De Soto [Canoga Park, CA]	Sheetmetal, Airline, Rail & Transportation Workers [“Welders”]	10-27-18	6
West Palm Beach, FL	IAM [“Machinists”]	7-27-19	97

Schedule 5.23

Material Contracts

Indenture, dated as of December 14, 2016, between Aerojet Rocketdyne Holdings, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to Aerojet Rocketdyne Holdings, Inc.’s 2.25% Convertible Senior Notes due 2023

Schedule 7.01

Liens Existing as of the First Amendment Effective Date

1.

Those Liens and other encumbrances contained in that certain Agreement Granting Right to Mine Aggregates by and between Aerojet Rocketdyne, Inc. (“Aerojet”) and Granite Construction Company (“Granite”) dated on or about November 19, 2004, as amended from time to time pursuant to which Aerojet granted Granite the exclusive rights to mine and remove certain rock, sand, gravel, gold and silver from certain real property of Aerojet’s located in the County of Sacramento, California, including the non-exclusive right to occupy and use certain portions of the real property for such purposes subject to the terms of such agreement.

2.

Liens on all money and property transferred, delivered and deposited from time to time by or for the account of Aerojet Rocketdyne, Inc. to and with Regions Bank, as Trustee, pursuant to that certain BPOU Trust Agreement evidenced by that certain UCC financing statement #OH00210936340 (5/5/2017) filed with the Ohio Secretary of State with Regions Bank, as Trustee, as secured party.

Schedule 7.02

Indebtedness Existing as of the First Amendment Effective Date

Indebtedness in an aggregate principal amount equal to $24,000,000 in respect of Capitalized Leases relating to the Borrower’s leased property located at 950 Explorer Blvd., Huntsville, Alabama

Indebtedness in an aggregate principal amount equal to $2,500,000 in respect of Capitalized Leases relating to equipment leased by Aerojet Rocketdyne, Inc. from CGI Federal, Inc.

Schedule 7.03

Investments Existing as of the First Amendment Effective Date

Unified Nexsys - In January 2013, Aerojet Rocketdyne, Inc. (formerly Aerojet-General Corporation) purchased 2,272,727 shares of Series A Preferred Stock and 454,545 shares of common stock from Unified Nexsys, Inc. representing an approximate 27% interest in Unified Nexsys. The Company wrote down its approximately $0.5 million investment in Unified Nexsys to zero in 2014.

ABGL LLC - As of May, 2015, Aerojet Rocketdyne, Inc. owns 25% interest in ABGL LLC, which is an entity whose members are signatories to a Limited Cost Sharing, Joint Defense and Confidentiality Agreement for the Ontario Airport Site, Ontario California, for the purpose of constructing and operating groundwater monitoring wells in or near Ontario, California. Other interest holders include The Boeing Company, Lockheed Martin Corporation and General Electric Company.

Investments existing as of the First Amendment Effective Date consisting of the ownership of the Equity Interests of the Subsidiaries set forth on Schedule 5.18 of the Credit Agreement.

EXHIBIT A

[Form of]

Assignment and Assumption

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other Loan Documents in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below (including, without limitation, the [Letters of Credit and the Swingline Loans] included in such facilities5) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Loan Documents or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (a) and (b) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

[1]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.
[5]	Include all applicable subfacilities.

3.	Borrower: Aerojet Rocketdyne Holdings, Inc., a Delaware corporation

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.

Credit Agreement: Fourth Amended and Restated Credit Agreement, dated as of June 17, 2016 among the Borrower, the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, an L/C Issuer, and Swingline Lender

6.	Assigned Interest:

Assignor[s][6]	Assignee[s][7]	Facility Assigned[8]	Aggregate Amount of Commitment/ Loans for all Lenders[9]	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans[10]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.	Trade Date:__________________][11]

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[6]	List each Assignor, as appropriate.
[7]	List each Assignee, as appropriate.
[8]

Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving A Commitment”, “Revolving B Commitment”, “Term Commitment”, etc.).

[9]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[10]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[11]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and][12] Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By:
Name:
Title:

[Consented to:][13]

By:
Name:
Title:

[12]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[13]	To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, L/C Issuers) is required by the terms of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

Standard Terms and Conditions for Assignment and Assumption

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under the terms of the Credit Agreement (subject to such consents, if any, as may be required under the terms of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to the terms of the Credit Agreement, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

[Form of] Compliance Certificate

☐ Check for distribution to Public Lenders and private side Lenders

☐ Check for distribution to private side Lenders only

Financial Statement Date: [________, ____]

TO:	Bank of America, N.A., as Administrative Agent

RE:

Fourth Amended and Restated Credit Agreement, dated as of June 17, 2016, by and among Aerojet Rocketdyne Holdings, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

The undersigned Responsible Officer1 hereby certifies as of the date hereof that [he/she] is the [_____________________] of the Borrower, and that, as such, [he/she] is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Borrower and the other Loan Parties, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. The Borrower has delivered the year-end audited financial statements required by Section 6.01(a) of the Credit Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. The Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Credit Agreement for the fiscal quarter of the Borrower ended as of the above date. Such Consolidated financial statements fairly present the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under [his/her] supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower and its Subsidiaries during the accounting period covered by such financial statements.

[1]	This Compliance Certificate should be from the chief executive officer, chief financial officer, treasurer or controller of the Borrower.

3. A review of the activities of the Borrower and its Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower and each of the other Loan Parties performed and observed all its obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned, during such fiscal period each of the Loan Parties performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

--or—

[to the best knowledge of the undersigned, the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The financial covenant analyses and information and the Available Amount calculation set forth on Schedule A attached hereto are true and accurate on and as of the date of this Compliance Certificate.

[5. Attached hereto as Schedule B is a listing of (a) all applications by any Loan Party, if any, for any Intellectual Property made since the date of the prior Compliance Certificate delivered by the Borrower (or, in the case of the first Compliance Certificate, since the Closing Date), (b) all issuances of registrations or letters on existing applications by any Loan Party for any Intellectual Property received since the date of the prior Compliance Certificate delivered by the Borrower (or, in the case of the first Compliance Certificate, since the Closing Date), and (c) all licenses relating to any Intellectual Property entered into by any Loan Party since the date of the prior Compliance Certificate delivered by the Borrower (or, in the case of the first Compliance Certificate, since the Closing Date).2]

[6. Attached hereto as Schedule C is any updated insurance binder or other evidence of insurance for any insurance coverage of any Loan Party that was renewed, replaced or modified during the period covered by this Compliance Certificate.3]

[7]. Attached hereto as Schedule D is a management report setting forth customary information with respect to contract backlog during the period covered by this Compliance Certificate.

[8. Attached hereto as Schedule E are the unaudited consolidating financial statements for the fiscal period of the Borrower as of the above date, reflecting true and complete adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from the Consolidated financial statements for such fiscal period.]

Delivery of an executed counterpart of a signature page of this Compliance Certificate by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Compliance Certificate.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[2]	To be included with Compliance Certificates delivered in connection with fiscal year-end financial statements. If no such updates are applicable, Schedule B should reflect “None”.
[3]	To be included with Compliance Certificates delivered in connection with fiscal year-end financial statements. If no such updates are applicable, Schedule C should reflect “None”.

AEROJET ROCKETDYNE HOLDINGS, INC., a Delaware corporation

By:
Name:
Title:

Schedule A

Financial Statement Date: [________, ____] (“Statement Date”)

Computation of Financial Covenants and Available Amount

Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement. In the event of conflict between the provisions and formulas set forth in this Schedule A and the provisions and formulas set forth in the Credit Agreement, the provisions and formulas of the Credit Agreement shall prevail.

1.	Consolidated Net Leverage Ratio

(a)	Consolidated Funded Indebtedness:

(i)	Funded Indebtedness of the Borrower and its Restricted Subsidiaries on a Consolidated basis determined in accordance with GAAP:[1]

(A) all obligations of such Person for borrowed money (including the Obligations)	$__________

(B) all obligations of such Person evidenced by bonds (other than TAB Indebtedness), debentures, notes or similar instruments, or upon which interest payments are customarily made	$__________

(C) the maximum amount of Earn Out Obligations to the extent such Earn Out Obligations appear as liabilities on a balance sheet of such Person	$__________

(D) all Attributable Indebtedness	$__________

(E)  all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Disqualified Capital Stock in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends

$__________

[1]

Funded Indebtedness shall not include (i) Indebtedness permitted under Sections 7.02(j) and (m) of the Credit Agreement (the aggregate amount of which is $[TBD] as of the Statement Date), (ii) any Indebtedness of the Loan Parties backed by Earmarked Cash (the aggregate amount of which is $[TBD] as of the Statement Date), or (iii) other Indebtedness to the extent the proceeds of such Indebtedness are held in a blocked account with the Administrative Agent or a separate account with an escrow agent, in each case, for purposes of funding a Permitted Acquisition (the aggregate amount of which is $[TBD] as of the Statement Date).

(F)  all Indebtedness of others of the types described in Items 1(a)(i)(A) through 1(a)(i)(E) hereof secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed

$__________

(G) all Guarantees with respect to Funded Indebtedness of the types specified in Items 1(a)(i)(A) through 1(a)(i)(F) hereof of another Person	$__________

(H)  all Indebtedness of the types described in Items 1(a)(i)(A) through 1(a)(i)(G) hereof of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer (to the extent that such Person is liable therefore) calculated based on the percentage of such Indebtedness for which such Person is liable

$__________

(ii) Consolidated Funded Indebtedness [(a)(i)(A) + (a)(i)(B) + (a)(i)(C) + (a)(i)(D) + (a)(i)(E) + (a)(i)(F) + (a)(i)(G) + (a)(i)(H)]	$__________

(iii) Designated Cash (in an aggregate amount not to exceed $265,000,000)	$__________

(b)	Consolidated EBITDAP for the Measurement Period ended on the Statement Date:

(i) Consolidated Net Income

(A) the net income (or loss) of the Borrower and its Restricted Subsidiaries on a Consolidated basis determined in accordance with GAAP and before any reduction in respect of preferred stock dividends	$__________

(B)  any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with (x) any Disposition outside the ordinary course of business, or (y) the Disposition of any Equity Interest or the extinguishment of any Indebtedness

$__________

(C)  any restructuring charges or reserves (which shall include retention, severance, systems establishment cost, excess pension charges, contract termination costs, including future lease commitments, costs related to start up, closure, relocation or consolidation of facilities, costs to relocate employees, consulting fees, one time information technology costs, one time branding costs and losses on the sale of assets and from closures) in an aggregate amount for all cash charges not to exceed $20,000,000 in such period

$__________

(D)  any extraordinary gain (or loss) or non-recurring or unusual items, together with any related provision for taxes on such gain (or loss), or item including (x) Acquisition-related pension or employee benefit expenses, and (y) fees and expenses related to the issuance of Equity Interests or Indebtedness, Permitted Acquisitions or Investments permitted pursuant to Section 7.03 of the Credit Agreement; provided, that, any cash payment made in connection with a non-cash charge (other than any non-cash charge under Item 1((b)(i)(C) above) excluded from Consolidated Net Income in a prior period shall be deducted from the calculation of Consolidated Net Income in the period such payment is actually made

$__________

(E) any net income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period)	$__________

(F)  any gain (or loss), together with any related provision for taxes on such gain (or loss), attributable to the early repurchase, extinguishment or conversion of Indebtedness, hedging obligations or other derivative instruments (including any premiums paid) and the write-off of any issuance costs incurred by such Person in connection with the refinancing or repayment of any Indebtedness

$__________

(G) any after-tax effect of income (or loss) from the early extinguishment or conversion of Indebtedness or obligations under Swap Contracts or other derivative instruments	$__________

(H)  any non-cash charge, expense or other impact or adjustment attributable to application of the purchase method of accounting (including the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write-up of assets to the extent resulting from such purchase accounting adjustments)

$__________

(I)   any non-cash asset impairment charge, including with respect to goodwill or other intangible assets and equity method investments and any write-ups, write-downs or write-offs of assets (including intangible assets, goodwill and deferred financing costs but excluding accounts receivable)

$__________

(J)   any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees; provided, that, such shares, options or other rights can be redeemed at the option of the holder only for Equity Interests of any Loan Party (other than Disqualified Capital Stock)

$__________

(K) any non-cash gains or losses, together with any related provision for taxes on such gains or losses, related to retirement benefit plans and any non-cash employee-related benefit expenses	$__________

(L)  any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations denominated in a currency other than the functional currency of such Person

$__________

(M) the non-cash portion of “straight-line” rent expense	$__________

(N) non-cash charges for deferred tax asset allowances	$__________

(O) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interest of third parties in any non-wholly owned Subsidiary	$__________

(P)  charges related to legal matters involving the Borrower and its Subsidiaries with respect to the Specified Legal Claims in an amount not to exceed $30,000,000 in the aggregate after the Closing Date

$__________

(Q) earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments	$__________

(R) the cumulative effect of a change in accounting principles	$__________

(S) interest income arising from TAB Indebtedness permitted pursuant to Section 7.02(r) of the Credit Agreement	$__________

(T)  Consolidated Net Income[2]

[(b)(i)(A) – (b)(i)(B) – (b)(i)(C) – (b)(i)(D) – (b)(i)(E) – (b)(i)(F) – (b)(i)(G) – (b)(i)(H) – (b)(i)(I) – (b)(i)(J) – (b)(i)(K) – (b)(i)(L) – (b)(i)(M) – (b)(i)(N) – (b)(i)(O) – (b)(i)(P) – (b)(i)(Q) – (b)(i)(R) – (b)(i)(S)]

$__________

plus the following to the extent deducted in calculating such Consolidated Net Income (without duplication):

(ii) Consolidated Interest Charges for such period	$__________

(iii) tax expense (including, without limitation, any federal, state, local and foreign income (or equivalent) taxes) of the Borrower and its Restricted Subsidiaries for such period	$__________

[2]

To the extent not already included in the Consolidated Net Income of the Borrower and its Restricted Subsidiaries, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Acquisition, Investment or any Disposition of assets permitted under the Credit Agreement.

(iv)  depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses or charges (excluding amortization of a prepaid cash expense that was paid in a prior period, and provided that if any such other non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) the Borrower may determine not to add back such non-cash charge in the current period and (B) to the extent the Borrower does decide to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDAP to such extent) of the Borrower and its Restricted Subsidiaries for such period

$__________

(v)    the amount of net cost savings and synergies projected by the Borrower, as determined by the chief financial officer of the Borrower, to be realized as a result of specified actions taken or reasonably expected to be taken within twelve (12) months after the date of determination to take such action, in the reasonable judgment of the chief financial officer of the Borrower (calculated on a Pro Forma Basis as though such cost savings or synergies had been realized on the first day of such period and as if such cost savings and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided, that, (A) such cost savings or synergies are reasonably identifiable and factually supportable and (B) the aggregate amount added back pursuant to this Item 1(b)(v) for any period shall not exceed twenty percent (20%) of Consolidated EBITDAP (calculated without giving effect to the add backs permitted pursuant to this Item 1(b)(v)) for such period

$__________

minus the following to the extent included in calculating such Consolidated Net Income (without duplication):

(vi) all non-cash income or gains for such period	$__________

(vii) federal, state, local and foreign income tax credits of the Borrower and its Restricted Subsidiaries during such period	$__________

(viii) Consolidated EBITDAP [((b)(i)(T)) + ((b)(ii) + (b)(iii) + (b)(iv) + (b)(v) – (b)(vi) – (b)(vii))][3]	$__________

[3]

Notwithstanding anything to the contrary set forth herein, subject to Section 1.03(d) of the Credit Agreement, “Consolidated EBITDAP” for (w) the fiscal quarter ended September 30, 2017 shall be equal to $14,200,000, (x) the fiscal quarter ended December 31, 2017 shall be equal to $61,200,000, (y) the fiscal quarter ended March 31, 2018 shall be equal to $47,700,000, and (z) for the fiscal quarter ended June 30, 2018 shall be equal to $82,000,000.

(c) Consolidated Net Leverage Ratio [((a)(ii) – (a)(iii)) / (b)(viii)]	__________:1.0

Compliance with Section 7.11(a) of the Credit Agreement:	Y ☐ N ☐

2.	Consolidated Interest Coverage Ratio

(a) Consolidated EBITDAP for the Measurement Period ended on the Statement Date [Item 1(b)(viii)]	$__________

(b) Consolidated Interest Charges (net of interest income) for the Measurement Period ended on the Statement Date	$__________

(c) Consolidated Interest Coverage Ratio [(a)/(b)]	__________:1.0

Compliance with Section 7.11(b) of the Credit Agreement:	Y ☐ N ☐

3.	Available Amount

(a)	The sum, without duplication, of:

(i) $25,000,000	$__________

(ii)   an amount, not less than zero in the aggregate, equal to fifty percent (50%) of the cumulative Consolidated Net Income of the Borrower for the period (taken as one accounting period) commencing from the first day of the first full fiscal quarter following the Closing Date to the Statement Date

$__________

(iii)   one hundred percent (100%) of the net cash proceeds received by the Borrower prior to the Statement Date from issuances after the Closing Date of Qualified Capital Stock of the Borrower (solely to the extent such net cash proceeds are Not Otherwise Applied)

$__________

(iv)  the amount of any Investment made following the Closing Date in reliance on the Available Amount to the extent that such amount is returned in cash prior to the Statement Date from the return of or return on principal of such Investment (other than a sale to a Loan Party or Restricted Subsidiary), or from a dividend or interest received with respect to such Investment

$__________

(v)    the amount by which Indebtedness of the Borrower or its Restricted Subsidiaries is reduced on the Borrower’s Consolidated balance sheet prior to the Statement Date upon the conversion or exchange of such Indebtedness for Qualified Capital Stock of the Borrower (less the amount of any cash or the Fair Market Value of other property distributed by the Borrower or any Restricted Subsidiary upon such conversion or exchange, other than in connection with a restructuring)

$__________

(vi)  in the event that the Borrower re-designates any Unrestricted Subsidiary (other than any Subsidiary that was an Excluded Subsidiary on the Closing Date, any Excluded Subsidiary or any other Unrestricted Subsidiary to which any Subsidiary that was an Excluded Subsidiary on the Closing Date or any other Excluded Subsidiary transfers all or any significant portion of its assets after the Closing Date) as a Restricted Subsidiary after the Closing Date but prior to the Statement Date, the Fair Market Value (as determined in good faith by the Borrower (such determination to be subject to the approval of the Administrative Agent (not to be unreasonably withheld or delayed))) of the Borrower’s Investment in such Unrestricted Subsidiary at the time of such re-designation

$__________

(b)	The sum of:

(i) the cumulative aggregate amount of all Investments made in reliance on the Available Amount pursuant to Section 7.03(m) of the Credit Agreement	$__________

(ii) the cumulative aggregate amount of all Restricted Payments made in reliance on the Available Amount pursuant to Section 7.06(g) of the Credit Agreement	$__________

(iii) the cumulative aggregate amount of all Junior Debt Payments made in reliance on the Available Amount pursuant to Section 7.14(b) of the Credit Agreement	$__________

(c)	Available Amount

[(a)(i) + (a)(ii) + (a)(iii) + (a)(iv) + (a)(v) + (a)(vi) – (b)(i) – (b)(ii) – (b)(iii)]	$__________

[Schedule B

Intellectual Property]

[Schedule C

Insurance]

Schedule D

Contract Backlog

[Schedule E

Adjustments for Unrestricted Subsidiaries]

EXHIBIT G

[Form of]

Loan Notice

TO:	Bank of America, N.A., as Administrative Agent

RE:

Fourth Amended and Restated Credit Agreement, dated as of June 17, 2016, by and among Aerojet Rocketdyne Holdings, Inc., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

The undersigned hereby requests (select one):

☐	A Borrowing of [Revolving A][Revolving B][Term][Incremental Term] Loans

☐	A [conversion] or [continuation] of [Revolving A][Revolving B][Term][Incremental Term] Loans

---

1.	On ________________ (the “Credit Extension Date”).

2.	In the amount of [$] [in the following currency: _______].

3.	Comprised of: ☐ Base Rate Loans

                         ☐ Eurocurrency Rate Loans

4.	For Eurocurrency Rate Loans: with an Interest Period of __ months.

With respect to such Borrowing, conversion or continuation, the undersigned Borrower hereby represents and warrants that [(i) such request complies with the requirements of [Section 2.01(a)][Section 2.01(b)(i)][Section 2.01(b)(ii)][Section 2.01(c)] of the Credit Agreement and (ii)] each of the conditions set forth in Section 4.03 of the Credit Agreement have been satisfied on and as of the Credit Extension Date.

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

AEROJET ROCKETDYNE HOLDINGS, INC., a Delaware corporation

By:

Name:
Title:

EXHIBIT H

[Form of]

Notice of Additional L/C Issuer

TO:	Bank of America, N.A., as Administrative Agent

RE:

Fourth Amended and Restated Credit Agreement, dated as of June 17, 2016, by and among Aerojet Rocketdyne Holdings, Inc., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

[Insert Name of additional L/C Issuer] (the “Lender”), a Lender under the Credit Agreement and the Borrower hereby provide notice to the Administrative Agent and the L/C Issuer(s) pursuant to the terms of Section 2.03(l) that the Lender wishes to become an L/C Issuer under the Credit Agreement.

It is hereby agreed that upon receipt by the Administrative Agent of a fully executed copy of this Notice, the Lender shall be deemed an L/C Issuer under the Credit Agreement and an L/C Commitment of $[__].

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

A duly authorized officer of the undersigned has executed this notice as of the day and year set forth above.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

AEROJET ROCKETDYNE HOLDINGS, INC., a Delaware corporation

By:
Name:
Title:

[ADDITIONAL L/C ISSUER’S NAME]

By:
Name:
Title:

Acknowledged and Agreed:

BANK OF AMERICA, N.A. as Administrative Agent

By:
Name:
Title:

BANK OF AMERICA, N.A., as L/C Issuer

By:
Name:
Title:

[[INSERT OTHER L/C ISSUERS], as L/C Issuer

By:
Name:
Title:

EXHIBIT I

[Form of]

Notice of Loan Prepayment

TO:	Bank of America, N.A., as [Administrative Agent][Swingline Lender]

RE:

Fourth Amended and Restated Credit Agreement, dated as of June 17, 2016, by and among Aerojet Rocketdyne Holdings, Inc., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

The Borrower hereby notifies the Administrative Agent that on _____________20 pursuant to the terms of Section 2.05 (Prepayments) of the Credit Agreement, the Borrower intends to prepay/repay the following Loans as more specifically set forth below:

☐	Optional prepayment of [Revolving A Loans][Revolving B Loans][Term Loans][Incremental Term Loans] in the following amount(s):

☐	Base Rate Loans: $____________[21]

☐	Eurocurrency Rate Loans: $_____________[22]

In the following Alternative Currency: _________

Applicable Interest Period: ___________________

☐	Optional prepayment of Swingline Loans in the following amount:
$___________________[23]

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[20]	Specify date of such prepayment.
[21]	Any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof (or if less, the entire principal amount thereof outstanding).
[22]

Any prepayment of Eurocurrency Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof (or if less, the entire principal amount thereof outstanding).

[23]	Any prepayment of Swingline Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof (or if less, the entire principal amount thereof outstanding).

AEROJET ROCKETDYNE HOLDINGS, INC., a Delaware corporation

By:
Name:
Title: